UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
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PNM Resources

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

Leading the way toward an emissions-free energy future

2021

PNM Resources, Inc. 414 Silver Ave. SW Albuquerque, NM 87102-3289 www.pnmresources.com
NOTICE OF 2021 ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders: The 2021 Annual Meeting of shareholders of PNM Resources, Inc. will be held as follows:

DATE AND TIME:	Tuesday, May 11, 2021, at 9:00 a.m. Mountain Daylight Time
PLACE:
Due to the public health impact of the ongoing coronavirus (COVID-19) pandemic and in accordance with Executive Order 2021-008 issued by the Governor of the State of New Mexico and to support the health and well-being of our shareholders, the Annual Meeting will be held only through a remote communication in a virtual meeting format and will not be held at a physical location. Therefore, you will not be able to attend the Annual Meeting in-person. To be admitted electronically to the annual meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/PNM2021AM and enter the 16-digit control number found on your proxy card or your voting instruction form. We encourage you to access the annual meeting prior to its start time.

WHO CAN VOTE:	You may vote if you were a shareholder of record as of the close of business on March 22, 2021.
ITEMS OF BUSINESS:
(1) Elect as directors the nine director nominees named in the proxy statement.
(2) Ratify appointment of KPMG LLP as our independent registered public accounting firm for 2021.
(3) Approve, on an advisory basis, the compensation of our named executive officers.
(4) Consider one shareholder proposal described in the accompanying proxy statement, if presented.
(5) Consider any other business properly presented at the meeting.

VOTING:	On March 30, 2021, we began mailing to our shareholders either (1) a Notice of Internet Availability of Proxy Materials, which indicates how to access our proxy materials on the Internet or (2) a printed copy of our proxy materials.

After reading the proxy statement, please promptly vote by telephone or internet or by signing and returning the proxy card so that we can be assured of having a quorum present at the meeting and your shares may be voted in accordance with your wishes. See the questions and answers beginning on page 74 of our proxy statement about the meeting (including how to participate in the meeting by webcast as described in Question 6, voting your shares, how to revoke a proxy, and how to vote shares via the internet.
By Order of the Board of Directors Patricia K. Collawn Chairman, President and Chief Executive Officer
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 11, 2021:
This Notice of Annual Meeting; our 2021 proxy statement; our 2020 Annual Report on Form 10-K; a shareholder letter from Patricia K. Collawn, our Chairman, President and CEO; and stock performance graph are available at www.proxyvote.com and www.pnmresources.com/asm/annual-proxy.cfm.

You are receiving these proxy materials in connection with the solicitation by the Board of Directors of PNM Resources, Inc. of proxies to be voted on at PNM Resources’ 2021 Annual Meeting of Shareholders. Please vote on the proposals described in this proxy statement.

Thank you for investing in PNM Resources, Inc.

TABLE OF CONTENTS

Notice of 2021 Annual Meeting of Shareholders
Table of Contents
ii	Glossary
1	Proxy Summary
7	Information About Our Corporate Governance
13	Additional Information About Our Board and Board Committees
17	Director Compensation
19	Ownership of Our Common Stock
21	Proposal 1: Elect Nine Directors Named in the Proxy Statement
21	General Information
22	Directors Nominated This Year
31	Directors Skills Matrix
32	Proposal 2: Ratify Appointment of KMPG as Independent Public Accountants for 2021
32	Audit and Ethics Committee Report
34	Independent Auditor Fees
35	Proposal 3: Approve, On An Advisory Basis, the Compensation of our NEOs
36	Executive Compensation
36	Compensation Discussion and Analysis
36	Overview
39	Executive Compensation Practices & Results
41	Elements of Executive Compensation
47	Administration and Resources
48	2021 Compensation Actions
49	Additional Information
51	Compensation and Human Resources Committee Report
52	2020 NEO Compensation Information
70	Equity Compensation Plan Information
71	Shareholder Proposal
74	Questions and Answers About the Annual Meeting and Voting
A-1	Appendix A
i

GLOSSARY OF TERMS USED IN THIS PROXY

AIP or Annual Incentive Plan	PNM Resources, Inc. Officer Annual Incentive Plan, our annual cash incentive plan for Officers. Each AIP details measurements and metrics for a specific calendar year
Annual Meeting	Annual Meeting of PNM Resources, Inc. shareholders, to be held on May 11, 2021
Audit Committee	Audit and Ethics Committee of the Board
Avangrid	Avangrid, Inc., a New York corporation
Board	Board of Directors of PNM Resources, Inc.
CD&A	Compensation Discussion and Analysis beginning on page 36
CEO	Chief Executive Officer
CFO	Chief Financial Officer
Climate Change Report
A report available on our website (at www.pnmresources.com/esg-commitment/environment/climate-change-report.aspx) under the caption “Climate Change Report” describing the significant efforts we have made and are making to reduce our GHG emissions and for PNM to transition to a carbon-free generation portfolio

Company, PNMR or PNM Resources	PNM Resources, Inc.
CO2	Carbon Dioxide
Compensation and HR Committee	Compensation and Human Resources Committee of the Board
Dodd-Frank Act	Dodd-Frank Wall Street Reform and Consumer Protection Act
Earnings Growth	Non-GAAP adjusted diluted earnings per share performance measure calculated for purposes of determining certain long-term awards under the outstanding LTIPs. Earnings Growth is calculated by measuring the growth rate in the Company’s adjusted annual diluted earnings per share during the performance period. Each of the applicable LTIPs sets forth (i) a definition of the adjusted diluted earnings per share performance measure used thereunder (which definitions are generally similar, but not identical, to the Incentive EPS performance measure used for purposes of determining awards under the AIP), and (ii) a detailed formula for calculating Earnings Growth thereunder. Earnings Growth levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are designed to ensure that award payments are not artificially inflated or deflated
ECP	PNM Resources, Inc. Executive Choice Account Plan, formerly known as the PNM Resources, Inc. Executive Spending Account Plan, which allows Officers to receive reimbursement for income tax preparation, financial management and counseling services, estate planning, premiums for life and other insurance, and travel expenses related to medical or financial planning services
EEI	Edison Electric Institute
EPA	United States Environmental Protection Agency
EPRI	Electric Power Research Institute, Inc.
ERP	PNM Resources, Inc. Employees’ Retirement Plan
ESG Commitment
A component to the PNM Resources, Inc. website that contains our commitment concerning environmental (including climate change), social, governance, and sustainability reporting as well as our disclosures relating thereto, which are available at www.pnmresources.com/esg-commitment.aspx

ESP II	PNM Resources, Inc. Executive Savings Plan II, a non-qualified deferred compensation plan for Officers
EVP	Executive Vice President
Exchange Act	Securities Exchange Act of 1934, as amended
FASB ASC Topic 718	Financial Accounting Standards Board Accounting Standards Codification Topic 718 (Compensation - Stock Compensation)

FFO/Debt Ratio	Non-GAAP performance measure calculated for the purpose of determining certain long-term equity awards, as described in the CD&A. For the 2018 LTIP, as amended, equals PNMR's funds from operations for the fiscal year ending December 31, 2020, divided by PNMR's total debt outstanding (including any long-term leases and unfunded pension plan obligations) as of December 31, 2020. Funds from operations are equal to the amount of PNMR's net cash flow from operating activities (as reflected on the Consolidated Statement of Cash Flows) as reported in the Company's Form 10-K for PNMR adjusted by the following items: (1) including amounts attributable to principal payments on imputed debt from long-term leases, (2) excluding changes in PNMR's working capital, including bad debt expense, (3) excluding the impacts of any consolidation required by the variable interest entities accounting rules and regulations, (4) subtracting the amount of capitalized interest, (5) excluding any contributions to the PNMR or TNMP qualified pension plans, and (6) excluding the impacts of acquisition activities. The calculation is intended to be consistent with Moody's calculation of FFO/Debt (which Moody's refers to as "CFO Pre-WC/Debt") and if Moody’s modifies its calculation methodology prior to December 31, 2020 and communicates such changes in writing to Company representatives or the general public prior to December 31, 2020, said changes in Moody’s methodology in effect as of December 31, 2020 will be incorporated into the calculation outlined above. For the 2020 LTIP, as amended, equals PNMR’s funds from operations for the fiscal year ending December 31, 2022, divided by PNMR’s total debt outstanding (including any long-term leases and unfunded pension plan obligations; excluding any outstanding debt associated with securitization) as of December 31, 2022. Funds from operations are equal to the amount of PNMR’s net cash flow from operating activities (as reflected on the Consolidated Statement of Cash Flows) as reported in the Company’s Form 10-K for PNMR adjusted by the following items: (1) including amounts attributable to principal payments on imputed debt from long-term leases, (2) excluding changes in PNMR’s working capital, including bad debt expense, (3) excluding the impacts of any consolidation required by the variable interest entities accounting rules and regulations, (4) subtracting the amount of capitalized interest, (5) excluding impacts on material changes to the federal and state tax rate, (6) excluding any contributions to the PNMR or TNMP qualified pension plans, (7) excluding cash invested in cloud computing projects that are treated as operating cash flows, (8) excluding impacts of securitization, and (9) excluding impacts of acquisition activities. The calculation is intended to be consistent with the Moody’s calculation of FFO/Debt (which Moody’s refers to as “CFO Pre-WC/Debt”) and includes any other adjustments to be consistent with Moody’s methodology as of February 21, 2020. The FFO/Debt Ratio levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are designed to ensure that award payments are not artificially inflated or deflated
Finance Committee	Finance Committee of the Board
FCPP or Four Corners coal plant	Four Corners Power Plant
GAAP	Generally Accepted Accounting Principles
GHG	Greenhouse Gas
GPBA Table	Grants of Plan Based Awards Table beginning on page 57
Incentive EPS	Non-GAAP adjusted diluted earnings per share performance measure calculated for the purpose of determining awards under the AIP in accordance with the AIP for the applicable year. Incentive EPS is corporate diluted earnings per share, excluding certain terms that do not factor into ongoing earnings. Incentive EPS levels are not necessarily identical to any earnings outlook or guidance that may be announced by the Company and are designed to ensure that award payments are not artificially inflated or deflated. For 2020, Incentive EPS of $2.28 equals net earnings attributable to PNMR per common stock share (as reflected on the Consolidated Statement of Earnings) of $2.15 adjusted to exclude: (1) $(0.13) per share attributable to the net change in unrealized gains and losses on investment securities; (2) $0.03 per share attributable to regulatory disallowances and restructuring costs; (3) $0.04 per share attributable to pension expense related to previously disposed of gas distribution business; and (4) $0.19 per share attributable to merger related costs
KPMG	KPMG LLP, the independent registered public accounting firm

LTIP or Long-Term Incentive Plan	PNM Resources, Inc. Long-Term Incentive Plan, the long-term equity incentive plan for our executives, adopted yearly to set forth three-year performance measurements and metrics for specific plan years within the scope of the governing PEP
Merger Agreement
Agreement and Plan of Merger, dated as of October 20, 2020, by and among Avangrid, Merger Sub and PNMR, pursuant to which Merger Sub will merger with and into PNMR, with PNMR surviving as a wholly-owned subsidiary of Avangrid

Merger Sub	NM Green Holdings, Inc., a New Mexico corporation and wholly-owned subsidiary of Avangrid
Moody’s	Moody’s Investors Service, Inc.
NEO(s) or named executive officer(s)
Named Executive Officers of PNM Resources, Inc. consisting of (a) each individual who served as our CEO or CFO at any time during the previous fiscal year, (b) our three most highly compensated executive officers (other than our CEO and CFO) who were serving as executive officers as of the end of the previous fiscal year, and (c) up to two additional individuals for whom disclosure would be provided but for the fact they were not serving as an executive officer as of the end of the previous fiscal year

NMPRC	New Mexico Public Regulation Commission
Nominating Committee	Nominating and Governance Committee of the Board
Notice	Notice of Internet Availability of Proxy Materials
NYSE	New York Stock Exchange
Officer(s)	PNM Resources, Inc. Officer(s)
OSHA	Occupational Safety and Health Administration
Pay Governance	Pay Governance LLC, the independent compensation consultant currently retained by the Compensation and HR Committee and the Nominating Committee
PEP	A general reference to the applicable form of the Company’s performance equity plan, which covers incentive compensation awards to certain employees and non-employee directors
PNM	Public Service Company of New Mexico, a regulated electric utility operating in New Mexico, and a subsidiary of PNM Resources, Inc.
PNM Resources, PNMR or Company	PNM Resources, Inc., which trades on the NYSE under the symbol “PNM”
PNMR Peer Group	Utility and energy companies comprising the PNMR director and executive compensation peer group listed on page 48
PS or PS awards	Performance share award
Retention Plan	PNM Resources, Inc. Officer Retention Plan
RSA	Time-vested restricted stock right award
RSP	PNM Resources, Inc. Retirement Savings Plan, a 401(k) plan
S&P	Standard & Poor’s Financial Services LLC
SAIDI	System Average Interruption Duration Index. A reliability indicator that measures average outage duration in units of time
SAR	Stock Appreciation Right
Say-on-Pay	PNM Resources shareholders’ advisory vote on executive compensation
SCT	Summary Compensation Table beginning on page 52
SEC	United States Securities and Exchange Commission
Severance Plan	PNM Resources, Inc. Non-Union Severance Pay Plan
SJGS or San Juan coal plant	San Juan Generating Station
Sustainability Report
A report prepared annually that contains sustainability disclosures related to our environmental (including climate change), social and governance principles available at www.pnmresources.com/esg-commitment/esg-reporting-and-disclosures/esg-reporting-library.aspx

SVP	Senior Vice President
Tax Code	Internal Revenue Code of 1986, as amended

TCC or Total Cash Compensation	Total cash compensation, which consists of base salary and short-term cash incentives
TCJA	Tax Cuts and Jobs Act of 2017
TDC or Total Direct Compensation	Total direct compensation, which consists of base salary, short-term cash incentives, and long-term incentives (equity grants, performance-based grants)
TNMP	Texas-New Mexico Power Company, a regulated electric distribution and transmission utility operating in Texas and an indirect subsidiary of PNMR
TSR or Total Shareholder Return
A comparison over a specified period of time of share price change and dividends paid to show the total return to the shareholder during such time period. TSR = (Priceend – Pricebegin + Dividends) / Pricebegin

Willis Towers Watson	Willis Towers Watson Public Limited Company
2020 Benchmark Data	The compensation data from companies included in (i) the PNMR Peer Group and (ii) the Willis Towers Watson 2019 Executive CDB General Industry Survey Report - U.S. of general industry companies with data regressed to companies similarly sized to PNMR, weighted respectively at 75% and 25%, to derive weighted market compensation statistics. The two compensation databases provide information on TCC, the reported accounting value of long-term incentives and TDC. The companies in the 2020 Benchmark Data for the 2019 Willis Towers Watson U.S. CDB General Industry Executive Database are listed in Appendix A
2021 Benchmark Data	The compensation data from companies included in (i) the PNMR Peer Group and (ii) the Willis Towers Watson 2020 Executive CDB General Industry Survey Report - U.S. of general industry companies with data regressed to companies similarly sized to PNMR, weighted respectively at 75% and 25%, to derive weighted market compensation statistics. The two compensation databases provide information on TCC, the reported accounting value of long-term incentives and TDC. The companies in the 2021 Benchmark Data for the Willis Towers Watson 2020 Executive CDB General Industry Survey Report - U.S. will be listed in an appendix in the 2022 proxy statement
v

PROXY SUMMARY
We are an investor-owned energy holding company with two regulated utilities, PNM and TNMP, providing electricity and electric services in New Mexico and Texas. To assist you in reviewing the proposals to be acted upon at our Annual Meeting, we call your attention to the following information, which is only a summary. For more complete information about our corporate governance, the experience and composition of our Board and key executive compensation actions and decisions, please review this entire proxy statement. For more complete information about our financial and operational results, strategic direction and our environmental stewardship, community activities, and social initiatives, please review our 2020 Annual Report on Form 10-K (available on our website at www.pnmresources.com/investors/financial-information/sec-filings.aspx) and our Sustainability Report (available on our website at www.pnmresources.com/esg-commitment/esg-reporting-and-disclosures/esg-reporting-library.aspx). For a list of terms defined and used in this proxy statement, see the Glossary beginning on page ii. Information contained on www.pnmresources.com, www.pnm.com, or any third-party websites referenced in this proxy statement is not incorporated by reference or otherwise deemed to be part of this proxy statement. On March 30, 2021, we began mailing to our shareholders either the Notice of Internet Availability of Proxy Materials or a printed copy of our proxy materials.
Strategic Combination with Avangrid

On October 20, 2020, we entered into the Merger Agreement with Avangrid and Merger Sub, pursuant to which Merger Sub will merge with and into the Company, with the Company surviving as a wholly-owned subsidiary of Avangrid (the "Merger"). At a special meeting of shareholders held on February 12, 2021, our shareholders overwhelmingly approved the Merger Agreement. No further action by our shareholders is required with respect to the Merger Agreement. Accordingly, no action will be taken at this Annual Meeting with respect to, and no proxy is being solicited by this Proxy Statement in connection with, the Merger Agreement or any matters related thereto. This Proxy Summary, as well as certain compensation disclosures included in this Proxy Statement, are presented without regard to the terms of the proposed Merger.

Consummation of the Merger is subject to the satisfaction or waiver of certain customary closing conditions, including, without limitation, the absence of any material adverse effect on PNMR, the receipt of required regulatory approvals, the agreements relating to the divestiture of Four Corners being in full force and effect and all applicable regulatory filings associated therewith being made. The Merger is currently expected to close in the second half of 2021. Until the Merger closes, we remain a separate and independent company, focused on delivering our operational plan and business objectives. The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, which has been filed as Exhibit 2.1 to the Current Report on Form 8-K that we filed with the SEC on October 21, 2020. For more information regarding the Merger Agreement and the Merger, including the interests of certain persons under the proposed Merger, please see our Definitive Proxy Statement on DEFM14A filed with the SEC on January 5, 2021.

Annual Meeting of Shareholders

Date and Time:	May 11, 2021, 9:00 a.m. Mountain Daylight Time
Place:
Due to the public health impact of the ongoing coronavirus (COVID-19) pandemic and in accordance with Executive Order 2021-008 issued by the Governor of the State of New Mexico and to support the health and well-being of our shareholders, the Annual Meeting will be held only through a remote communication in a virtual meeting format and will not be held at a physical location. Therefore, you will not be able to attend the annual meeting in-person. To be admitted electronically to the Annual Meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/PNM2021AM and enter the 16-digit control number found on your proxy card or your voting instruction form. We encourage you to access the annual meeting prior to its start time.

Record Date:	March 22, 2021
How to Vote:	Shareholders as of the record date may vote as follows:
By Internet:	Access www.pnmresources.com and follow the instructions. (You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)
By Telephone:	For automated telephone voting, call 1-800-690-6903 (toll free) from any touch-tone telephone and follow the instructions. (You will need the control number on your Notice or the requested paper proxy card to vote your shares.)
By Mail:	If you received a full paper set of materials, date and sign your proxy card exactly as your name appears on your proxy card and mail it in the enclosed, postage-paid envelope. Otherwise, request delivery of the proxy statement and proxy card by following the instructions in your Notice. You do not need to mail the proxy card if you are voting by telephone or internet.

During the Meeting:
If you are a registered shareholder, you will have the opportunity to vote your shares during the Annual Meeting by following the instructions available on the meeting website during the meeting. If you are a beneficial owner and your shares are held in “street name”, and you wish to participate electronically in the Annual Meeting, and vote via the internet, you must follow the instructions provided by your bank, broker or other nominee.

Your shares will be voted in the manner you indicate. The telephone and internet voting systems are available 24 hours a day. They will close at 11:59 p.m. Eastern Daylight Time on May 10, 2021. Please note that the voting deadline is earlier for voting shares held in our RSP, as described on page 78 under Question 17 (and that shares held in our RSP may not be voted during the Annual Meeting).

Our vision and values guide us in the pursuit of strategic and financial objectives. Success is demonstrated in achievements providing value to employees, customers, communities and shareholders.

Vision:

Create a clean and bright energy future

Values:

Safety for ourselves, our co-workers, our customers and communities

Caring about the welfare of others is a company tradition. It fosters a positive workplace, a focus on customers and dedicated community service

Integrity and honest communications guide our dealings and keep us accountable to our stakeholders and each other

Strategic and Financial Objectives:

Create an environment where employees can succeed; engage and earn the trust of our customers and stakeholders; always strive for operational excellence; create value for our shareholders; transform our portfolio for a sustainable future.

In conjunction, we remain focused on three key financial objectives:
•Earning authorized returns on our regulated businesses
•Delivering at or above industry-average earnings and dividend growth
•Maintaining investment grade metrics

2020 Business Highlights

Merger with Avangrid

•Entered into Merger Agreement with Avangrid, expected to close in the second half of 2021, providing for:
–$50.30 per share to PNM Resources shareholders in an all-cash transaction reflecting a 19.3% premium to the 30-day volume weighted average price of the common stock as of October 20, 2020
–Combination of two strategically aligned, premier companies to create a large, diversified national regulated utility and renewable energy platform with approximately $14 billion of rate base, more than 4 million electric and natural gas utility customers and more than 7.4 gigawatts of renewable energy assets
–Strong financial profile, a solid investment grade balance sheet and robust cash flow profile, supported by the unparalleled global resources of the combined company’s largest shareholder, Iberdrola, S.A., the third largest electricity company in the world and a leading global renewable energy company
–Facilitation of PNM Resources’ continued commitment to exit coal with the approved abandonment of the San Juan coal plant in 2022 and continued efforts to exit Four Corners coal plant prior to the expiration of ownership and coal supply agreements in 2031
•Secured overwhelming approval of the Merger Agreement from PNM Resources shareholders in 2021

Financial Performance and Investment Highlights

•Delivered ongoing earnings per share growth of 5.6% and annual dividend growth of 6.5% over 2019, demonstrating adaptability and resilience during the COVID-19 pandemic
•Transacted over $2.0 billion of financing, including a successful forward equity offering, to support business needs, strengthen credit metrics and reduce borrowing costs
•Completed the most significant capital investment year in TNMP’s history with transmission line upgrades to support ERCOT and relieve congestion, distribution substation and feeder expansion programs, and new service delivery to subdivisions and small commercial areas across the service territory
•Launched PNM Wired for the Future initiative highlighting transmission and distribution investments designed to deliver clean energy, enhance customer satisfaction and increase grid resilience
•Maintained investment grade credit ratings

Corporate Responsibility and ESG Commitment

•Moved swiftly in response to the COVID-19 pandemic to ensure employee safety and customer support:
–Utilized business continuity plans and pandemic protocol to ensure safety and continuation of electricity services through the modification of workplace practices and workspaces for critical functions, staging of backup implementation of additional technology solutions to enable work-from-home capabilities for remaining services
–Suspended PNM customer disconnects and waived late fees temporarily, expanded flexible payment plans and established COVID Customer Relief Programs to assist residential and small commercial customers, with shareholder funding subsequently matched by a local non-profit
–Undertook key role in developing Texas COVID-19 Electricity Relief Program to establish and fund customer protections for end-users of TNMP and other utilities across ERCOT
•Progressed on our transition to clean energy:
–Supplemented industry-leading goal for PNM-owned generation to achieve 100% emission free energy by 2040, five years earlier than New Mexico carbon-free mandate, with increasing intermediate goals for reductions to CO2, NOx and SO2 emissions and a 90% reduction in freshwater usage by 2040, when compared to 2005 levels
–Accelerated PNM’s full exit of coal to 2024 with approval for the abandonment of the coal-fired San Juan Generating Station in 2022 and an agreement to exit PNM’s 13% ownership share of the Four Corners Power Plant at the end of 2024, with considerations for customer savings and support for impacted employees and communities
–Developed and received approval for PNM’s Energy Efficiency and Load Management programs for 2021, 2022 and 2023 designed to generate at least 403 gigawatt-hours of cumulative energy savings, or 5% of PNM’s 2020 sales
•Employed a workforce comprised of 50% minorities, 26% women and 8% veterans
•Demonstrated commitment to actively recruiting and developing our workforce:
–Implemented an enterprise-wide leadership development program to develop skills and abilities to become inspiring and results-focused leaders who foster high-performing teams
–Embarked on a company-wide culture alignment that creates a shift in behavior and mindset to accentuate shared purpose, transparency and collaboration creating both individual and organizational accountability for achieving key results
•Championed our employees, customers, communities and industry:
–Contributed $4.5 million to non-profits and community partners, including $1.2 million from the PNM Resources Foundation, $2.0 million through COVID Customer Relief Programs and customer payment assistance for nearly 3,500 families through the Good Neighbor Fund
–Supplemented financial contributions with donations of personal protective equipment, technology and in-kind donations procured from local businesses to support those most impacted by the pandemic, including tribal communities, first responders and front-line workers
–Continued to provide leadership, sponsorship and membership in local New Mexico and Texas commerce organizations and industry-focused organizations, highlighted by our CEO’s leadership positions with EEI and EPRI
–Supported employee and retiree volunteers who continued to dedicate over 6,200 virtual and in-person hours to benefit over 250 organizations in our communities amidst pandemic limitations
•Received recognition for these efforts:
–PNM achieved new all-time high J.D. Power customer satisfaction scores through continued delivery of new customer solutions and focused communications along with recognition as a top performer in the United States electric utility industry for improved customer impression based on COVID-19 response
–TNMP honored for the fifth consecutive year by the Environmental Protection Agency’s ENERGY STAR program, earning recognition with a third consecutive Partner of the Year Sustained Excellence Award for its High-Performance Homes program
–PNM Resources named to Newsweek’s 2021 list of America’s Most Responsible Companies

Voting Matters and Board Recommendations

This year shareholders will be asked to vote on four proposals. These proposals and the Board’s vote recommendations are listed below:

	Board vote recommendation	Page References (for more detail)
Proposal 1: Elect as directors the nine director nominees named in this proxy statement	FOR each nominee	21 - 31
Nominees provide the needed experience and expertise to direct the management of the business and affairs of the Company and ensure strong independent oversight.
Proposal 2: Ratify appointment of KPMG as our independent registered public accounting firm for 2021	FOR	32
All independence standards have been met and sound practices are used to ensure high quality audits.
Proposal 3: Approve, on an advisory basis, the compensation of our named executive officers	FOR	35
Our executive compensation is market-based, performance-driven, and aligned with shareholder interests.
Proposal 4: Shareholder proposal to publish a report on costs and benefits of our voluntary climate-related activities	AGAINST	71-74
We currently provide extensive disclosure on the costs and benefits of our investment strategy and environmental activities.
Governance Highlights

We believe that good governance and transparency are integral to achieving long-term shareholder value and our strategic goals, including delivering at or above industry-average earnings and dividend growth, maintaining strong employee safety and operational performance, transforming to a cleaner energy portfolio and supporting our communities. Our commitment to governance policies and practices that serve the interests of the Company and our shareholders, customers and communities is underscored by the following corporate governance practices and facts for PNM Resources that are described further beginning on page 7:

✓ Gender, ethnic and experience-diverse Board	✓ Lead independent director with specified duties to ensure strong independent oversight
✓ Annual election of all directors and Board refreshment/service policy	✓ Independent directors meeting regularly in executive sessions
✓ Majority voting for all directors	✓ Board committees comprised entirely of independent directors with relevant expertise
✓ Annual Board and committee self-evaluation process	✓ Prohibition of hedging Company securities
✓ Proxy access bylaws	✓ Prohibition of pledging of Company securities by directors and executive officers, including the NEOs
✓ Sustainability reporting and oversight	✓ Incentive compensation awards subject to forfeiture and clawback
✓ Political contributions, lobbying and governmental communications policies, including voluntary reporting of these activities	✓ Stock ownership guidelines for executive officers and directors

2021 Nominees for the Board of Directors
We have highly qualified, diverse, high-functioning and experienced directors that position the Board to provide effective oversight. The Board has a good mix of new and long-standing directors and the Board’s gender diversity has been recognized by the 2020 Women on Boards campaign for the past ten years. Detailed background and other skills and experience information about our nine director nominees can be found beginning on page 22.
Board Highlights:

7 Years Average Tenure	8 of 9 Members Are Independent	44.4% Are Female and 22.2% are Minority	100% Have C-Suite Experience and Financial Expertise	77.7% Have Environmental/Sustainability Expertise

2021 Nominees:

Name	Age	Director Since	Occupation / Experience	Independent	PNMR Committees	Other Public Company Boards
Vicky A. Bailey	68	2019	Founder and President, Anderson Stratton International, LLC	✓	Audit Nominating (Chair)	Cheniere Energy Equitrans Midstream Corporation
Norman P. Becker (Lead Director)	65	2016	President and CEO, New Mexico Mutual Casualty Company	✓	Compensation Finance
Patricia K. Collawn	62	2010	Chairman, President and CEO, PNM Resources, Inc.			CTS Corporation[1] Equitrans Midstream Corporation
E. Renae Conley	63	2014	CEO, ER Solutions, LLC	✓	Audit Compensation (Chair)	US Ecology, Inc.
Alan J. Fohrer	70	2012	Retired Chairman and CEO, Southern California Edison	✓	Audit (Chair) Nominating	TransAlta Corporation
Sidney M. Gutierrez	69	2015	Chairman, Vaya Space	✓	Audit Finance
James A. Hughes	58	2019	Managing Partner, Encap Investments, L.P.	✓	Finance Nominating	Alcoa Corp. TPI Composites, Inc.
Maureen T. Mullarkey	61	2014	Former EVP and CFO, International Game Technology	✓	Compensation Finance (Chair)	Everi Holdings, Inc.
Donald K. Schwanz	76	2008	Retired Chairman and CEO, CTS Corporation	✓	Audit Nominating
1 Ms. Collawn will serve her remaining term as a director of CTS Corporation through May 13, 2021 and not stand for re-election.
Annual Advisory Vote On Our Executive Compensation Programs
The compensation programs for our named executive officers are performance-based and market competitive, aligning incentive opportunities with the performance expected of us by our shareholders and customers. In 2020, shareholders continued their strong support of our executive compensation programs with 87.5% of the votes cast for approval of the Say-on-Pay proposal at the 2020 annual meeting of shareholders. The Compensation and HR Committee continues to examine our executive compensation program to ensure continued alignment between the interests of our executives and our shareholders and customers. We ask that our shareholders approve, on an advisory basis, the compensation of our NEOs as described in the Executive Compensation section (including the CD&A and compensation tables) of this proxy statement beginning on page 36.

✓ Performance-based: 80% of CEO and 61% of NEO Officer 2020 pay opportunity is at risk

✓ Performance metrics align with business strategy:

Annual Incentive Pay under 2020 AIP
60% Incentive EPS	20% Customer Satisfaction	20% Reliability

Long-Term Incentive Performance Shares under 2020 LTIP
50% Earnings Growth	25% Relative TSR	25% FFO/Debt

✓ Market competitive pay mix of equity and cash:

•    Designed to attract and retain talented executives
•    Targets the median of 2020 Benchmark Data
•    Share ownership guidelines align with long-term shareholder value

Forward-Looking Statements

Statements made in this Proxy Statement that relate to future events or our expectations, projections, estimates, intentions, goals, targets, and strategies are made pursuant to the Private Securities Litigation Reform Act of 1995. Readers are cautioned that all forward-looking statements are based upon current expectations and estimates.  We assume no obligation to update this information.
Because actual results may differ materially from those expressed or implied by these forward-looking statements, we caution readers not to place undue reliance on these statements. Our business, financial condition, cash flows, and operating results are influenced by many factors, which are often beyond our control, that can cause actual results to differ from those expressed or implied by the forward-looking statements.  Additionally, there are risks and uncertainties in connection with the proposed acquisition of us by Avangrid which may adversely affect our business, future opportunities, employees and common stock, including without limitation, (i) the expected timing and likelihood of completion of the pending Merger, including the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the pending Merger that could reduce anticipated benefits or cause the parties to abandon the transaction, (ii) the failure by Avangrid to obtain the necessary financing arrangement set forth in the commitment letter received in connection with the Merger, (iii) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, (iv) the risk that the parties may not be able to satisfy the conditions to the proposed Merger in a timely manner or at all, and (v) the risk that the proposed transaction and its announcement could have an adverse effect on the ability of PNM Resources to retain and hire key personnel and maintain relationships with its customers and suppliers, and on its operating results and businesses generally. We describe risks and uncertainties that can cause actual results and events to differ materially in the “Risk Factors,” “Quantitative and Qualitative Disclosures about Market Risk,” and “Management’s Discussion and Analysis” sections of our Forms 10-K and 10-Q filed with the SEC.

INFORMATION ABOUT OUR CORPORATE GOVERNANCE

Corporate Governance Principles

Our Board is elected by shareholders to oversee management to assure we optimize long-term shareholder value by operating in an ethical and forthright manner and responsibly addressing the concerns of our various constituencies. In recognition of the importance of governance to the proper management of the Company, the Board adopted a consolidated Corporate Governance Principles document so that investors, employees, customers, regulators, and the community may be aware of the policies followed by the Company. These principles have been approved by the full Board after analysis of policy considerations and peer benchmarks. With the goal of incorporating evolving best corporate governance principles, the Board requires the Nominating Committee to review the principles at least annually and recommend changes from time to time for consideration and adoption by the full Board. The Corporate Governance Principles document can be found on PNM Resources’ website at www.pnmresources.com/esg-commitment/governance.aspx.

Code of Ethics

We have adopted a code of ethics, Do the Right Thing: Principles of Business Conduct, which applies to all directors, officers (including the principal executive officer, principal financial officer, and principal accounting officer), and employees. Do the Right Thing is available in print to any shareholder who requests it by writing to the Ethics and Governance Department, PNM Resources, Inc., 414 Silver Avenue SW, MS-1285, Albuquerque, NM 87102-3289. Do the Right Thing is also available on our website at www.pnmresources.com/esg-commitment/governance.aspx. We will post any amendments to or waivers from our code of ethics (to the extent applicable to the Company’s executive officers and directors) at this location on our website.

Concerns relating to financial statement disclosures, accounting, internal accounting controls, auditing matters, or other matters involving violations of law are handled in accordance with the complaint procedures adopted by the Audit Committee that are posted on our website at www.pnmresources.com/esg-commitment/governance.aspx. We have established an anonymous, confidential hotline through which employees and others may report concerns about our business practices.

Director Independence

In accordance with our Corporate Governance Principles, the Board has affirmatively determined that all current directors and the director nominees are independent of PNM Resources and its management (with the exception of Patricia K. Collawn). Ms. Collawn is considered an inside director because of her employment as the President and CEO of the Company.

In determining the independence of the non-employee members of the Board, the Board examined all direct and indirect relationships of these non-employee directors with the Company and determined that all such relationships complied with the specific independence criteria under applicable law and regulations, including the NYSE listing standards. In addition, the only direct or indirect relationships between PNM Resources and each current non-employee director nominee consist of service on the Board or a Board committee and being a shareholder or a retail utility customer of the Company.

Majority Voting for Directors

Our articles of incorporation and bylaws provide for the annual election of directors. As discussed under Question 14 on page 77, each director must receive the affirmative vote of a majority of our shares of common stock represented at the meeting and entitled to vote on the election.

Our Corporate Governance Principles also provide that any nominee in an uncontested election who does not receive the required affirmative majority vote must promptly submit his or her resignation for consideration by the Nominating Committee which shall make a recommendation to the full Board within a reasonable period of time. The director whose resignation is under consideration will abstain from participating in the Nominating Committee’s recommendation and the Board’s decision on this matter. If a resignation is not accepted by the Board, the director may continue to serve. Directors added to the Board during the course of the year will stand for election at the next annual meeting of shareholders.

In addition to the annual election of directors, the Board’s accountability to shareholders is enhanced by:
•the rigorous nomination process conducted by the Nominating Committee (which includes consideration of director candidates proposed by shareholders as described further on page 16); and
•the Board’s policy that a substantial majority of the Board be independent and that the Audit, Compensation and HR and Nominating Committees consist entirely of independent directors and the Finance Committee consist of non-employee directors, a majority of whom are independent.

Director Service Policy

Our Director Service Policy provides that directors will not serve more than 12 years on the Board absent certain conditions. The policy requires directors serving more than 12 years, employee directors who leave the Company and directors who undergo a significant change in their business or professional career to submit resignations to the Board for acceptance at such time as the Board deems appropriate. Term limits for Directors can be found on page 7 of the Corporate Governance Principles, available on our website at www.pnmresources.com/esg-commitment/governance.aspx.

Succession Planning

Our Nominating Committee regularly assesses whether the composition of the Board reflects the knowledge, skills, expertise, and diversity appropriate to oversee the management of our company. Since 2014, six new members have joined the Board. In addition, effective January 1, 2019, the Board increased its size from eight to ten members to permit the addition of two highly qualified members and to facilitate Board refreshment and transition. The Board fixed the number at nine effective May 11, 2021.

Nominations Policy for Directors

Our Board recognizes that the contribution of the Board depends not only on the character and capabilities of the directors individually, but also on their collective strengths. Our Nominating Committee recognizes the importance of recruiting a well-balanced board, which reflects the interests of our shareholders, customers, employees, regulators and the communities we serve. The Nominating Committee does consider the diversity of the Board (including age, ethnicity, geographic representation, gender, experience, and education) in identifying nominees for a balanced board with varied expertise relevant to our electric energy business. For example, our current members reflect the Board’s successful efforts to recruit female (4), African-American (1) and Hispanic (1) nominees, as well as candidates from Texas (2) and New Mexico (2) (to reflect the geographic market of our utility subsidiaries, PNM and TNMP). Two candidates joined the Board in 2019 with significant environmental, climate change and sustainability expertise highly relevant to transforming to a cleaner energy portfolio and enhancing the reliability and resiliency of the grid. The Board’s gender diversity has been recognized by the 2020 Women on Board’s campaign for the past ten years.

Shareholder Recommendations of Directors

Any shareholder may recommend potential nominees to the Nominating Committee for consideration for membership on the Board. Recommendations can be made by sending a written statement of the qualifications of the recommended individual to the Corporate Secretary, PNM Resources, Inc., 414 Silver Ave. SW, MS-1245, Albuquerque, NM 87102-3289. As discussed on page 16, the Nominating Committee will evaluate candidates recommended by shareholders on the same basis as it evaluates other candidates.

Proxy Access

Our bylaws permit any shareholder (or group of no more than 20 shareholders) owning three percent or more of our common stock continuously for at least three years to nominate up to an aggregate limit of one candidate or 20 percent of our board (whichever is greater) for inclusion in the proxy statement. For the 2022 annual meeting of shareholders notice of such nominee must be received no earlier than October 31, 2021 and no later than the close of business on November 30, 2021. Notice should be addressed to the Corporate Secretary, PNM Resources, Inc., 414 Silver Ave. SW, MS-1245, Albuquerque, NM 87102-3289. Requirements for such nominations and nominees are detailed in our bylaws, which are available on our website at www.pnmresources.com/esg-commitment/governance.aspx.

Board Leadership Structure and Lead Director

We believe the Company and our shareholders are best served by a Board that has the flexibility to establish a leadership structure that fits the needs of the Company at a particular point in time. Under our Corporate Governance Principles and bylaws, the Board has the authority to combine or separate the positions of Chairman and CEO, as well as to determine whether, if the positions are separated, the Chairman should be an employee, non-employee, or an independent director. The Board has separated the two offices on four occasions since the 1980s.

The Board believes the most effective leadership structure for the Company at this time is one with a combined Chairman and CEO coupled with an independent lead director. The Chairman is Patricia K. Collawn, our President and CEO. Combining the roles of Chairman and CEO: (1) enhances the Board’s ability to provide strategic direction and communicate clearly and effectively with management; and (2) avoids creating a structure that would effectively duplicate the work of our lead director. Ms. Collawn’s knowledge of our utilities and of the significant risks, challenges, and opportunities for our industry, including climate change, technological innovation, cybersecurity, and regulatory outcomes, make her best suited to serve as Chairman and CEO and provide strong unified leadership for PNM Resources. As Chairman, Ms. Collawn also brings contemporary industry insights to the Board as a result of her leadership role in leading industry organizations, such as EPRI and EEI, both of which are instrumental in addressing policy, operational, and technological issues facing the utility industry.

The position of lead director and role of our Board committees (comprised entirely of independent directors) are designed to promote strong, independent oversight of our management and affairs. Our lead director, Norman P. Becker, performs the following functions:

•approves Board meeting agendas and information sent to the Board;
•approves meeting schedules to ensure sufficient time for discussion of all agenda items;
•chairs all meetings of the independent directors, including executive sessions of the independent directors, and presides at all meetings of the Board in the absence of the Chairman;
•works with committee chairs to ensure coordinated coverage of Board responsibilities;
•ensures the Board is organized properly and functions effectively, independent of management;
•in consultation with the Board, is authorized to retain independent advisors and consultants on behalf of the Board;
•facilitates the annual self-evaluation of the Board and Board committees;
•serves as a liaison for communications between (1) management and the independent directors, and (2) the Board and our shareholders and other interested parties; and
•performs such other duties as the Board may from time to time delegate.

The lead director is elected by the independent directors, who review the role and functions of the lead director on an annual basis. The lead independent director receives an annual retainer of $25,000, in addition to his ordinary director compensation, for the additional services the lead director provides.

The lead director, with the above described duties, facilitates independent oversight of management. The balance of the lead director and combined Chairman and CEO positions ensures that the Board receives the information, experience and direction to effectively govern. The Board established this leadership structure because the Board believes it is effective, efficient, appropriate to PNM Resources’ size and complexity, and represents a cost-effective allocation of responsibilities.

The Board has also determined that the cost and efficiency benefits of its leadership structure do not result in control over both management and corporate governance being overly invested in one person. The Board is confident that, as currently constituted, it will provide ample counterbalance to a combined Chairman and CEO and that it continues to provide suitable independent oversight of management. The independent directors on the Board are all accomplished professionals possessing substantial relevant experience to oversee our regulated utility businesses. The independent directors meet in separate session, excluding management, at each regular meeting of the Board. Any director has the right to submit items to be heard at any Board meeting. Finally, the independent directors outnumber the one non-independent director, the combined Chairman and CEO, by a large majority.

Board’s Role in Risk Oversight

Our management is responsible for managing risk and bringing to the Board’s attention the most significant risks facing the Company.  The Board has oversight responsibility for the processes established to identify, assess, mitigate, and monitor these risks.  In addition, the Board integrates these processes with its ongoing strategic oversight responsibilities. Board oversight includes consideration of the various challenges and opportunities presented by the Company’s risks, plans to mitigate the risks, and the impact these risks may have on our strategy.

Throughout the year, the Board reviews information regarding the potential significant risks facing the Company.  Each significant strategic risk is overseen by the full Board in order to facilitate more effective integrated risk and strategy oversight. For many years, management has identified and reported to the full Board on multiple risks and opportunities related to climate change, including potential environmental regulation, transformation of PNM’s generation portfolio, technological innovation, and the wider power sector transformation. In addition, the full Board approves certain Company investments in environmental equipment and grid modernization technologies. In contemplating new investments and against a backdrop of a transforming and increasingly interconnected industry, the Board also considers risks related to cybersecurity. Other significant risks overseen by the full Board include safety, New Mexico stakeholder relationships, and personnel and infrastructure security.

The Board also allocates responsibility for oversight of other risks among the committees of the Board.  For example, the Finance Committee reviews and recommends to the full Board decisions regarding capital structure and oversees our management of risks associated with capital availability, liquidity, and costs thereof.  In addition, the Finance Committee monitors the execution of our energy supply, sales, and hedging programs.  The Audit Committee plays a central role in overseeing the integrity of our financial statements and reviewing and approving the performance of our internal audit function and independent auditors.  While the full Board annually reviews the CEO succession planning process, the Nominating Committee oversees risks related to succession planning for the Board, and the Compensation and HR Committee oversees risks related to succession planning for Company officers. In addition, the Compensation and HR Committee considers risks related to the attraction and retention of talent and to the design of compensation programs and arrangements. In doing so, the Compensation and HR Committee monitors the design and administration of our overall incentive programs to ensure that they incentivize strong individual and group performance and include appropriate safeguards to avoid unintended or excessive risk-taking by our employees.

In executing its risk oversight duties, the Board can and does access extensive internal and external expertise regarding our challenges and opportunities, including those related to climate change and cybersecurity. For instance, the Board’s Chairman, Ms. Collawn, also serves on the board of EPRI, a non-profit research institute engaged in researching innovative technologies and policy matters for the power industry. We are actively involved in multiple EPRI programs and have representatives on various committees of EEI focused on environmental risks and technological innovation. Such active participation in industry groups and programs has supported the development of a robust internal Environmental Management System within our Environmental Services department. The foundation of the Environmental Management System is a screening process that allows for the review of PNM and TNMP jobs and projects before work begins to ensure protection and preservation of the environment. The Environmental Management System is supported by the Environmental Services Department’s environmental engineers, air quality and natural scientists, biologists and archaeologists who prepare and oversee implementation of measures that minimize and mitigate the environmental impacts of electric utility works.

The Board does not believe that its leadership structure (i.e., combining the Chairman and CEO roles, coupled with an independent lead director) detracts from its ability to effectively oversee risk management because a substantial majority of the Board is comprised of independent directors, each committee is comprised entirely of non-management independent directors, and the roles of the lead director and committees are designed to provide effective oversight of management.

Communication with the Board

Shareholders wishing to communicate with the Board or with a specific director may do so by writing to the Board or to the particular director and delivering the communication in person or mailing it to: Board of Directors, c/o Corporate Secretary, PNM Resources, Inc., 414 Silver Avenue SW, MS-1245, Albuquerque, NM 87102-3289. All shareholder communications will be relayed to the Board or an appropriate committee of the Board. If the shareholder desires to communicate a concern directly with the Board without initial review by the Corporate Secretary, the concern should be submitted in writing, in a sealed envelope addressed to the Board, in care of the Corporate Secretary, with a notation indicating that it is to be opened only by the Board. The Corporate Secretary shall promptly forward the unopened envelope to the Board. From time to time, the Board may change the process for shareholder communications with the Board or its members. Please refer to our website www.pnmresources.com/esg-commitment/governance.aspx for any changes in this process.

Shareholders and other interested parties wishing to communicate directly with the lead independent director or with the non-management or independent directors as a group may do so by writing to Lead Independent Director, c/o Corporate Secretary, PNM Resources, Inc., 414 Silver Avenue SW, MS-1245, Albuquerque, NM 87102-3289.

Director Education

Our Corporate Governance Principles encourage all directors to participate in director continuing education programs. In addition, management monitors and reports to the directors significant corporate governance initiatives. The directors also receive a presentation on developments in corporate governance at least annually.

Related Person Transaction Policy

Our “Policy and Procedures Governing Related Party Transactions” is posted on our website at www.pnmresources.com/esg-commitment/governance.aspx. The policy provides that all transactions with executive officers, directors or greater than 5% shareholders or any immediate family member of any of the foregoing (collectively referred to as “related persons”), where the aggregate amount involved is expected to exceed $120,000 per year, are subject to pre-approval or ratification by the Nominating Committee, or by the Board or another committee in the normal fulfillment of their respective charters and responsibilities. In determining whether to approve such transactions, the Nominating Committee will consider, among other factors, the extent of the related person’s interest in the transaction; the availability of other sources of comparable products or services; whether the terms are no less favorable than terms generally available in unaffiliated transactions under like circumstances; the benefit to the Company; and the aggregate value of the transaction at issue. Since January 1, 2020, we have not participated, and have no current plans to participate, in any transactions in which any related person has a material interest that would be subject to pre-approval under this policy or otherwise be reportable under applicable SEC Rules.

Equity Compensation Awards Policy

The Board adopted the Equity Compensation Awards Policy to govern the granting of all forms of equity compensation. The policy provides that equity compensation awards shall only be made in compliance with the PEP and applicable laws and regulations. The PEP prohibits option repricing, incorporates, as a general rule, a “double trigger” vesting rule in connection with a change in control, and contains a “clawback” provision subjecting all awards issued under the PEP to potential forfeiture or recovery to the fullest extent called for by any clawback policy that may be adopted by the Company. For additional information on the Clawback Policy that was adopted in 2019, see Clawback Policy on page 50. The Equity Compensation Awards Policy provides that equity compensation awards are prospective only and sets forth additional good governance procedures for making equity awards when the regular schedule for the grant of equity compensation falls within a black-out period for trading in our securities under PNM Resources’ Insider Trading Policy. The Equity Compensation Awards Policy is available on our website at www.pnmresources.com/esg-commitment/governance.aspx.

Political Contributions, Lobbying and Governmental Communication Policies

We support an open and transparent political process and are committed to ensuring our actions reflect the Company’s strong ethical standards. We voluntarily report information related to our efforts in the “Public Policy” section of our Sustainability Report available at www.pnmresources.com/esg-commitment/esg-reporting-and-disclosures/esg-reporting-library.aspx. In addition, our policies on communications with regulatory agencies are set forth in  our Do The Right Thing: Principles of Business Conduct available at www.pnmresources.com/esg-commitment/governance.aspx.

Insider Trading Policy Includes No Hedging or Pledging

The Company’s Insider Trading Policy prohibits all employees, officers, and directors from engaging in short sales of Company securities and states that speculative trading in Company stock is considered to be improper and inappropriate. In addition, the policy prohibits all directors, officers, and employees from engaging in hedging or monetization transactions, such as zero-cost collars and forward sales contracts, or transactions that allow a person to lock in much of the value of his or her Company securities.  Further, our Insider Trading Policy prohibits all directors and executive officers including our NEOs, from pledging Company securities as collateral for a loan.

Clawback Policy

Under the Clawback Policy adopted in February 2019 and described more fully on page 50 of this proxy statement, incentive compensation awarded to all PNMR officers is subject to recoupment if (1) any future SEC or NYSE rules require the Company to seek recovery, (2) an accounting restatement occurs due to material non-compliance by the Company with any financial requirement as a result of PNMR officer misconduct, or (3) any improper conduct by a PNMR officer.   In addition, (1) the PEP provides that all unvested and unpaid awards are subject to forfeiture for conduct which is demonstrably and materially injurious to the Company, and (2) the LTIPs and AIPs provide that a recipient will forfeit unvested and unpaid incentive compensation awards issued under the PEP for any manipulation or attempted manipulation of the performance results for personal gain at the expense of customers, shareholders, other employees or the Company.

Sustainability

We are committed to integrating sustainability into our everyday actions to help create enduring value for our shareholders, our customers, our employees and the communities we serve.  At PNM Resources, the term “sustainability” encompasses a broad range of important actions. It starts with our responsibility to deliver safe, reliable, affordable, and environmentally responsible energy to our customers and focuses on the following areas: advancement of cleaner sources of energy, including renewable energy, resulting in the significant reduction of CO2 emissions; natural resource conservation and protection; energy efficiency; economic development and improving the quality of life in our communities; and corporate governance. Information about these activities, including details on the significant efforts PNM has made and continues to make to reduce its GHG emissions and water usage, and transform its generation portfolio to a carbon-free portfolio in accordance with the ETA, is available in our Sustainability Report available at www.pnmresources.com/esg-commitment/esg-reporting-and-disclosures/esg-reporting-library.aspx.

ADDITIONAL INFORMATION ABOUT OUR BOARD AND BOARD COMMITTEES

Board Meetings

The Chairman of the Board presides at all meetings of the shareholders and of the full Board. As discussed on page 9 under “Board Leadership Structure and Lead Director,” the lead independent director chairs meetings of the independent directors and assumes other duties designed to support the Board’s independent oversight of management. The lead independent director is nominated and approved by the independent directors annually. The independent directors meet at each regular Board meeting without management present and will meet more often as the need arises. Norman P. Becker has served as the lead independent director since January 1, 2021. Previously, Bruce W. Wilkinson served as the lead independent director from May 15, 2015 to December 31, 2020.

In 2020, the full Board met 16 times and acted twice by unanimous written consent. The independent directors held five regularly scheduled meetings and 11 specially called meetings in 2020. During 2020, all incumbent directors attended at least 75% of the total number of meetings of the Board and of the committees of the Board on which they served.

Directors are expected to attend the Annual Meeting and, as stated in the Corporate Governance Principles, are responsible for attending all director meetings and for reviewing materials provided in advance of each meeting. Directors are expected to actively participate in Board and committee meetings. All directors attended the 2020 annual meeting held on May 12, 2020 in a virtual format due to the COVID-19 pandemic.

Board Committees and their Functions

The Board has four current standing committees: the Audit Committee, the Compensation and HR Committee, the Finance Committee, and the Nominating Committee. All committee members are independent directors.

Each committee has a written charter that addresses the committee’s purpose and responsibilities. All current committee charters can be found at www.pnmresources.com/esg-commitment/governance.aspx and are available in print without charge to any shareholder who requests them. The charters comply with applicable NYSE Listing Standards.

The following table provides 2020 membership and meeting information for each of the four Board committees.

Name	Audit Committee	Nominating Committee	Finance Committee	Compensation and HR Committee
V. A. Bailey	x	x*
N. P. Becker			x*	x
E. R. Conley	x			x*
A. J. Fohrer	x*	x
S. M. Gutierrez	x		x
J. A. Hughes		x	x
M. T. Mullarkey			x	x
D. K. Schwanz	x	x
B. W. Wilkinson**		x		x
# Meetings in 2020	5	3	3	3
# Executive Sessions in 2020	3	—	—	2
*Committee Chair **Lead Independent Director

Effective January 1, 2021, the membership of each of the four standing committees in 2021 is as follows:

Audit Committee	Finance Committee
V. A. Bailey E. R. Conley A. J. Fohrer* S. M. Gutierrez D. K. Schwanz	N. P. Becker** S. M. Gutierrez J. A. Hughes M. T. Mullarkey*
Compensation and HR Committee	Nominating Committee
N. P. Becker E. R. Conley* M. T. Mullarkey B. W. Wilkinson***	V. A. Bailey* A. J. Fohrer J. A. Hughes D. K. Schwanz B. W. Wilkinson***
*Committee Chairs elected on March 4, 2021
** Lead Independent Director
***Mr. Wilkinson is not standing for re-election and will serve on these committees until he retires from the Board on May 11, 2021.

A summary of each current standing committee’s responsibilities is included below:

Audit and Ethics Committee

Membership:	Five independent, non-employee directors in 2020
Functions:	Oversees the integrity of our financial statements, system of disclosure and internal controls regarding finance, accounting, legal, compliance, and ethics that management and the Board have established.
Ensures compliance with our legal and regulatory requirements.
Assesses and ensures the independent accountant’s qualifications and independence.
Reviews and approves the performance of our internal audit function and independent accountants.
Approves independent accountant services and fees for audit and non-audit services.
Oversees our management of risks as assigned by the Board.
Charter:
A current copy of the Audit Committee Charter may be found on our website at www.pnmresources.com/esg-commitment/governance.aspx. The Audit Committee Charter prohibits any committee member from serving on the audit committees of more than two other publicly traded companies.

Evaluation:	The Audit Committee evaluated its 2020 performance and confirmed that it fulfilled all of the responsibilities described in its Charter.
Financial Expert:	The Board has unanimously determined that all Audit Committee members are financially literate and that E. R. Conley, A. J. Fohrer, and D. K. Schwanz qualify as “audit committee financial experts” within the meaning of SEC regulations.
Compensation and Human Resources Committee

Membership:	Four independent, non-employee directors in 2020
Functions:
Recommends the compensation philosophy, guidelines, and equity-based compensation for officers (emphasizing rewarding long-term results and maximizing shareholder value).
Establishes an appropriate compensation program for the CEO and reviews and approves corporate goals and objectives relevant to CEO compensation.
Evaluates CEO performance in light of corporate goals and objectives.
Reviews and recommends to the independent directors, the CEO’s annual compensation level and components.
Reviews and approves all components of compensation and stock ownership guidelines for all senior officers, giving due consideration to the CEO’s recommendations.
Monitors our affirmative action program.
Oversees our annual compensation risk assessment.

Charter:	A current copy of the Compensation and HR Committee Charter may be found on our website at www.pnmresources.com/corporate-governance.aspx.
Evaluation:	The Compensation and HR Committee evaluated its 2020 performance and confirmed that it fulfilled all of the responsibilities described in its Charter.

Finance Committee

Membership:	Four independent, non-employee directors in 2020
Functions:
Reviews and recommends to the Board decisions regarding our capital structure and financial strategy, including dividend policy.
Oversees our financial performance, capital expenditures, and investment procedures and policies.
Oversees our investments in subsidiaries, investment trusts and other corporate investments.
Oversees our management of risks as assigned by the Board.

Charter:	A current copy of the Finance Committee Charter may be found at www.pnmresources.com/esg-commitment/governance.aspx.
Evaluation:	The Finance Committee evaluated its 2020 performance and confirmed that it fulfilled all of the responsibilities described in its Charter.

Nominating & Governance Committee

Membership:	Five independent, non-employee directors in 2020
Functions:
Recommends candidates for election to the Board.
Develops policy on composition and size of the Board, as well as director tenure.
Develops director independence standards consistent with applicable laws or regulations.
Oversees the performance evaluation of the Board.
Recommends applicable revisions to the corporate governance principles.
Recommends Board compensation levels and stock ownership guidelines.
Oversees the Policy and Procedure Governing Related Party Transactions.
Oversees the Company’s management of risks as assigned by the Board.

Charter:	A current copy of the Nominating Committee Charter may be found at www.pnmresources.com/esg-commitment/governance.aspx.
Evaluation:	The Nominating Committee evaluated its 2020 performance and confirmed that it fulfilled all of the responsibilities described in its Charter.
Director Candidates and Nominations:
The Nominating Committee will consider director candidates proposed by shareholders. Director candidates recommended by shareholders will be evaluated against the same criteria as nominees submitted by the Nominating Committee. Candidates must be highly qualified and exhibit both willingness and interest in serving on the Board. Candidates should represent the interests of all shareholders and not those of a special interest group. A shareholder wishing to nominate a candidate should forward the candidate’s name and a detailed description of the candidate’s qualifications, appropriate biographical information, and signed consent to serve to the Secretary of the Company, taking into consideration the criteria for new directors:

• directors should be individuals of the highest character and integrity and have inquiring minds, vision, the ability to work well with others, and exercise good judgment;

• directors should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

• directors should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

• directors should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director;

• directors should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole and not primarily a special interest group or constituency; and

• each director’s ownership interest should increase over time, consistent with the stock ownership guidelines and applicable insider trading restrictions, so that an appropriate amount of stock is accumulated.

General Board attributes and director qualifications can also be found on page 3 of the current Corporate Governance Principles document posted at www.pnmresources.com/esg-commitment/governance.aspx.

In addition, please see the answer to Question 26 on page 79 for information on how to submit a shareholder proposal for nomination of a director candidate in accordance with our bylaws and applicable SEC rules.

As described on page 9 under Nomination Policy for Directors, the Board also considers diversity in identifying nominees for a well-balanced board with varied experience relevant to our electric energy business (and to date, has successfully recruited 5 female and/or minority candidates on our 10 member board, including our female Chairman).

DIRECTOR COMPENSATION

Elements of Director Compensation

The Nominating Committee recommends non-employee director compensation levels and stock ownership guidelines for review and approval by the full Board. Ms. Collawn, our Chairman, President and CEO, is the only salaried employee serving on the Board and she receives no additional compensation for her Board service.

The general policy of the Board is to provide a reasonable director compensation package that will attract and retain highly qualified non-employee directors. The Nominating Committee reviews and compares the form and amount of director compensation on an annual basis to consider trends in director compensation and to recommend a total compensation amount that approximates the median of non-employee director compensation in similarly situated utility and energy companies, such as the PNMR Peer Group described on page 48 of this proxy statement.

As discussed in the 2020 proxy statement, director compensation was increased for 2020 based on a July 2019 analysis prepared by Pay Governance showing that, despite the increase in 2019 director compensation, the total compensation levels were below the median of the PNMR Peer Group and the S&P 400 MidCap Utilities Index. Following discussion and review of the Pay Governance analysis and recommendations, in December 2019, the Nominating Committee recommended and the Board approved making the following changes to director compensation for 2020 (and confirmed that the resulting total 2020 compensation levels would continue to be at or slightly below the median of both the PNMR Peer Group and the S&P MidCap Utilities Index): increasing the (1) annual cash retainer from $80,000 to $85,000, (2) market value of the annual award of restricted stock rights from $105,000 to $115,000, (3) Finance and Nominating chair retainers from $7,500 to $10,000, and (4) the Compensation and HR Committee chair retainer from $10,000 to $12,500. Thus, the 2020 annual compensation for non-employee directors consisted of the following cash and stock based compensation:

Annual Retainer (Cash and Equity):	$85,000 in cash paid in quarterly installments Restricted stock rights(1) with a market value of $115,000(2)
Lead Director Fee:	$25,000 paid in quarterly installments
Audit Committee Chair Retainer:	$15,000 paid in quarterly installments
Compensation and HR Committee Chair Retainer:	$12,500 paid in quarterly installments
Finance Committee Chair Retainer:	$10,000 paid in quarterly installments
Nominating Committee Chair Retainer:	$10,000 paid in quarterly installments
Supplemental Meeting Fees:	$1,500 - payable for and after each meeting of a particular committee or the Board, as the case may be, attended by a committee member or non-employee director, in excess of eight committee or full Board meetings annually.
(1)  Restricted stock rights granted under the PEP for the 2020 annual retainer vest on the first anniversary of the grant date, subject to vesting acceleration upon certain events, including disability. These awards are typically made at our annual meeting of directors which follows our Annual Meeting, unless the meeting occurs during a black-out period for trading in the Company’s securities as specified in the Company’s Insider Trading Policy. As set forth under the Equity Compensation Awards Policy, under those circumstances, the Board will either (a) schedule a special meeting after the expiration of the black-out period, (b) make awards pursuant to a unanimous written consent executed after the expiration of the black-out period, or (c) pre-approve the equity awards with an effective date after the expiration of the black-out period. The date of the awards is the date on which the Board approves the awards, unless (i) the approval date is a non-trading day, in which case the date is the immediately preceding trading date or (ii) pre-approval occurs during a black-out period, in which case the grant date is the first trading date after the expiration of the black-out period. The PEP limits the maximum amount of shares that may be granted to any non-employee director during any calendar year to no more than 15,000 shares.

(2)  The amount of restricted stock rights is determined by dividing $115,000 by the closing price of our stock on the NYSE on the day of the grant. Thus, 3,124 restricted stock rights were granted on May 12, 2020 to each non-employee director, based on the closing price on that date of $36.81 per share.

In addition, all directors were reimbursed for any board-related expenses, such as travel expenses incurred to attend Board and Committee meetings and director education programs sponsored by educational and other institutions. Further, directors are indemnified by PNMR to the fullest extent permitted by law pursuant to our bylaws and indemnification agreements between the Company and each director. In December 2017, we adopted a program that allows directors to defer receipt of vested restricted stock rights awards granted on and after May 2018 to the earlier of (1) the five-year anniversary of termination of service with the Board, or (2) a date certain or termination of service anniversary selected by the director. No retirement or other benefit plans are available to directors.

In July 2020, Pay Governance presented an analysis for the Nominating Committee of director compensation that showed, despite the increase in 2020 director compensation, current total compensation levels were below the median of both the PNMR Peer Group and the S&P 400 MidCap Utilities Index. Following discussion and review of the Pay Governance analysis and recommendations, in December 2020, the Nominating Committee recommended and the Board approved the following changes to director compensation for 2021 to better align with peer median: increasing the (1) annual cash retainer from $85,000 to $90,000, and (2) market value of the annual award of restricted stock rights from $115,000 to $120,000.

Stock Ownership and Retention Guidelines for Directors

The Board believes directors should be shareholders and have a financial stake in the Company to help align director financial interests with the financial interests of our longer term shareholders. The Board requires directors to attain a significant level of Company stock ownership over a reasonable period of time.

The Nominating Committee is responsible for recommending Board compensation levels and stock ownership and retention guidelines to the Board for approval. The current stock ownership guidelines provide that non-employee directors will hold an amount of shares (including unvested restricted stock rights) equal to five times the annual cash retainer within a reasonable period of time. In addition, each director is required to hold 100% of all vested restricted stock rights until his or her holdings exceed five times the annual cash retainer (sales of a portion of vested stock sufficient to satisfy related tax obligations are permitted). Further, directors must hold all restricted stock right awards for a period of six months after termination of Board service or until the director achieves the holding requirements. We believe these holding guidelines are appropriate because they continue to approximate the holding requirements of the PNMR Peer Group. All of the directors have met or we believe will meet in the applicable time frame their holding requirements under the guidelines. Similar stock ownership guidelines have been developed for executives and are discussed on page 50.

The guidelines are reviewed periodically for any appropriate changes as described on page 7 of the Corporate Governance Principles document available on PNM Resources’ website at www.pnmresources.com/esg-commitment/governance.aspx.

Summary of Non-Employee Director Compensation in 2020

The following table summarizes the total compensation paid to or earned by each non-employee director for the year ended December 31, 2020.

Name(1)	Fees Earned Or Paid In Cash ($)(2)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
V. A. Bailey	104,500	115,000	—	—	—	—	219,500
N. P. Becker	125,000	115,000	—	—	—	—	240,000
E. R. Conley	109,500	115,000	—	—	—	—	224,500
A. J. Fohrer	130,000	115,000	—	—	—	—	245,000
S. M. Gutierrez	97,000	115,000	—	—	—	—	212,000
J. A. Hughes	97,000	115,000	—	—	—	—	212,000
M. T. Mullarkey	97,000	115,000	—	—	—	—	212,000
D. K. Schwanz	99,500	115,000	—	—	—	—	214,500
B. W. Wilkinson	140,000	115,000	—	—	—	—	255,000
(1) Patricia K. Collawn does not receive any director compensation because she is our President and CEO.

(2) The following table provides additional information about fees earned or paid in cash to non-employee directors in 2020:
Name	Annual Retainer ($)	Committee Chair Fee ($)	Board Meeting Fees ($)(a)	Lead Independent Director Fee ($)	Total ($)
V. A. Bailey	85,000	7,500	12,000	—	104,500
N. P. Becker	85,000	10,000	30,000	—	125,000
E. R. Conley	85,000	12,500	12,000	—	109,500
A. J. Fohrer	85,000	15,000	30,000	—	130,000
S. M. Gutierrez	85,000	—	12,000	—	97,000
J. A. Hughes	85,000	—	12,000	—	97,000
M. T. Mullarkey	85,000	—	12,000	—	97,000
D. K. Schwanz	85,000	2,500	12,000	—	99,500
B. W. Wilkinson	85,000	—	30,000	25,000	140,000
(a) Meeting fees reflect that the Board met 16 times in 2020 (and so each non-employee director received $12,000 in 2020 Board meeting fees) and that 3 directors received additional Board meeting fees in 2020 for serving in 2019 and 2020 on a special transaction committee established by the Board to evaluate strategic options including the Merger with Avangrid.
 (3) Represents the grant date fair value of $36.81 per restricted stock right calculated in accordance with FASB ASC Topic 718 of the 3,124 restricted stock rights awarded under the PEP to each non-employee director on May 12, 2020. The assumptions used in determining the grant date fair value of restricted stock rights are set forth in Note 12 of the consolidated financial statements in PNMR’s Annual Report on Form 10-K for the year ended December 31, 2020. As of December 31, 2020, the non-employee directors listed on the table above had 3,124 outstanding restricted stock rights that will vest in May 2021. As discussed above, directors may elect to defer receipt of vested restricted stock awards granted on and after May 2018. The actual value that a director may realize on the payment of vested restricted stock rights will depend on the market price of our common stock at the date of settlement and ultimately, the value received by the director on the sale of stock.

OWNERSHIP OF OUR COMMON STOCK

Largest Shareholders

The following table contains information regarding the only persons and groups we know of that beneficially owned more than 5% of our common stock based on reports filed by such persons with the SEC as of March 22, 2021.

Name and Address	Voting Authority			Dispositive Authority
	Sole	Shared	None	Sole	Shared	Total Amount	Percentage of Class
BlackRock, Inc. (1) 55 East 52nd Street New York, NY 10022	9,085,168	—	—	9,222,573	—	9,222,573	10.74%
The Vanguard Group (2) 100 Vanguard Blvd. Malvern, PA 192355	—	124,475	—	7,655,831	185,080	7,840,911	9.13%

(1) As reported on Schedule 13G/A filed February 5, 2021 with the SEC by BlackRock, Inc. as the parent holding company or control person of thirteen subsidiaries.

(2) As reported on Schedule 13G/A filed February 10, 2021 with the SEC by The Vanguard Group.

Share Ownership of Executive Officers and Directors

The Board believes that our directors and executive officers should be shareholders and have a significant long-term financial stake in the Company. The stock ownership guidelines for directors and officers are discussed on pages 18 and 50 of this proxy statement. The following table shows the amount of PNM Resources common stock owned by our current directors, the named executive officers, and our directors and executive officers as a group as of March 22, 2021.

Name	Amount and Nature of Shares Beneficially Owned (a)
	Shares Held	Right to Acquire within 60 Days (b)	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned	Deferred RSAs (c)
Non-Employee Directors:
Vicky A. Bailey	2,218	3,124	5,342	*	—
Norman P. Becker	8,541	—	8,541	*	7,686
E. Renae Conley	19,972	—	19,972	*	3,124
Alan J. Fohrer	18,838	—	18,838	*	7,686
Sidney M. Gutierrez	12,136	3,124	15,260	*	—
James A. Hughes	—	3,124	3,124	*	2,218
Maureen T. Mullarkey	9,926	—	9,926	*	7,686
Donald K. Schwanz	38,368	3,124	41,492	*	—
Bruce W. Wilkinson	48,955	3,124	52,079	*	—
NEOs:
Patricia K. Collawn	602,600	110,531	713,131	*	—
Charles N. Eldred	127,243	15,113	142,356	*	—
Joseph D. Tarry	17,575	3,138	20,713	*	—
Patrick V. Apodaca	77,975	3,891	81,866	*	—
Ronald N. Darnell	34,695	3,119	37,814	*	—
Chris M. Olson	17,442	3,438	20,880	*	—
Directors and Executive Officers as a Group (15 persons)	1,036,484	154,850	1,191,334	1.39%	28,400
*Less than 1% of PNMR outstanding shares of common stock.
(a) Unless otherwise noted, each person has sole investment and voting power over the reported shares (or shares such powers with his or her spouse).
(b) Beneficial ownership also includes the following shares directors and executive officers have a right to acquire through (1) potential accelerated vesting (upon disability) under the PEP of non-employee director restricted stock awards that the director has elected not to defer receipt to a later date, (2) potential accelerated vesting (upon retirement or disability) under the PEP of officer restricted stock awards, and (3) the number of shares that executive officers have a right to acquire through the Executive Savings Plan II upon the participant’s termination of employment. As of February 26, 2021, the number of shares reported in this column include the following Executive Savings Plan II share rights held by PNMR’s named executive officers: P. K. Collawn - 83,157 and C. N. Eldred - 7,565.
(c) The amounts shown are restricted stock rights that directors have elected to defer receipt of under the program described on page 17. The information in this column is not required by SEC rules because the effect of the deferral election is that the director does not have the right to acquire any underlying shares within 60 days of March 22, 2021. PNMR has provided this information to provide a more complete picture of the financial stake that its directors have in PNMR.

PROPOSAL 1: ELECT AS DIRECTORS THE NINE DIRECTOR NOMINEES NAMED IN THE PROXY STATEMENT
(PROPOSAL 1 on your Proxy Card)

General Information

Each of the nine director nominees presented below was recommended by the Nominating Committee and nominated by the Board for election as directors to serve for a one-year term that expires at the annual meeting in 2022 and until their successors are elected and qualified. The Board fixed the number of directors at nine, effective May 11, 2021.

The nine nominees are current members of the Board who were elected by the shareholders at the 2020 annual meeting and are standing for re-election. Bruce Wilkinson will complete his current term and will not stand for re-election at the Annual Meeting on May 11, 2021. We sincerely acknowledge his dedication, engagement and contributions to the Company during his tenure. The Director Service Policy, adopted by the Board and set forth in the Corporate Governance Principles document, provides that, ordinarily, a director will not serve for more than 12 years on the Board. Donald F. Schwanz has served as a director for approximately 13 years. The Board is recommending that Mr. Schwanz be elected to serve an additional one-year term because his continued service during the pendency of completion of the Merger is in the best interest of the Company given his knowledge of the Merger Agreement and the Merger and the oversight required to successfully complete the Merger. Mr. Schwanz’ extensive qualifications and experience and ability to provide continuity are invaluable. In accordance with the Director Service Policy, Mr. Schwanz has submitted a written resignation to the Board for acceptance at such time as the Board, in its discretion, deems advisable. There is no current expectation that the resignation would be accepted by the Board within the one-year term.

Each of the nine nominees has consented to being nominated and to serve if elected. We do not know of any reason why any nominee would be unable to serve. However, should any nominee become unable to serve for any reason, the proxies may be voted for a substitute nominee selected by the Board upon the recommendation of the Nominating Committee, or the Board may reduce the size of the Board.

All of the director nominees are independent directors, except Ms. Collawn, our Chairman, President and CEO. As shown by the following biographies, each nominee has valuable skills and experiences that, taken together, provide us with the variety and depth of knowledge and judgment necessary to provide effective oversight of our electric utility and related businesses.

Below each nominee’s biography, we have included an assessment of the skills and experience of each such nominee. We have also included a chart that covers the assessment for the full Board after the biographies below. The noted age of each director is as of March 22, 2021.

Directors Nominated This Year For One-Year Terms Expiring in 2022

Vicky A. Bailey Age 68 Director since 2019 Founder and President, Anderson Stratton International, LLC Independent Director Committee Memberships: Audit and Ethics Nominating and Governance
Ms. Bailey resides in Washington, D.C. and has over three decades of high level, national and international, corporate executive, governmental and entrepreneurial expertise in energy and regulated industries. Since 2005, Ms. Bailey serves as President of Anderson Stratton International, LLC, a strategic consulting and governmental relations firm. Ms. Bailey served as Vice President and equity partner of BHMM Energy Services, LLC (2006-2013), a utility and facilities management services company. Ms. Bailey is currently a director of Cheniere Energy, Inc. (2006-present), a NYSE-listed energy company primarily engaged in liquefied natural gas related businesses, where she serves as member of its governance and nominating committee and audit committee; and Equitrans Midstream Corporation (2018-present), a NYSE-listed natural gas gathering and transmission company, which separated from EQT Corporation in 2018, and serves as chair of its corporate governance committee and as a member of its health, safety, security and environmental committee. Ms. Bailey also serves as a director of Battelle Memorial Institute (2006-present), a non-profit applied science and technology organization. Ms. Bailey previously served as a director of EQT Corporation (2004-2018), a NYSE-listed petroleum and natural gas exploration and pipeline company and served as chair of its public policy and corporate responsibility committee and as a member of its executive committee. Ms. Bailey also previously served as a director of Cleco Corporation, a NYSE-listed energy services company with regulated utility and wholesale energy businesses (2013-2016), prior to its acquisition by private entities. Ms. Bailey became a member of the Board of Trustees, The Conference Board in 2019.

Ms. Bailey has substantial regulatory and senior management experience in the energy industry having previously served as President of PSI Energy, Inc., a regulated utility (2000-2001); a commissioner of Federal Energy Regulatory Commission (1993-2000); and commissioner of the Indiana Utility Regulatory commission (1986-1993). She was also a trustee of the North American Electric Reliability Corporation (2010-2013), the not-for-profit international regulatory authority whose mission is to assure the effective and efficient reduction of risks to the reliability and security of the grid. Ms. Bailey also has significant energy policy experience having been appointed as an Assistant Secretary at the U.S. Department of Energy (2001-2004) for Domestic Policy and International Affairs. In January 2010, Ms. Bailey was appointed to the Blue Ribbon Commission on America’s Nuclear Future that conducted a review of nuclear policies and activities. In 2013, Ms. Bailey was the first female to be elected Chairman of the board of the United States Energy Association. Ms. Bailey has a B.S. in Industrial Management from Purdue University and completed the Advanced Management Program at The Wharton School, University of Pennsylvania in 2013.

Ms. Bailey’s extensive knowledge of the electric utility industry and nuclear energy operations, including her significant state and federal regulatory and public policy experience are highly valued by the Board and support the Company’s strategic efforts. She brings a diverse perspective to our Board based on her experience as a strategic consultant, a former energy electric utility executive, a director of public company energy corporations, and having significant high level public policy experience relevant to our businesses.
Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Finance/Capital Allocation Financial Expertise/Literacy Risk Management Environmental/Sustainability Regulated Industry	Energy and Electric Utility Cybersecurity Corporate Governance Customer and Community Labor and Human Resources

Norman P. Becker Age 65 Director since 2016 President and CEO, New Mexico Mutual Casualty Company Lead Independent Director Committee Memberships: Compensation and Human Resources Finance
Mr. Becker, a resident of Albuquerque, New Mexico, has more than 30 years of insurance and health care industry experience. Since 2008, he serves as President and CEO of New Mexico Mutual Casualty Company, an insurance provider. Mr. Becker previously served as SVP of Manuel Lujan Agencies, an insurance agency, and as President of Lovelace Health System, a system of hospitals and medical centers in greater Albuquerque. His former roles include 20 years with Blue Cross Blue Shield plans, with the last seven of those years as President and CEO of Blue Cross Blue Shield of New Mexico.

Mr. Becker currently serves on the board of directors of Presbyterian Healthcare Systems. He also has extensive community and public interest involvement and serves or has served in leadership roles at United Way of Central New Mexico, Blue Cross and Blue Shield Association, the First Community Bank Advisory Board, the National Hispanic Cultural Center, the Albuquerque Hispano Chamber of Commerce, the NM Hospitals and Health Systems Association, the Bank of Albuquerque Community Board, and the Greater Albuquerque Chamber of Commerce. Mr. Becker earned his Master’s degree in Health Administration from the University of Colorado.
Mr. Becker’s qualifications to serve as director include his extensive leadership experience within a highly regulated industry, strong record of community and business involvement, and business contacts and relationships within PNM’s service area. Mr. Becker brings valuable insight to our Board as a result of his broad range of business skills and financial expertise, as well as his expertise and exposure to an industry that has multiple stakeholders, including customers and regulators. Mr. Becker currently serves as lead director and presides over meetings of the independent directors in executive session.
Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Finance/Capital Allocation Financial Expertise/Literacy Risk Management Environmental/Sustainability Regulated Industry	Energy and Electric Utility Cybersecurity Corporate Governance Customer and Community Labor and Human Resources

Patricia K. Collawn Age 62 Director since 2010 Chairman, President and CEO of PNM Resources
Ms. Collawn, a resident of Albuquerque, New Mexico, has more than 25 years of leadership experience in the utility and electric industry. Ms. Collawn is Chairman, President and CEO of PNM Resources, becoming Chairman in 2012, and serving as President and CEO since 2010. Ms. Collawn is also Chairman, President and CEO of PNM, and Chairman and CEO of TNMP. Ms. Collawn previously served as President and Chief Operating Officer (2008-2010) and as Utilities President (2007-2008) of PNM Resources. Ms. Collawn also served as President and CEO of Public Service Company of Colorado (2005-2007), an Xcel Energy, Inc. subsidiary.

In April 2020, Ms. Collawn joined the board of directors of Equitrans Midstream Corporation, a NYSE-listed natural gas midstream services company providing infrastructure solutions for the energy industry, and serves on its management development and compensation committee and health, safety, security and environmental committee.
Ms. Collawn also serves on the boards of directors of Nuclear Electric Insurance Limited, EEI, and EPRI. From 2017-2018, Ms. Collawn served as the first female Chairman of the board of directors of EEI, a national association of investor-owned electric companies, having previously served as the organization’s Vice Chairman since 2015. EEI develops programs to drive change in the electric power industry and communities they serve to deliver safe, reliable, affordable and cleaner energy, including facilitating the smart city revolution to help drive efficiencies, improve sustainability, and enhance quality of life. Ms. Collawn served in 2017 and 2019 as Chairman of EPRI, an independent, nonprofit center for public interest energy and environmental research, including sustainability and carbon reduction matters for the electric industry.

From 2003 to May 13, 2021, Ms. Collawn served as a director of CTS Corporation, a NYSE-listed global designer and manufacturer of sensors, actuators and electronic components, and was chairman of its compensation committee and a member of its nominating and governance committee.

In 2019, Ms. Collawn was awarded the EEI Distinguished Leadership Award by her peers for her significant contributions and ongoing commitments to the electric power industry, including leading on major policy issues such as tax reform, wildfire mitigation, and climate change. Under her leadership, PNM became the first U.S. investor-owned utility to set the earliest goal of 100% carbon-free generation by 2040.

Ms. Collawn currently serves as past chairman of the Greater Albuquerque Chamber of Commerce, as well as chairman of New Mexico Partnership, the official statewide economic development organization for locating businesses in New Mexico. She is former chairman of the Kirtland Partnership Committee, and of United Way of Central New Mexico. Ms. Collawn earned her M.B.A. from Harvard Business School.

Ms. Collawn’s knowledge of our business and the utility industry, her understanding of the complex regulatory structure of the utility industry and her substantial operations experience qualify her to be the Chairman of the Board and enable her to provide valuable perspectives on many issues facing the Company. Ms. Collawn’s service on the Board creates an important link between management and the Board that facilitates decisive and effective leadership. Her leadership roles with EEI and EPRI allow Ms. Collawn to keep the Board up to date on issues facing the entire utility industry, especially with respect to corporate governance, cybersecurity, environmental and sustainability matters, leadership, safety, strategy and technological matters.

Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Finance/Capital Allocation Financial Expertise/Literacy Risk Management Environmental/Sustainability Regulated Industry	Energy and Electric Utility Cybersecurity Corporate Governance Customer and Community Labor and Human Resources

E. Renae Conley Age 63 Director since 2014 CEO, ER Solutions, LLC Independent Director Committee Memberships: Audit and Ethics Compensation and Human Resources
Ms. Conley, a resident of Chicago, Illinois, has over 30 years of business experience in the energy industry, including significant leadership positions in finance, operations and human resources. Since 2014, Ms. Conley serves as CEO of ER Solutions, LLC, an energy consulting firm. Ms. Conley previously served from 2010-2013 as EVP, Human Resources & Administration, and Chief Diversity Officer of Entergy Corporation, a NYSE-listed integrated energy company. She also previously served as Chairman, President and CEO of Entergy Louisiana and Gulf States Louisiana (2000-2010), an operating subsidiary of Entergy Corporation, that provides electric service to over one million customers throughout Louisiana. Ms. Conley played a key role leading utility restoration efforts in Louisiana in the wake of a number of major hurricanes. Prior to joining Entergy, Ms. Conley worked for eighteen years for PSI Energy/Cinergy Corporation, where she held a variety of positions including President of Cincinnati Gas and Electric.

Ms. Conley serves as a director of US Ecology, Inc., a NASDAQ-listed integrated environmental services company, and is a member of its nominating and governance committee. Ms. Conley also serves on the board of The Indiana Toll Road Concession LLC, a subsidiary of IFM Investors that operates and maintains the Indiana East-West Toll Road. Ms. Conley previously served as a director of Advanced Disposal Services, Inc. (“ADS”), a NYSE-listed integrated environmental services company, and was a member of its compensation committee and nominating and corporate governance committee. ADS was merged into Waste Management in 2020. Ms. Conley also served on the board of directors of ChoicePoint Inc., an identification and credential verification company publicly held prior to its acquisition by Reed Elsevier and was chair of its audit committee.
Ms. Conley is currently Chair of the Board on the Ball State University Board of Trustees and a member of the Ball State University Foundation Board. She is retired from the boards of directors of the New Orleans Branch of the Federal Reserve Bank of Atlanta and the National Action Council for Minorities in Engineering. Ms. Conley has a B.S. degree in accounting and an M.B.A., both from Ball State University.
Ms. Conley’s qualifications to serve as a director include her extensive utility and energy industry experience, including being CEO of an energy consulting company and holding directorships and executive officer positions at public energy companies, which give her important financial and regulatory insight into our regulated utility businesses and field operations. Ms. Conley also brings valuable experience with respect to labor and human resources.
Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Finance/Capital Allocation Financial Expertise/Literacy Risk Management Environmental/Sustainability	Regulated Industry Energy and Electric Utility Corporate Governance Customer and Community Labor and Human Resources

Alan J. Fohrer Age 70 Director since 2012 Retired Chairman and CEO, Southern California Edison Independent Director Committee Memberships: Audit and Ethics Nominating and Governance
Mr. Fohrer is a resident of Arcadia, California. On December 31, 2010, he retired as Chairman and CEO of Southern California Edison (“SCE”), a subsidiary of Edison International (“Edison”) and one of the largest public electric utilities in the United States, having served as CEO since 2002 and as CEO and Chairman since 2007. Mr. Fohrer played an important role in leading SCE following the California energy crisis and worked with regulators to establish a credible framework for energy markets in California. During this period, SCE was a leader in both renewable energy purchases and energy efficiency. He previously served as President and CEO of Edison Mission Energy, a subsidiary of Edison that owned and operated independent power facilities. He also previously served as EVP and CFO of both Edison and SCE.

Mr. Fohrer is currently a director of TransAlta, Inc., a NYSE-listed company and Canada’s largest investor-owned power producer and wholesale marketer of electricity and is a member of its audit and risk committee and human resources committee. Mr. Fohrer also sits on the board of directors of Blue Shield California, a non-profit health insurance provider.

Mr. Fohrer has served on boards of directors of the Institute of Nuclear Power Operations; Duratek, Inc.; Osmose Utility Services, Inc; MWH Global Inc.; Synagro, Inc.; and the California Chamber of Commerce. Mr. Fohrer is a member of the Viterbi School of Engineering Board of Councilors for the University of Southern California and a member of the board of the California Science Centre Foundation.
During his tenure as CEO of Southern California Edison, Mr. Fohrer has represented the electric utility industry in significant regulatory and legislative proceedings, and co-chaired EEI’s energy delivery and reliability committees. Mr. Fohrer earned his B.Sc. and M.Sc. degrees in civil engineering from the University of Southern California and received an M.B.A. from California State University, Los Angeles.
Mr. Fohrer’s qualifications to serve as a director include his extensive financial and leadership experience with public energy and utility companies. In addition, Mr. Fohrer has significant experience with nuclear operations and with the legislative and regulatory challenges facing energy and utility companies. Mr. Fohrer’s background with sustainability and cybersecurity matters also makes him a valuable director on our Board.
Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Finance/Capital Allocation Financial Expertise/Literacy Risk Management Environmental/Sustainability Regulated Industry	Energy and Electric Utility Cybersecurity Corporate Governance Customer and Community Labor and Human Resources

Sidney M. Gutierrez Age 69 Director since 2015 Chairman, Vaya Space (formerly Rocket Crafters, Inc.) Independent Director Committee Memberships: Audit and Ethics Finance
Mr. Gutierrez is a resident of Albuquerque, New Mexico. He retired as a Colonel after serving as a fighter pilot and test pilot in the Air Force and as an astronaut and Space Shuttle Mission Commander with NASA. Since 2015, he serves as Chairman of Vaya Space (formerly Rocket Crafters, Inc)., a development-stage company engaged in rocket propulsion research and development, launch vehicle design-engineering and launch service logistics planning and development. He served as CEO of Vaya Space (formerly Rocket Crafters, Inc.) from 2015-2018 and has been a director since 2012.
After retiring from NASA, Mr. Gutierrez spent over 20 years at Sandia National Laboratories (“Sandia”) where he served in various senior leadership positions and led many complex, high technology efforts, including research on nuclear power reactors, solar and wind energy, advanced fuel cycles and nuclear fuel waste disposal. As the director of the Environmental, Safety and Health Programs at Sandia, he was responsible for leading a lab-wide safety effort that cut the lab’s accident rate in half.
Mr. Gutierrez has also served on several national advisory panels for NASA, reporting to the President and both houses of Congress. He served on the board of directors of TNMP before it was acquired by PNM Resources. Mr. Gutierrez is actively engaged in community and other non-profit entities, including New Mexico Institute of Mining and Technology and the New Mexico Spaceport Authority. Mr. Gutierrez has a B.S. in Aeronautical Engineering (Distinguished Graduate) from the United States Air Force Academy and an M.A. in Management from Webster University.
Mr. Gutierrez’s qualifications to serve as a director includes his expertise with respect to technology systems based on his engineering background and his significant experience with nuclear energy and operations, and renewable and sustainable energy. Mr. Gutierrez also has an extensive background in safety improvements and reliability, and a thorough knowledge of the risk management principles related to security threats including cybersecurity and Supervisory Control and Data Acquisition (SCADA).
Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Financial Expertise/Literacy Risk Management Environmental/Sustainability Energy and Electric Utility	Cybersecurity Corporate Governance Customer and Community Labor and Human Resources

James A. Hughes Age 58 Director since 2019 Managing Partner, Encap Investments, L.P. Independent Director Committee Memberships: Finance Nominating and Governance
Mr. Hughes is a resident of Houston, Texas, and is a Managing Partner of Encap Investments L.P. focusing on investing in power and renewables since September 2019. He formerly served as CEO and Managing Director of Prisma Energy Capital LLC, a private entity focused on investments in energy storage, from 2017 until its acquisition by Encap Investments L.P. in September 2019. He is the former CEO and director (2012-2016) of First Solar, Inc., a NASDAQ-listed provider of comprehensive photovoltaic solar energy solutions. Mr. Hughes also served as CEO and director (2007-2011) of AEI Services LLC, a private company that owned and operated power distribution, power generation (both thermal and renewable), natural gas transportation and services, and natural gas distribution businesses in emerging markets worldwide. He served as President and CEO (2002-2004) of Prisma Energy International, which was formed out of former Enron interests in international electric and natural gas utilities. Prior to that role, Mr. Hughes spent almost a decade with Enron corporations in positions that included President and Chief Operating Officer of Enron Global Assets; President and Chief Operating Officer of Enron Asia, Pacific, Africa and China; and as Assistant General Counsel of Enron International.
He currently serves as a director of Alcoa Corporation (2016-present), a NYSE-listed global industry leader in the production of bauxite, alumina and aluminum, where he serves as a member of its audit committee and safety, sustainability and public issues committee; and TPI Composites Inc. (2015-present), a NASDAQ-listed manufacturer of composite wind blades for wind turbines and composite products for the transportation market, where he serves as a member of its audit committee. Mr. Hughes is the former chairman and director of the Los Angeles Branch of the Federal Reserve Bank of San Francisco. He is currently a member of the Energy Advisory Committee of the Federal Reserve Bank of Dallas. Mr. Hughes holds a J.D. from the University of Texas at Austin School of Law, a Certificate of Completion in international business law from Queen Mary’s College, University of London and a bachelor’s degree in Business Administration from Southern Methodist University.
Mr. Hughes’ qualifications to serve as a director include his extensive experience in the energy industry, particularly with respect to the renewable energy sector, which give him important financial, regulatory, sustainability and environmental insights. In addition, his previous senior leadership positions and directorships at large public energy and utility companies and service on the board of the federal reserve bank branch provide valuable business, financial, risk management, cybersecurity, regulatory, governance and operational and management expertise.

Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Finance/Capital Allocation Financial Expertise/Literacy Risk Management Environmental/Sustainability Regulated Industry	Energy and Electric Utility Cybersecurity Corporate Governance Customer and Community

Maureen T. Mullarkey Age 61 Director since 2014 Former EVP and CFO, International Game Technology Independent Director Committee Memberships: •Compensation and Human Resources •Finance
Ms. Mullarkey is a resident of Reno, Nevada and retired in 2007 as EVP and CFO of International Game Technology (“IGT”), a NYSE-listed company and leading supplier of gaming equipment and technology. She joined IGT in 1989 and held several financial and executive management positions in her 19 years with the company. While at IGT, she directed investor relations, finance, accounting, treasury management, tax, information systems and enterprise resource functions. Previously, Ms. Mullarkey served as a director of NV Energy, Inc., a public energy company, from 2008 until the company was sold in 2013 to Mid-American Energy Holdings Company, a subsidiary of Berkshire Hathaway, Inc. Ms. Mullarkey is currently a director of Everi Holdings, Inc., a NASDAQ-listed company of businesses that deliver products and services to the gaming industry.
In her community, Ms. Mullarkey serves on the executive committee of the University of Nevada, Reno Foundation Board. Previously she served on the board of the Nevada Museum of Art, the Desert Research Institute and Renown Health. She has also served on other boards in the Reno community including the Community Foundation of Western Nevada, Nevada Women’s Fund and the University of Nevada Reno College of Business advisory board. She also served as an Entrepreneur in Residence with the Nevada Institute for Renewable Energy Commercialization and as a partner in a private investment firm. Ms. Mullarkey has a B.S. from the University of Texas and an M.B.A. from the University of Nevada, Reno.
Ms. Mullarkey’s qualifications to serve as a director include her extensive financial expertise and literacy gained after years of serving as a senior executive of a public technology company, and years of leadership as a director of a public energy company. Ms. Mullarkey also brings to the Board strategic and operational leadership and expertise related to technology. In addition, as a former director of a public energy company, Ms. Mullarkey brings to the Board sustainable and renewable energy experience.
Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Finance/Capital Allocation Financial Expertise/Literacy Risk Management	Environmental/Sustainability Regulated Industry Energy and Electric Utility Corporate Governance

Donald K. Schwanz Age 76 Director since 2008 Retired Chairman and CEO, CTS Corporation Independent Director Committee Memberships: Audit and Ethics Nominating and Governance
Mr. Schwanz is a resident of Scottsdale, Arizona, and retired in 2007 as Chairman and CEO of CTS Corporation (“CTS”), a NYSE-listed global designer and manufacturer of sensors, actuators and electronic components. He joined CTS in 2001, serving as Chief Operating Officer and then President before serving as CEO. Prior to joining CTS, Mr. Schwanz held various management and senior executive roles at Honeywell for over twenty years, where he last served as President of the Industrial Controls Business, a $2.8 billion global business specializing in process control systems. Prior to that, he was President of Honeywell’s Space and Aviation Controls business, the leading global supplier of avionics for commercial and business aircraft. Mr. Schwanz began his business career with Sperry Univac, Inc., where he held positions in program management, project engineering, sales and sales support.

Mr. Schwanz served as a director of Multi-Fineline Electronix, Inc., a producer of flexible printed circuits and flexible circuit assemblies and a public company traded on the NASDAQ Global Select Market until it was acquired by Suzhou Dongshan Precision Manufacturing Co., Ltd. in 2016. Mr. Schwanz served on its audit, compensation, and nominating and governance committees. Mr. Schwanz is a 1966 graduate of the Massachusetts Institute of Technology where he received his B.S. in mechanical engineering. He received an M.B.A. from the Harvard Business School in 1968.

Mr. Schwanz’s qualifications to serve as a director include his years of leadership at CTS as well as his extensive executive service at Honeywell. This leadership experience provides Mr. Schwanz with strategic and operational experience, financial expertise and knowledge of finance and capital allocation. His engineering, operations, manufacturing and business experience have provided him with expertise relevant to the operation of the Company's businesses.

Specific Qualifications/Attributes/Experience:

	Leadership and Strategy Financial/Capital Allocation Financial Expertise/Literacy Risk Management	Corporate Governance Customer and Community Labor and Human Resources

Summary of Director Qualifications and Experience	Vicky A. Bailey	Norman P. Becker (Lead Director)	Patricia K. Collawn	E. Renae Conley	Alan J. Fohrer	Sidney M. Gutierrez	James A. Hughes	Maureen T. Mullarkey	Donald K. Schwanz
Years Served on the Board	2	5	11	7	9	6	2	7	13
LEADERSHIP AND STRATEGY experience is important in overseeing management and driving growth.	●	●	●	●	●	●	●	●	●
FINANCE/CAPITAL ALLOCATION experience is important in evaluating our financial statements and capital structure.	●	●	●	●	●		●	●	●
FINANCIAL EXPERTISE/LITERACY experience is important in understanding and overseeing our financial reporting and internal controls.	●	●	●	●	●	●	●	●	●
RISK MANAGEMENT experience is important in evaluating significant risks and providing effective oversight of risk management processes.	●	●	●	●	●	●	●	●	●
ENVIRONMENTAL/SUSTAINABILITY experience is important in assessing environmental compliance and overseeing responsible, long-term value creation.	●		●	●	●	●	●	●	
REGULATED INDUSTRY experience is important to overseeing a business in a heavily regulated industry.	●	●	●	●	●		●	●	
ENERGY AND ELECTRIC UTILITY experience is important in developing, implementing and assessing our operating plan and business strategy, and providing our customers safe, reliable and affordable electricity from various generation sources, including nuclear.	●		●	●	●	●	●	●	
CYBERSECURITY experience is important in providing effective oversight of related risk management procedures to safeguard our generation, transmission and distribution assets.	●	●	●		●	●	●		
CORPORATE GOVERNANCE experience is important in providing accountability and transparency and protecting shareholder interests.	●	●	●	●	●	●	●	●	●
CUSTOMER AND COMMUNITY experience is important in addressing the interests and needs of our many stakeholders.	●	●	●	●	●	●	●		●
LABOR AND HUMAN RESOURCES experience is important in attracting, motivating and retaining top candidates and maintaining good relations with union employees.	●		●	●	●	●			●
Demographic Background									
Gender									
Male		●			●	●	●		●
Female	●		●	●				●	
Race/Ethnicity									
American Indian, Alaska Native									
Asian									
Black, African American	●								
Hispanic, Latinx						●			
Native Hawaiian or Other Pacific Islander									
White, Caucasian		●	●	●	●		●	●	●

Our nine director nominees are highly qualified, diverse and high functioning with an effective combination of skills, expertise, and diversity to oversee the risks and opportunities of our electric utility and related businesses.

PROPOSAL 2: RATIFY APPOINTMENT OF KPMG AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2021
(PROPOSAL 2 on your Proxy Card)

The Board is recommending that the shareholders ratify the selection of KPMG as our independent public registered accountants for 2021. The Audit Committee has performed its annual evaluation of the quality and cost of services provided by KPMG and an assessment of auditor independence. The Audit Committee reported to the Board complete satisfaction with the services provided by KPMG and recommended that KPMG be selected as our independent registered public accountants for 2021. The Board agrees with the Audit Committee’s recommendations, as described in the Audit Committee Report contained in this proxy statement.

In determining whether to recommend to the full Board the reappointment of KPMG as our independent auditor, the Audit Committee annually considers several factors including:
•the length of time KPMG has been engaged;
•the firm’s independence and objectivity;
•KPMG’s capability and expertise in handling our electric utility businesses, including the expertise and capability of the lead audit partner;
•historical and recent performance, including the extent and quality of KPMG’s communications with the Audit Committee, and the results of a management survey of KPMG’s overall performance;
•data related to audit quality and performance, including recent Public Company Accounting Oversight Board inspection reports on the firm; and
•the appropriateness of KPMG’s fees.

In accordance with SEC rules, independent audit partners are subject to rotation requirements limiting their number of consecutive years of service to our Company to no more than five. In 2016, the Audit Committee approved the selection of a new lead audit partner with KPMG who assumed oversight of our external audit of PNM Resources effective for the 2017 audit.

We are not required to have shareholders ratify the selection of KPMG as our independent auditor but are doing so because we believe it is a matter of good corporate governance. Representatives of KPMG will be available at the Annual Meeting where they will have the opportunity to make statements and respond to appropriate questions by shareholders. If shareholders fail to ratify the appointment of KPMG, the Audit Committee will consider other auditors for 2022. Because of the difficulty in making any substitution of auditors so long after the beginning of the current year, the appointment of KPMG as independent public accountants for 2021 will stand even if shareholders fail to ratify our selection unless the Audit Committee determines there is a compelling reason for a change. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interest of PNM Resources and its shareholders.

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2021.

AUDIT AND ETHICS COMMITTEE REPORT

The primary function of our Audit and Ethics Committee (“Audit Committee”) is oversight of the Company’s financial reporting process, public financial reports, internal accounting and financial controls, and the independent audit of the annual consolidated financial statements. Our Audit Committee acts under a charter, which can be found on the PNM Resources web site at www.pnmresources.com/esg-commitment/governance.aspx. We review the adequacy of the charter at least annually. Each member of the Audit Committee is independent as required by the applicable listing standards of the New York Stock Exchange and Securities and Exchange Commission (“SEC”). Three current members are audit committee financial experts under SEC rules. We held five meetings in 2020 with KPMG LLP (“KPMG”), the Company’s principal independent registered public accounting firm for 2020, and one meeting to date in 2021 at which we reviewed extensive reports and had discussions with the independent auditors, internal auditors, and other members of management.
In carrying out our responsibilities, we look to management and the independent auditors. The Company’s management is responsible for the preparation and fair presentation of the Company’s financial statements and for maintaining effective internal controls. Management is also responsible for assessing and maintaining the effectiveness of internal controls over the financial reporting process in compliance with Sarbanes-Oxley Section 404 requirements. The independent auditors are responsible for auditing the Company’s annual financial statements and expressing an opinion as to whether such financial statements are fairly stated in conformity with generally accepted accounting principles. In addition, the independent auditors are responsible for auditing the Company’s internal controls over financial reporting and for expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors perform their responsibilities in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”).

In performing our oversight function, we reviewed and discussed the consolidated financial statements with management and KPMG, the independent auditors. Management and KPMG informed us that the Company’s consolidated financial statements were fairly stated in accordance with generally accepted accounting principles. We discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. We discussed with KPMG the matters required to be discussed by the independent auditors with the Committee under the rules and standards adopted by the PCAOB, including critical accounting matters addressed during the audit. In addition, we reviewed and discussed management’s report on internal controls over financial reporting and the related audit performed by KPMG which confirmed the effectiveness of the Company’s internal controls over financial reporting.

We received the written disclosures and the letter from KPMG required by applicable requirements of the PCAOB regarding the independent auditors’ communications with us concerning independence, and we discussed the firm’s independence with KPMG.

We discussed with the Company’s internal auditors and KPMG the overall scope and plans for their respective audits. We met with the internal auditors and the independent auditors at each regularly scheduled meeting, both with and without management present. Discussions included the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have also assessed the performance of the independent auditors and have appointed KPMG to audit the Company’s financial statements for 2021, subject to shareholder ratification of that appointment.

Based on the reviews and discussions referred to above, reliance on management and KPMG, and subject to the limitations of our role described above, we recommended to the Board the inclusion of the audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the Securities and Exchange Commission.

                            Audit and Ethics Committee
Alan J. Fohrer (Chair)
Vicky A. Bailey
E. Renae Conley
Sidney M. Gutierrez
Donald K. Schwanz

INDEPENDENT AUDITOR FEES

Audit Fees for 2020 and 2019

The following table represents aggregate fees billed to the Company for fiscal years ended December 31, 2020 and December 31, 2019 by KPMG, our principal independent registered public accounting firm.

Fees	Fiscal Year Ended (in thousands) ($)
	2020	2019
Audit Fees	2,284	2,147
Audit-related Fees	134	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	2,418	2,147

Audit Fees are primarily for the audit of our annual financial statements, review of financial statements included in our 10-Q filings and the annual Sarbanes-Oxley Audit, and statutory and regulatory filings.

Audit-related fees incurred in 2020 are for services provided in connection with the pending Merger with Avangrid, Inc.

All fees have been approved by the Audit Committee. The reported aggregate fees billed for professional services include travel related expenses to perform the services and applicable gross receipts taxes.

The Audit Committee requires the independent registered public accounting firm selected to audit the Company’s financial statements to obtain the approval of the Audit Committee before performing any non-audit services permitted by applicable law so that the Audit Committee may determine whether the provision of such services is compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Thus, the Audit Committee preapproves all audit services and all permitted non-audit services performed by the principal accounting firm.

PROPOSAL 3: APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
(PROPOSAL 3 on your Proxy Card)

Shareholders will be given the opportunity to vote on the following advisory resolution (commonly referred to as Say-on-Pay):

“RESOLVED, that the shareholders of PNM Resources, Inc. approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the PNM Resources, Inc. 2021 proxy statement pursuant to the compensation disclosure rules of the SEC (which disclosure includes the Compensation Discussion and Analysis section, the compensation tables and the accompanying footnotes and narratives within the Executive Compensation section of the proxy statement).”

Background on Proposal

In accordance with Section 14A of the Exchange Act, shareholders are being given the opportunity to vote at the Annual Meeting on this advisory resolution regarding the compensation of our NEOs.

As described in the Compensation Discussion and Analysis, which begins on page 36, we believe attracting, motivating and retaining talented executives is critical to the achievement of our financial and strategic objectives. Our executive compensation program is designed with that premise in mind. Our basic philosophy is that our NEOs should be paid for performance, as determined by a combination of corporate performance measures and individual performance. For a comprehensive description of our executive compensation program, philosophy and objectives, including the specific elements of executive compensation that comprised the program in 2020, please refer to the CD&A. The 2020 NEO Compensation Information, including the Summary Compensation Table and other executive compensation tables (and accompanying narrative disclosures) that follow the CD&A, beginning on page 52, provide additional information about the compensation that we paid to our NEOs in 2020.

Section 14A also requires that, at least once every six years, shareholders be given the opportunity to vote on an advisory basis regarding the frequency (i.e., annually, every two years, or every three years) of future shareholder advisory votes on the compensation of our NEOs. At the 2017 annual meeting, the shareholders indicated a preference for holding Say-on-Pay advisory votes on an annual basis as recommended by the Board. Thus, the advisory vote in Proposal 3 reflects the approved annual frequency.

Effects of Advisory Say-on-Pay Vote

Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to our NEOs and will not be binding on the Board or the Compensation and HR Committee. However, the Compensation and HR Committee will consider the outcome of the vote when making future executive compensation decisions.

The Board of Directors unanimously recommends a vote FOR approval of the advisory resolution set forth above approving the compensation of our named executive officers.

EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

The following CD&A should be read together with the SCT and other tables that are presented beginning on page 52.  Please note that this CD&A contains information about our corporate goals.  We have included this information for the limited purpose of enabling investors and other readers of this CD&A to better understand our executive compensation philosophy, policies, programs, practices, and results. This information should not be understood to represent our management’s estimates, or our future results or other guidance, and we specifically caution investors and other readers not to apply this information to other contexts.

This CD&A informs our shareholders about our compensation philosophy and decision-making process. It also explains the compensation-related actions taken, and factors considered, with respect to 2020 compensation for the NEOs. Based on 2020 positions and compensation levels, our NEOs are:

•Patricia K. Collawn, Chairman, President and CEO
•Charles N. Eldred, EVP, Corporate Development and Finance (CFO through January 20, 2020)
•Joseph D. Tarry, SVP and CFO (CFO from and after January 21, 2020)
•Patrick V. Apodaca, SVP, General Counsel and Secretary
•Ronald N. Darnell, SVP, Public Policy
•Chris M. Olson, SVP, Utility Operations

The Compensation and HR Committee is composed entirely of independent directors and is responsible for approving and overseeing our executive compensation philosophy, policies, programs and practices. The Compensation and HR Committee also reviews and approves the Company’s succession plans for our CEO and other senior Officers, reviews and monitors the Company’s Affirmative Action and other diversity, equity and inclusion (DEI) programs, and oversees various other aspects of managing the Company’s human capital in coordination with our management team.

OVERVIEW

Impact of COVID-19 Pandemic

In addition to the factors described below, the Compensation and HR Committee also considered the overall impact of the novel coronavirus, and the resulting COVID-19 pandemic, on the Company when making final determinations regarding the 2020 compensation of our NEOs and designing our executive compensation plans and programs for 2021. While the COVID-19 pandemic did affect certain aspects of our business, for example by temporarily shifting loads between different categories of customers and increasing customer payment issues, those challenges were offset by other factors, such as warmer-than-usual weather. Accordingly, the Compensation and HR Committee determined that the positive and negative effects of the COVID-19 pandemic, when analyzed in their totality, did not have a significant overall impact on the Company. In addition, the Compensation and HR Committee noted that the Company did not undertake workforce reductions, or reduce compensation levels for the Company’s non-officer employees, due to the COVID-19 pandemic. As a result, the Compensation and HR Committee did not adjust 2020 NEO compensation levels, exercise negative discretion under the 2020 AIP, or change its approach to designing the Company’s executive compensation plans and programs for 2021, due to the COVID-19 pandemic.

The Merger

On October 21, 2020, we announced the Merger, pursuant to which we will merge with Avangrid in an all-cash transaction in which our shareholders will receive $50.30 per share. Consummation of the Merger is subject to certain closing conditions. The Merger combines two strategically aligned, premier companies to create a large, diversified national regulated utility and renewable energy platform with approximately $14 billion of rate base, more than 4 million electric and natural gas utility customers and more than 7.4 gigawatts of renewable energy assets. The Merger consideration represented a premium to our recent and historic share trading price (a 10.0% premium to the October 20, 2020 closing share price of our common stock and approximately a 19.3% premium to the 30-day volume weighted average price of our common stock as of October 20, 2020).

Our named executive officers and other executives have demonstrated outstanding leadership throughout 2020 and into 2021. This leadership has involved delivering excellent fiscal 2020 financial results as well as negotiating the Merger Agreement, obtaining shareholder approval, planning for integration, and seeking regulatory approval, which have required substantial additional time and effort of our executives while they have continued to perform their ordinary course responsibilities. We continue to work diligently to prepare for the consummation of this transaction and to achieve a successful completion of the Merger.

2020 Performance and Resulting Performance-Based Compensation

Our 2020 performance demonstrates continued alignment of our strategic goals with an executive compensation strategy grounded in pay for performance. As the holding company of two electric utilities operating in New Mexico (PNM) and Texas (TNMP), our short-term and long-term incentive compensation performance goals are aligned with our focus on creating an environment where employees can succeed; engaging and earning the trust of our customers and stakeholders; always striving for operational excellence; creating value for our shareholders, and transforming our portfolio for a sustainable future.
In conjunction with these objectives, we remain focused on three financial goals:
•Earning authorized returns on our regulated businesses
•Targeting 5% - 6% earnings and dividend growth through 2023
•Maintaining investment grade metrics

AIP Performance for 2020
The three weighted performance measures for the 2020 AIP were: Incentive EPS (60%), reliability (20%) and customer satisfaction (20%). These three AIP metrics align with our strategic goal of earning authorized returns on regulated businesses while delivering reliable and superior utility services to our customers. NEOs received annual cash incentive awards at 158% of target because the Company achieved:
•Maximum performance of 2020 Incentive EPS at $2.28 per share;
•Below threshold performance of the reliability metric; and
•Near maximum performance of the customer satisfaction metrics.

As in previous years, the 2020 AIP specifies that no awards would be made unless the Compensation and HR Committee determined that the Company achieved the applicable threshold level of performance for Incentive EPS. Incentive EPS is a non-GAAP performance metric designed to measure the financial performance of the Company’s core business by making certain adjustments as reflected in the Glossary definition of Incentive EPS as discussed on page 51 under Adjustments for Certain Items.
For additional information about the AIP performance metrics and 2020 results, see NEO Incentive Goals and Results on page 54 and the Cash Compensation-Annual Incentive Awards section of Elements of Executive Compensation on page 43.
LTIP Performance for 2018-2020 under the 2018 LTIP

Long-term incentive awards under the LTIPs are delivered 70% in PSs and 30% in RSAs. PS awards are tied to three-year performance goals and RSAs vest over a three-year period to promote an appropriate focus on creating sustainable shareholder value. The weighted performance metrics for the 2018 LTIP were: Earnings Growth (50%), relative TSR (25%) and FFO/Debt Ratio (25%). Earnings Growth and relative TSR metrics encourage our executives to deliver at or above industry-average earnings and dividend growth for our shareholders in a sustainable manner while the FFO/Debt metric promotes maintaining solid investment grade ratings. For the 2018 LTIP, NEOs received PS awards at 166% of target because the Company achieved:
•Maximum performance of Earnings Growth, which was 5.0% over 2018-2020;
•Near maximum performance of relative TSR, which ranked the Company at the 92nd percentile of the S&P 400 MidCap Utilities Index, compared to a maximum performance goal of 95th percentile; and
•Above threshold performance of the FFO/Debt Ratio a metric relating to investment grade ratings, which was 14.8% over 2018-2020, compared to a threshold performance of 14%.

For additional information on the 2018 LTIP performance metrics and 2018-2020 results, see NEO Incentive Goals and Results on page 54, Equity Compensation-Long-Term Incentive Awards section of Elements of Executive Compensation on page 44, and Adjustments for Certain Items on page 51.

Return to Shareholders

The Company is committed to achieving financial results that consistently provide a positive return to shareholders over time. In accordance with SEC requirements, the Company prepares a performance graph each year for inclusion in the materials provided to shareholders. The performance graph below is provided because of its relevance to the Company’s performance and is also being provided with the annual shareholder letter from our Chairman, President and CEO. The performance graph illustrates how a $100 investment in the Company’s common stock on December 31, 2015 would have grown to $181.07 by December 31, 2020, with all dividends reinvested. The chart also compares the TSR on the Company’s common stock to the same investment in the S&P 500 Index, the S&P 400 MidCap Utilities Index and the EEI Peer Index. The S&P 500 Index is provided for general comparison purposes, as it is in the annual performance graph, but it is not used by the Compensation and HR Committee for any compensation decisions, benchmarking or determination of incentive awards. For the applicable year, LTIP potential performance share awards are earned based on the Company’s TSR performance relative to the EEI Peer Index (or the S&P 400 MidCap Utilities Index for the 2018 LTIP), which is also shown in the performance graph. In 2019, the Company determined that the EEI Peer Index provided a better relative measure of TSR performance because the EEI Peer Index is comprised entirely of investor-owned electric utilities. For further discussion of the LTIP, please refer to the Equity Compensation-Long-Term Incentive Awards section of Elements of Executive Compensation. Please note that the performance graph is not intended to forecast or be indicative of possible future performance of our common stock.

$220
$200
$180
$160
$140
$120
$100
$80
2015
2016
2017
2018
2019
2020

	2015	2016	2017	2018	2019	2020
● PNM Resources	$100.00	$115.35	$139.50	$145.67	$184.25	$181.07
☐ S&P 500 Index	$100.00	$111.95	$136.38	$130.39	$171.44	$202.96
◆ EEI Peer Index	$100.00	$122.58	$137.18	$142.77	$176.60	$161.65
▲ S&P 400 MidCap Utilities Index	$100.00	$127.35	$141.47	$151.16	$172.88	$148.91

Data Source: Bloomberg.

Historical performance does not necessarily predict future results. PNM Resources' common stock is traded on the NYSE.

Compensation Philosophy and Objectives

Our long-term success depends upon our ability to provide safe, reliable, affordable, environmentally responsible and sustainable energy and services to our customers and invest wisely for present and future shareholder return.  Achievement of these outcomes depends upon our success in attracting, motivating and retaining highly talented professionals.  Our executive compensation program is designed to promote and support the overall objective of enhancing shareholder value and is based on a philosophy designed to:

•Attract and retain highly qualified, motivated and experienced executives,
•Provide total compensation opportunities that are market competitive and reflect the size of our Company,

•Pay our NEOs for performance based on corporate and business area measures,
•Link corporate compensation goals to the interests of our shareholders, and
•Recognize and reward outstanding Company and individual performance.

The Company’s compensation strategy is grounded in pay for performance, which is reflected in the way we have structured base pay, short-term incentives and long-term incentives. This philosophy applies to all employees, with a more significant level of variability and compensation at risk for Officers. As illustrated below, the TDC target opportunity for NEOs is primarily comprised of short-term and long-term incentive compensation that is “at risk.” These charts illustrate the mix of pay opportunity for 2020 for our CEO and the weighted average opportunity for our other NEOs (EVP and SVPs), in each case assuming these NEOs were paid under our incentive compensation plans at the target level for 2020. The average opportunity for each officer level was derived from the average dollar amount of each component for all individuals within the respective officer level. These amounts do not include the Retention Bonuses and Merger-Related Arrangements discussed on page 44.
The Compensation and HR Committee also considers other factors in determining the compensation of our NEOs, such as their respective qualifications, experience, expertise, performance and results of their business area, as well as the market competitiveness of the compensation opportunity.  The relative importance of these factors may vary from year to year and from NEO to NEO. As a result, the Compensation and HR Committee evaluates each component of pay in the context of each NEO’s total compensation.

EXECUTIVE COMPENSATION PRACTICES & RESULTS

The Compensation and HR Committee strives to ensure that we compensate our NEOs consistent with shareholder interests. Highlights of our practices to sustain good governance alignment with shareholder interests include the following:

What We Do

•Pay for Performance – PNMR’s pay for performance philosophy is emphasized through variability in compensation. A significant portion of executive pay is considered “at risk” and is based on actual Company performance against both short-term and long-term performance goals. TDC varies depending on the Company’s achievement of financial and non-financial objectives and long-term incentive compensation is designed to closely align with shareholders’ interests.
•Independent Compensation and HR Committee – The Compensation and HR Committee is comprised entirely of independent directors. Year-end results and related performance pay are reviewed and approved by the Compensation and HR Committee for the NEOs while the independent members of the Board review and approve the CEO’s compensation.
•Independent Compensation Consultant – The Compensation and HR Committee uses an independent compensation consultant, Pay Governance, to regularly review and evaluate the Company’s compensation plans and programs to include periodic review of the PNMR Peer Group and to provide regular briefings regarding key trends and pending regulations. Pay Governance only provides services to the Board and its committees. No other services are provided to the Company by Pay Governance.
•Capped Incentive Award Payout – Awards are capped at a maximum payout under both our AIP and LTIPs.
•Reasonable Change in Control Severance Provisions (Retention Plan) – We have implemented change in control provisions for our executives that we believe are reasonable and customary. The change in control provisions provide for benefits under the Retention Plan only if a change in control actually occurs (for example, upon the closing of the merger with Avangrid) and the executive’s employment is terminated (i.e., double trigger). More discussion appears in the Payments Made Upon a Change in Control section of 2020 NEO Compensation Information.
•“Double Trigger” Change in Control Severance Benefits – The PEP generally provides for double trigger vesting following a change in control. More discussion appears in the Payments Made Upon a Change in Control section of 2020 NEO Compensation Information.
•Clawback Provisions – The PEP and/or related award documents provide that (1) all unvested and unpaid awards are subject to forfeiture for conduct which is demonstrably and materially injurious to the Company and (2) the LTIPs and AIPs provide that a recipient will forfeit unvested and unpaid incentive compensation awards issued under the PEP for any manipulation or attempted manipulation of the performance results for personal gain at the expense of customers, shareholders, other employees or the Company. In addition, under the Company’s Clawback Policy adopted in February 2019 and described more fully on page 50 of this proxy statement, incentive compensation awarded to PNMR officers is subject to recoupment in the event of certain accounting restatements or if the officer engaged in improper conduct.
•Hiring and Retention of High-Achieving Executives – The objectives of rewarding performance and retention are balanced to ensure that high-achieving, marketable executives remain motivated and committed to the Company.
•Tally Sheets – The Compensation and HR Committee reviews tally sheets that include compensation, which includes benefits and retirement benefits, for our NEOs prior to making annual executive compensation decisions.
•Mitigation of Undue Risk – Management and the Compensation and HR Committee evaluate, through an annual risk assessment process, whether the Company’s compensation programs for employees, including NEOs, create risks that are reasonably likely to have a material adverse effect on the Company. Based on the risk analysis undertaken in 2020, which included a review of risks arising out of or relating to the COVID-19 pandemic, the Compensation and HR Committee does not believe that the Company’s compensation programs, policies and practices create risks that are reasonably likely to have a material adverse effect on the Company. Examples of the features that assist in mitigating risk include the Clawback Policy, the PEP forfeiture provisions noted above and the Company’s equity ownership holding guidelines. More discussion appears in the Board’s Role in Risk Oversight section on page 10.
•Conservative Perquisites – Perquisites for our Officers are modest and serve a reasonable business purpose.
•Equity Ownership Holding Guidelines – The Compensation and HR Committee believes that rewarding the NEOs with equity compensation supports retention and helps align management with the best interests of our shareholders, our customers and the Company. Therefore, the Company has equity ownership holding guidelines for all NEOs requiring that they hold from three (3) to five (5) times base salary in PNMR shares depending on the NEO’s position. See the Equity Ownership Holding Guidelines section of Additional Information.
•Minimal Dilution – As the Company’s practice is to only use shares that are acquired on the open market to satisfy awards under the PEP, our equity compensation practices result in minimal dilution. More discussion appears in the Equity Compensation section of Elements of Executive Compensation.

What We Don’t Do

•No employment contracts with our CEO or other NEOs.
•No individual change in control agreements with our CEO or other NEOs.
•No discounted stock options or SARs.
•No excise tax gross-ups.
•No repricing of stock options or SARs without prior shareholder approval.
•No share recycling of stock options or SARs.
•No evergreen provisions within the PEP.
•No dividends or dividend equivalents on unvested RSAs or unearned PSs.
•No hedging or monetization transactions (such as zero-cost collars and forward sales contracts, which would allow for locking in much of the value of Company securities) permitted by Officers, directors or employees.
•No short sales of Company securities by any Officer, director or employee.
•No pledging of Company securities by our executive officers, including NEOs, or directors.

Results of 2020 Say-on-Pay: Strong Shareholder Support

Our shareholders cast an advisory Say-on-Pay vote on executive compensation at the May 2020 annual meeting. The holders of 87.5% of the shares, present in person or by proxy and entitled to vote at the 2020 annual meeting, approved, on an advisory basis, the compensation of our NEOs disclosed in our 2020 proxy statement. The Compensation and HR Committee reviewed the outcome of the advisory vote and considered it to be strong approval by our shareholders.  Therefore, the Compensation and HR Committee determined that significant changes to our executive compensation plans and programs were not warranted and accordingly our current compensation philosophy remains consistent with the prior year.  At our 2021 Annual Meeting, shareholders will again have the opportunity to cast an advisory Say-on-Pay vote regarding the compensation of our NEOs, as disclosed in this CD&A and the accompanying tables.

The Compensation and HR Committee continues to review our executive compensation practices and policies at regular intervals to ensure alignment with competitive pay practices and in response to other factors, such as the COVID-19 pandemic and the Company’s entry into the Merger Agreement with Avangrid.  As discussed below under Elements of Executive Compensation, the Compensation and HR Committee made certain changes to the 2020 executive compensation program.  Likewise, as described under 2021 Compensation Actions on page 48, the Compensation and HR Committee made additional changes to the 2021 executive compensation program. Furthermore, we continue to engage with our shareholders on a variety of topics, including executive compensation. The Compensation and HR Committee considers shareholder feedback in making its compensation decisions.

ELEMENTS OF EXECUTIVE COMPENSATION

Our executive compensation program is designed to maintain an appropriate and competitive balance between fixed pay (base salary) and variable pay or “at risk” incentives (annual and long-term incentives) under our AIP and LTIP respectively. The program consists of three core elements that comprise TDC – base salary, AIP and LTIP awards that are targeted around the median level of compensation paid to executive officers of similar companies in the 2020 Benchmark Data (as described in the Role of the Independent Compensation Consultant section of Administration and Resources).  The annual and long-term incentives are structured to reward the achievement of strategic, financial and operational performance goals.  As the NEO with the highest level of responsibility, the CEO has the greatest variability in TDC. The targets for each element of compensation are separately set at approximately the median range and then appropriate adjustments are made based on each NEO’s performance, experience and strategic role to the Company. If the Compensation and HR Committee increases an NEO’s base salary, it also considers the resulting impact on annual and long-term performance-based incentive compensation levels and benefits. Following is a summary of compensation and benefits provided to our Officers.

Compensation Component	Key Characteristics	Purpose
Base Salary	•Fixed amount of cash compensation based on an Officer’s role, experience and responsibilities
•Compensate Officers for scope of responsibilities, previous experience, individual performance and business area performance
•Provide base compensation at a level consistent with our compensation philosophy

AIP
•Variable annual cash incentive based on corporate performance metrics with threshold, target and maximum opportunities for each Officer. Incentive EPS threshold must be achieved to receive any incentives and awards are capped at a maximum award level
•Reward and motivate Officers for achieving annual financial and operating goals across the organization •Link annual pay with annual performance

Compensation Component	Key Characteristics	Purpose
LTIP
•Awards are a combination of PSs and RSAs. PS awards represent variable compensation incentive based on long-term corporate performance metrics, typically with a three-year performance period and generally granted annually. Amounts actually earned will vary based on corporate performance and the Officer’s position

•Reward Officers for achieving long-term business objectives by tying incentives to long-term performance (PSs)
•Align the interests of the Officers and the shareholders (PSs and RSAs)
•Enhance retention of Officers

Deferred Compensation and Retirement Benefits	•A broad-based 401(k) retirement plan and a non-qualified supplemental retirement savings plan •A frozen defined benefit plan for employees hired prior to January 1, 1998	•Enhance recruitment and retention by aligning benefits with competitive market practices •Provide for future retirement of Officers
Supplemental Benefits & Perquisites
•Generally limited to perquisites such as additional officer life insurance, long term disability, executive physicals, financial planning and the ECP. The ECP is limited to $23,000 for the CEO and $18,000 for the EVP and SVPs
•Align with market practices to provide reasonable supplemental benefits
Potential Severance Benefits and Change in Control	•These amounts are payable only if employment is terminated under certain conditions (i.e., double trigger)
•Support the objective assessment and execution of potential changes to the Company’s strategy and structure by our Officers
•Enhance retention of management by reducing concerns about employment continuity

Retention Bonuses and Merger-Related Arrangements	•Special cash bonuses paid in December 2020 to certain NEOs in lieu of being eligible to participate in the 2021 AIP
•Enhance retention of Officers*
•Mitigation of certain adverse tax impacts on the Company and NEOs in connection with the merger with Avangrid
•Enhance retention of management to complete merger and post-merger integration work

* The EVP earned a discretionary award, which was paid in December 2020.
Below are detailed descriptions of components of our executive compensation program as well as certain changes made to our 2020 and 2021 executive compensation plans and programs to (i) further align the structure of the program with shareholders’ interests and current market practices and conditions, including the COVID-19 pandemic, and (ii) implement certain special arrangements in connection with the Company’s pending merger with Avangrid.

Cash Compensation

Base Salary

Base salary is the fixed component of compensation paid to compensate each NEO for effectively discharging the duties and responsibilities of his or her position.  An NEO’s base salary is determined by considering a variety of factors including, but not limited to:

•Scope of responsibilities,
•Previous experience,
•Individual performance,
•Base salaries for comparable NEOs within the PNMR Peer Group,
•Base salaries as reported in compensation surveys, such as the Willis Towers Watson Executive Compensation Data Base (“CDB”) General Industry Survey Report - U.S., and
•Recommendations from Pay Governance, the Compensation and HR Committee’s independent compensation consultant.

Annually, the Compensation and HR Committee considers all of these factors in recommending the base salary of the CEO (which is approved by the independent members of the Board) and in setting the base salary of all other NEOs. Salary adjustments, if any, are based on the median of base salaries revealed by benchmarking comparable positions, described in the Role of the Independent Compensation Consultant section of Administration and Resources, as well as the Company’s performance, internal pay equity among the Officers and the Compensation and HR Committee’s evaluation of the individual NEO’s performance.  Performance is primarily measured on the basis of corporate and individual performance, with applicable goals and objectives being established at the beginning of each year.

At its February 2020 meeting, after reviewing the 2020 Benchmark Data, recommendations from management and Pay Governance, and considering the Company’s performance and strategic objectives, as well as each NEO’s performance in 2019, the Compensation and HR Committee approved increases in base salaries, effective March 2020, for certain of the NEOs, with the independent members of the Board approving an increase for our CEO as follows:
NEO BASE SALARY

NEO	2019 Base Salary	2020 Base Salary
Patricia K. Collawn	$900,000	$922,500
Charles N. Eldred	$510,900	$510,900
Joseph D. Tarry	$335,785	$380,000
Patrick V. Apodaca	$359,975	$367,174
Ronald N. Darnell	$293,550	$302,357
Chris M. Olson	$315,000	$330,750

Annual Incentive Awards
The AIP provides annual cash incentives to reward the NEOs for the achievement of annual financial and operating goals and to reinforce the Company’s pay for performance philosophy.  Our philosophy is to set the AIP award opportunities at the approximate median for NEOs in comparable positions based on a benchmarking analysis, which for 2020 consisted of the 2020 Benchmark Data.  The table below shows the 2020 AIP target award opportunity as compared to the 2019 AIP target award opportunity. The target award opportunity remained the same for 2019 and 2020 for all NEOs.

NEO ANNUAL INCENTIVE AWARD OPPORTUNITY

Position	2019 Target Opportunity*	2020 Target Opportunity*
CEO	115%	115%
EVP	75%	75%
SVP	55%	55%
* As a percentage of Base Salary. The threshold opportunity is half of the target opportunity and the maximum opportunity is two times the target opportunity.

The 2020 financial and operating performance goals and performance results are illustrated on page 54. The Compensation and HR Committee considers the target performance goals to be rigorous, but reasonably achievable. Maximum performance levels are designed to be difficult to achieve.

The Compensation and HR Committee approved the 2020 AIP for the performance period January 1, 2020 to December 31, 2020. The performance metrics are: Incentive EPS (weighted 60%), reliability (weighted 20%) and customer satisfaction (weighted 20%). The reliability metric is designed to promote system reliability for customers by including a performance goal that measures the duration of interruptions on the electric system. The Company continues to focus on customer satisfaction by aligning operations and programs to improve the customer experience and to better serve our customers’ evolving needs in a rapidly changing energy landscape, which the Company believes ultimately benefits the Company and our shareholders.
For 2020, the Company and individual NEOs achieved maximum for the Incentive EPS performance goal. The customer satisfaction performance goal is comprised of two measurements, the Research and Polling Survey, achieved at the maximum level, and TNMP Retail Energy Provider (REP) Satisfaction, achieved at the near maximum level. The reliability performance goal was achieved at the below threshold level. See page 54 for the Corporate Scorecard table in the NEO Incentive Goals and Results section.
No AIP award is paid if the performance for the Incentive EPS is below threshold level (even if reliability and customer satisfaction metrics are above threshold) and annual incentive awards are capped at the maximum opportunity, 200% of target. Straight-line interpolation determines the bonus payout for performance that falls between threshold and target or between target and maximum levels. For 2020, the Compensation and HR Committee did not exercise its discretion to increase or decrease awards to any NEO.

In December 2020, the Compensation and HR Committee (and, for the CEO, the independent members of the Board) approved on a preliminary basis initial 2020 AIP awards of up to 178% of target levels, subject to any reductions deemed appropriate prior to payment by a subcommittee of the Compensation and HR Committee (and, for the CEO, a subcommittee of the Board). In late December 2020, the subcommittee of the Compensation and HR Committee (and, for the CEO, the subcommittee of the Board) reviewed updated preliminary performance and approved reductions to the initial 2020 AIP awards. After reduction, the NEOs received initial 2020 AIP awards paid out at 95% of the projected 158% target levels in late December 2020. The Compensation and HR Committee (and, for the CEO, the independent members of the Board) reviewed and certified the final AIP corporate performance results at its meeting in March 2021, and the NEOs earned final 2020 AIP awards at 158% of target levels, as detailed in the NEO Incentive Goals and Results section of 2020 NEO Compensation Information on page 54. Final 2020 AIP awards, less the amounts previously paid to the NEOs in December 2020, were paid in March 2021.

Retention Bonuses and Merger-Related Arrangements

As disclosed in the Company’s 2020 proxy statement, the Compensation and HR Committee previously approved a special discretionary award to Mr. Eldred, equal to $229,905, subject to him remaining employed by the Company through December 15, 2020. The discretionary award was paid to Mr. Eldred in December 2020.

In December 2020, the Compensation and HR Committee (and, for the CEO, the independent members of the Board) approved the payment of a cash lump sum to each of Ms. Collawn ($1,060,875), Mr. Eldred ($383,175) and Mr. Apodaca ($201,946). Such cash payments were approved in lieu of Ms. Collawn, Mr. Eldred and Mr. Apodaca participating in the 2021 AIP. These payments were made in 2020 to mitigate potentially adverse tax consequences to the recipient NEOs and the Company.

Equity Compensation

The Company has not used newly issued shares or treasury shares to satisfy any equity awards granted under the PEP. Because the Company’s past and current practice is to only use shares acquired on the open market to satisfy awards of earned PSs and vested RSAs, the vesting of these awards does not increase the number of shares outstanding and does not have a dilutive impact on our shareholders. However, the awards are considered to be dilutive securities in the computation of earnings per share during the period from granting of the award until the awards are earned or become vested. The dilutive impact of these awards on earnings per share has not been significant.

Long-Term Incentive Awards

For 2020 and prior years, long-term incentive awards under the LTIPs are delivered 70% in PSs and 30% in RSAs. For these years, the LTIPs have had the same award mix of 70% PSs (earned at the end of the respective three-year performance period) and 30% RSAs (discretionary awards based on each NEO’s position and base salary that are granted at the end of the respective three-year performance period and then vest equally over a three-year period thereafter). The 2018 LTIP award opportunities were benchmarked to the median of comparable positions in the 2018 Benchmark Data described in the 2019 proxy statement and the 2020 LTIP award opportunities were benchmarked to the median of the 2020 Benchmark Data.

The PSs awarded under the LTIPs are tied to three-year performance measures designed to support long-term goals. Since 2015, we have used the following three performance metrics (with different weightings) for the LTIP PS awards:
•Earnings Growth (targets are determined by the Board based on the Company’s long-range operating plan),
•Relative TSR (comparing Company TSR to the EEI Peer Index for the 2019 and 2020 LTIPs and the S&P 400 MidCap Utilities Index for earlier years), and
•FFO/Debt Ratio (targets are determined by the Board based on the Company’s long-range operating plan).

Together, these three LTIP performance measures are designed to align our NEOs’ and other Officers’ interests with the long-term interests of the Company and our shareholders by tying incentives to earnings growth, stock performance and credit metric objectives. For additional information on the calculation of the non-GAAP financial measures of Earnings Growth and FFO/Debt Ratio, please see the Glossary beginning on page ii and Adjustments for Certain Items on page 51.

The LTIP payout timeline demonstrates the long-term orientation of these plans. Individual opportunities under each LTIP are established in year one, earned over the three-year performance period, with PSs paid in early year four and RSAs granted in early year four and vesting over a three-year period, following the grant date.

Settlement of 2018 LTIP Awards for the Performance Period 2018-2020

The NEOs earned PS awards under the 2018 LTIP at 166% of target, based on achieving Earnings Growth at the maximum level (weighted at 50%), relative TSR at near maximum (weighted at 25%) and FFO/Debt Ratio at above threshold level (weighted at 25%). The FFO/Debt Ratio performance metric was amended to exclude the impact of acquisition activities. For additional information on the amendment to the 2018 LTIP, see 2021 Compensation Actions on page 48. Performance results and related PSs and RSAs received by the NEOs in March 2021, under the 2018 LTIP, were reviewed and approved by the Compensation and HR Committee (and, for the CEO, the independent members of the Board) at its meeting in March 2021. The RSAs (that vest equally over a three-year period) were awarded in March 2021. More detail can be found on page 55 in the Summary of Executive Compensation-Long-Term Incentive Awards section of 2020 NEO Compensation Information.

2020 LTIP Award Opportunities for the Performance Period 2020-2022

In February 2020, the Compensation and HR Committee approved the 2020 LTIP for the three-year performance period of 2020-2022; incentives, if earned, will be awarded in early 2023. The 2020 LTIP reflects a continued focus on Earnings Growth: The PS award opportunities under the 2020 LTIP are based on Earnings Growth (weighted at 50%); relative TSR (weighted at 25%) and FFO/Debt Ratio (weighted at 25%). The 2020 LTIP target PS award opportunities were increased for our CEO, Ms. Collawn, as shown in the table below. Consistent with his prior awards, Mr. Eldred was initially eligible for an unreduced award following his separation from service with the Company, except in the case of termination for cause. In December 2020, the Compensation and HR Committee amended the 2020 LTIP and as part of that amendment provided that Mr. Eldred is eligible for an unreduced award only upon his disability, death, qualifying change in control termination, or involuntary separation from service with the Company for reasons other than cause. The PS and RSA opportunities, including the threshold, target and maximum levels determined by the Compensation and HR Committee for Earnings Growth, relative TSR and FFO/Debt Ratio under the 2020 LTIP, are set forth under the Summary of Executive Compensation-Long-Term Incentive Awards section of 2020 NEO Compensation Information on page 55.

Consistent with the Merger Agreement, the Compensation and HR Committee amended the 2020 LTIP in December 2020 to provide for full (rather than pro-rata) earned PS award payments upon an NEO’s qualifying change in control termination. In addition, the Company further amended the 2020 LTIP with respect to Ms. Collawn, Mr. Eldred and Mr. Apodaca to provide for a payment of the earned PS awards upon their termination of employment with the Company following the successful closing of the merger with Avangrid. Consistent with the Merger Agreement, the Company will determine the achievement of the performance measures prior to the closing of the merger with Avangrid with such performance being the greater of (1) the target level of performance or (2) the actual level of performance determined on a goal-by-goal basis as of the last day of the last month ending before the closing of the merger with Avangrid. Following closing, the PS award will be converted into a cash-settled time-vested restricted stock right in Avangrid stock, which will vest at the same time as the service-based vesting conditions of the original PS award.

NEO LONG-TERM
INCENTIVE AWARD OPPORTUNITY

	2019			2020
Position	Total Target Opportunity*	PS	RSA	Total Target Opportunity*	PS	RSA
CEO	275%	192.5%	82.5%	290%	203%	87%
EVP	150%	105%	45%	150%	105%	45%
SVP	85%	59.5%	25.5%	85%	59.5%	25.5%
* As a percentage of base salary. The above total target opportunity is comprised of a mix of 70% PSs and 30% RSAs. For PSs only, the threshold opportunity is half of the target opportunity and the maximum opportunity is two times the target opportunity. Such award opportunities were determined based on the NEO’s respective position and base salary.

Deferred Compensation and Retirement Benefits

Our NEOs participate in the Company’s RSP (a broad-based 401(k) plan) and a non-qualified supplemental deferred compensation plan, the ESP II – which runs side-by-side with the RSP. In accordance with the Merger Agreement, the ESP II was amended in December 2020 to provide for the Company’s payment of a full Supplemental Credit to each eligible participant for the year in which a change in control occurs (including the merger with Avangrid) if the eligible participant’s employment is involuntarily terminated. Previously, an eligible participant was eligible to receive a pro rata Supplemental Credit for the year in which a change in control occurred if the participant’s employment was involuntarily terminated. Mr. Tarry also participates in the ERP, a traditional defined benefit plan, which was frozen to employees hired on or after January 1, 1998. These programs are described in more detail beginning on page 60.

Supplemental Benefits and Perquisites

In order to attract and retain key executive talent in an increasingly competitive marketplace, the Company provides its NEOs reasonable supplemental benefits that make up a small component of their overall compensation and benefits. The 2020 supplemental benefits include: company-paid life insurance for NEOs, long term disability insurance, executive physicals, financial planning and the ECP. For Ms. Collawn, the Company also provides home security. The 2020 supplemental benefits are set forth in footnote 7 of the SCT on page 53.

Potential Severance Benefits

The Company offers severance benefits to the NEOs to mitigate the possible difficulty they may have finding comparable employment, within a reasonable period of time, following a separation from service.  Under our Severance Plan, benefits are only payable if the NEO’s position is eliminated through no fault of his or her own.  The Severance Plan and related benefits are described in more detail on page 64.

Potential Change in Control Benefits

The Company also recognizes, as is the case with many publicly-held companies, the possibility of a change in control. A change in control (for example, upon the closing of the merger with Avangrid), combined with the uncertainty and the questions that it may raise, may potentially result in the departure of key management to the detriment of the Company and our shareholders. This could also impact the Company’s ability to continue to provide efficient and reliable utility services to our customers.  The Company and the Compensation and HR Committee have determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the Company’s key management to their assigned duties and to pursuing corporate transaction activity that is in the best interests of our customers and shareholders and to facilitate recruitment of future employees in the face of potentially challenging circumstances arising from the possibility of a change in control of the Company.  The Company and the Compensation and HR Committee have also concluded that it is appropriate to provide competitive and fair compensation and benefits to employees terminated under these circumstances through our Retention Plan.

The Retention Plan provides the NEOs with benefits if their employment is terminated, under certain circumstances, within 24 months following a change in control of the Company.  The purpose of our Retention Plan is to better align the NEOs’ interests with the interests of our shareholders and to provide the NEOs with reasonable protection from loss of employment resulting from a change in control.  The provision of benefits pursuant to the Retention Plan also facilitates our recruitment and retention of talented NEOs by providing reasonable and expected protections.  Our Retention Plan and change in control benefits (including the amounts payable to our NEOs upon the closing of the merger with Avangrid) are described in more detail beginning on page 63. The employment of Ms. Collawn, Mr. Eldred and Mr. Apodaca will be terminated as of the effective time of the closing of the merger with Avangrid and these NEOs will be entitled to benefits under the Retention Plan.

ADMINISTRATION AND RESOURCES

Roles of the Compensation and HR Committee, Board of Directors and Executive Officers

Pursuant to its role as assigned by the Board, the Compensation and HR Committee is primarily responsible for the design and administration of our executive compensation program.  Additionally, our Board, our NEOs and an independent compensation consultant play important roles. The Compensation and HR Committee establishes and periodically reviews all elements of our executive compensation program.  The ultimate responsibility for determining the level of compensation paid to each of the NEOs, other than the CEO, resides with the Compensation and HR Committee.  For the CEO, the Compensation and HR Committee makes a recommendation to our independent directors of the Board (a group that includes, but is not limited to, the members of the Compensation and HR Committee) regarding the level of the CEO’s compensation and the final decision is made by the independent directors. The Board, based on the recommendations of the Compensation and HR Committee, approves all equity compensation plans and equity awards for Officers.  In setting (or recommending in the case of the CEO) specific compensation levels, the Compensation and HR Committee considers the CEO’s evaluation of the NEOs and the self-evaluation prepared by the CEO. The independent members of the Board take into consideration their evaluation of the CEO’s performance when approving or setting the CEO specific compensation levels. The CEO recommends corporate-level performance goals to the Compensation and HR Committee for approval.  The CEO provides regular input to the Compensation and HR Committee with respect to the overall structure of the executive compensation program, including how the program effectively aligns with the Company’s strategic objectives. However, the final decision related to the executive compensation program rests with the Compensation and HR Committee, with approval of the independent members of the Board, for all Officer equity plans, Officer equity awards and CEO compensation.

Role of the Independent Compensation Consultant

Pursuant to its charter, the Compensation and HR Committee selects and retains an independent compensation consultant (at the Company’s expense) whose services include: providing peer group and market compensation data, providing information on trends and regulatory issues affecting executive pay, performing competitive market analysis, recommending compensation program and plan changes and recommending Officer compensation structure and levels.  In May 2013, the Compensation and HR Committee selected Pay Governance to be its independent compensation consultant pursuant to the Compensation and HR Committee’s Policy Governing Fees and Services for Executive Compensation Consultants. Prior to engaging Pay Governance, and then on an annual basis, most recently at its December 2020 meeting, the Compensation and HR Committee evaluated Pay Governance’s independence as its compensation consultant by considering each of the independence factors specified by the NYSE and the SEC. Based on the evaluation, the Compensation and HR Committee determined that no conflict of interest exists that would prevent Pay Governance from independently advising the Compensation and HR Committee. On occasion, the independent compensation consultant provides information to the members of management, but all its services are provided and performed at the request of and pursuant to instructions provided by the Compensation and HR Committee or the Nominating Committee. None of the NEOs are present during the Compensation and HR Committee’s discussions with the independent consultant regarding his or her individual compensation. During 2020, no services were provided to the Company by Pay Governance, other than the services that are described in this proxy statement.

The Compensation and HR Committee strives to provide target compensation opportunities that are at the median TDC of the appropriate benchmark group of companies, which reflect the market within which PNMR competes for executive talent. Information referenced in 2019 to assist in setting 2020 compensation levels was obtained and analyzed as follows:

•Management engaged Willis Towers Watson to perform a competitive assessment of the Company’s executive compensation program, including compensation opportunity levels for the CEO and other NEOs (the “Willis Towers Watson study”). Pay Governance reviewed the approach and the findings of the Willis Towers Watson study.
•The Willis Towers Watson study compared our NEO compensation to (1) market data for the PNMR Peer Group described below and (2) market data from the companies (listed in Appendix A) comprising the Willis Towers Watson 2019 Executive CDB General Industry Survey Report - U.S. of general industry companies with data regressed to companies similarly sized to PNMR.

•For corporate-function roles, such as those of our NEOs, talent may be recruited by or lost to companies that are similar in size to the Company, which may or may not be in the utility/energy sector. Therefore, to determine overall market compensation levels, the benchmark analysis used the 2020 Benchmark Data.
•The median compensation levels of the 2020 Benchmark Data were the primary reference points used by the Compensation and HR Committee to evaluate executive compensation. The Compensation and HR Committee used these figures to benchmark TCC and TDC paid to the NEOs (both individually and as a group) to similar types and elements of compensation paid to executives holding comparable positions in the marketplace.

PNMR Peer Group

Our peer group has been generally consistent from year to year and adjusted as needed for changes in the peer group due to mergers and acquisitions. The PNMR Peer Group was developed to reflect the competitive market in which we might compete for talent. Prior to setting compensation levels for 2020, the Compensation and HR Committee determined that the PNMR Peer Group continued to be an appropriate peer group, based on the following criteria:

1.	Ownership structure (publicly-traded),
2.	Business focus (electric or natural gas utility and multi-utility companies),
3.	Size (between one-third and three times the Company’s size in terms of revenues),
4.	Organizational complexity,
5.	Operational characteristics (such as nuclear generation ownership, multi-state regulated utilities), and
6.	Likely competition for executive talent.

The following table lists the companies that comprised the PNMR Peer Group used in the 2020 Benchmark Data to set 2020 compensation levels.

PNMR PEER GROUP

ALLETE, Inc.	Hawaiian Electric Industries, Inc.	OGE Energy Corporation
Alliant Energy Corporation	IDACORP, Inc.	ONE Gas, Inc.
Avista Corporation	MDU Resources Group, Inc.	Pinnacle West Capital Corporation
Black Hills Corporation	New Jersey Resources Corporation	Portland General Electric Company
El Paso Electric Company *	NorthWestern Corporation	Southwest Gas Holdings, Inc.
* In July 2020, El Paso Electric Company was acquired by Infrastructure Investments Fund and is no longer a member of the PNMR Peer Group for the 2021 Benchmark Data.

2021 COMPENSATION ACTIONS

In March 2021, the Compensation and HR Committee approved the following 2021 compensation actions. The Compensation and HR Committee increased the base salaries payable to our NEOs (with the independent directors approving the base salary increase for our CEO). The base salary increases were based on corporate and individual performance and on the current median base salaries for the corresponding executive positions in the 2021 Benchmark Data. The 2021 base salary increases are as follows: Ms. Collawn from $922,500 to $968,625; Mr. Eldred from $510,900 to $526,227; Mr. Tarry from $380,000 to $418,000; Mr. Apodaca from $367,174 to $378,190; Mr. Darnell from $302,357 to $309,915 and Mr. Olson from $330,750 to $337,365.

As disclosed in our Current Report on Form 8-K filed March 5, 2021, the Compensation and HR Committee also approved the 2021 AIP. The 2021 AIP includes a financial goal of Incentive EPS (weighted 60%) and two operational goals, customer satisfaction (weighted 20%) and reliability (weighted 20%). No incentive award under the 2021 AIP will be paid if performance for the Incentive EPS goal is below the threshold level and incentive awards, if earned, will be capped at the maximum opportunity. Straight-line interpolation will determine the incentive award payout for performance that falls between threshold and target or target and maximum levels. In accordance with the Merger Agreement, if the merger with Avangrid is consummated in 2021, a pro-rata 2021 AIP payment will be made upon the closing of the merger with Avangrid, determined based on the level of achievement of the performance targets annualized and appropriately adjusted to reflect the partial performance period as of the date prior to the closing with any remaining pro-rata payment to be made following the end of the 2021 performance period. Ms. Collawn, Mr. Eldred and Mr. Apodaca will not be eligible to participate in the 2021 AIP, as discussed above under Retention Bonuses and Merger-Related Arrangements.

The Compensation and HR Committee and the Board also approved the 2021 LTIP. The 2021 LTIP award mix is comprised of 70% PSs and 30% RSAs. The PS awards pursuant to the 2021 LTIP for the three-year performance period of 2021-2023 aligns with our pay-for-performance objectives as well as industry trends and market practices. The 2021 LTIP is based on three performance measures: Earnings Growth (targets are determined by the Board based on the Company’s long-range operating plan), relative TSR (based on Company performance compared to the EEI Peer Index), and FFO/Debt Ratio (targets are determined by the Board based on the Company’s long-range operating plan), weighted 50%, 25% and 25%, respectively. Each of the Earnings Growth, relative TSR and FFO/Debt Ratio performance measures for the 2021 LTIP has a threshold, target and maximum award opportunity. The RSAs issuable pursuant to the 2021 LTIP may be awarded in early 2024 following the end of the performance period and will vest over three years thereafter, subject to the Officers continuing employment on the date the RSAs are granted. Consistent with the Merger Agreement, the Company will determine the achievement of the performance measures prior to the closing of the merger with Avangrid with such performance being the greater of (1) the target level of performance or (2) the actual level of performance determined on a goal-by-goal basis as of the last day of the last month ending before the closing of the merger with Avangrid. Following closing, the PS award will be converted into a cash-settled time-vested restricted stock right in Avangrid stock, which will vest at the same time as the service-based vesting conditions of the PS award. A pro-rata PS award shall be immediately payable to Ms. Collawn, Mr. Eldred and Mr. Apodaca upon their termination of employment with the Company following the successful closing of the merger with Avangrid.

Consistent with the 2018 LTIP, in March 2021, the Compensation and HR Committee approved an award of RSAs under the 2018 LTIP at the end of the three-year performance period in the following amounts: Ms. Collawn 14,590 shares; Mr. Eldred 4,040 shares; Mr. Tarry 2,043 shares; Mr. Apodaca 1,974 shares; Mr. Darnell 1,625 shares and Mr. Olson 1,778 shares. These RSAs will vest over a three-year period through March 7, 2024. Following the merger closing, like all outstanding RSAs, these RSAs will be converted into cash-settled time-vested restricted stock rights in Avangrid stock and will vest at the same time as the service-based vesting conditions of the original awards. Because the employment of Ms. Collawn, Mr. Eldred and Mr. Apodaca will be terminated following the merger closing and these NEOs are retirement eligible under the PEP, their converted RSAs will be fully vested upon their termination in connection with the closing of the merger.

The Compensation and HR Committee and the Board approved amendments to the 2018, 2019 and 2020 LTIPs to exclude the impacts of acquisition activities on the FFO/Debt Ratio performance metric. The impact of the acquisition costs associated with the potential merger with Avangrid will negatively impact the FFO/Debt Ratio in the short term. The amendment also is consistent with the definition used to calculate Incentive EPS, which excludes the impacts of acquisition activities. The primary purpose of the FFO/Debt Ratio metric is to promote maintaining investment grade credit ratings. The Company’s credit ratings to date have remained the same over the performance periods covered by the 2018, 2019 and 2020 LTIPs and the Compensation and HR Committee and the Board have concluded that the FFO/Debt Ratio metric in the LTIPs should be amended to accurately reward the Company’s officers for the FFO/Debt Ratio performance levels that the Company would have achieved in the absence of the potential Avangrid merger.

ADDITIONAL INFORMATION

Corporate Governance

The Company and the Compensation and HR Committee continue to monitor corporate governance best practices and give consideration to incorporating them into our compensation processes and policies, as appropriate.

Sustainability

The Company’s sustainability programs are described on page 12 of this proxy statement. The Board and the Compensation and HR Committee believe that the Company’s compensation program and corporate governance requirements motivate our NEOs to operate the Company’s businesses in a sustainable manner that balances the interests of our customers and our other stakeholders while creating long-term value for shareholders. The Board and the Compensation and HR Committee also believe that our current compensation program, which emphasizes incentive-driven pay earned over the long-term based on PNM Resources’ stock and earnings performance and credit metric objectives, creates a strong incentive for the NEOs to operate the Company’s business in a sustainable manner. Our share price and earnings performance and financial strength are likely to be enhanced by our utility subsidiaries delivering sustainable, diverse and affordable power in ways that protect the environment, ensure reliability and increase the use of renewable energy.

Clawback Policy

In February 2019, the Company adopted a Clawback Policy that applies to PNMR’s current and former Section 16 officers and any other current or former officer of PNMR who receives any incentive compensation (each a “Covered Individual”). The policy applies to all incentive compensation, including any AIP awards and equity-based compensation. Clawback under the policy is triggered by (1) any future SEC or NYSE rules that require the Company to seek recovery, (2) an accounting restatement due to material noncompliance of the Company with any financial reporting requirements that the Board or its designee determines was a result of misconduct by a Covered Individual (a “Restatement”) or (3) any improper conduct by a Covered Individual. If a Restatement occurs, the Company will recover the difference between the amount of incentive compensation paid to the Covered Individual whose misconduct contributed to the Restatement and the amount that should have been paid to such Covered Individual in the absence of the Restatement. If a Covered Individual engages in improper conduct, the Company may recover the full amount of any incentive compensation that is attributable or relates to the period during which the improper conduct occurred. Any clawback that is triggered by current law or any future SEC or NYSE rules shall be in accordance with such rules.

Insider Trading Policy; No Hedging or Pledging of Company Stock

As discussed on page 12 of this proxy statement, the Company’s Insider Trading Policy prohibits all Officers, directors and employees from engaging in hedging or monetization transactions that allow a person to lock in much of the value of his or her Company securities, such as zero-cost collars and forward sales contracts. Further, our Insider Trading Policy prohibits all directors and executive officers, including the NEOs, from pledging Company securities as collateral for a loan.

Double Trigger Vesting Following a Change in Control

The PEP includes, as a general rule, double trigger vesting following a change in control.  Double trigger vesting results only if an NEO is terminated without cause or is constructively terminated following a change in control. See Payments Made Upon a Change in Control section of 2020 NEO Compensation Information beginning on page 64.

CEO and Officer Succession Planning

The Board, including the members of the Compensation and HR Committee, reviews the CEO and Officer succession planning on an annual basis. The succession planning process is designed to ensure that internal candidates are identified and developed well before the position may need to be filled. The succession planning process addresses both short-term and long-term potential succession needs.

Equity Ownership Holding Guidelines

To maintain alignment between our NEOs and shareholders, the Company continues to provide equity-based compensation and has adopted ownership holding guidelines. Ownership holding guidelines provide that each NEO should own PNMR equity having a value equal to a specified multiple of the NEO’s base salary.  The multiples range from three (3) to five (5) times base salary, depending upon the position of the NEO.  The ownership holding guidelines also require that each NEO retain 100% of any equity he or she receives under our PEP (after withholding to satisfy tax obligations) until he or she has achieved the applicable guideline multiple.

The Compensation and HR Committee believes these guidelines further align the interests of NEOs with the interests of shareholders by ensuring that the NEOs maintain a significant long-term stake in the Company and are subject to the risks of equity ownership.  All equity that the officer holds either directly or indirectly, in addition to any unvested RSAs, any earned PSs, any investment in the PNM Resources, Inc. Common Stock Fund held in the RSP and any hypothetical investment in the PNM Resources, Inc. Common Stock Fund held in the ESP II, count toward compliance with the ownership holding guidelines.  The Compensation and HR Committee reviews compliance with the ownership holding requirements on an annual basis for all NEOs and did so most recently at its March 2021 meeting. As of December 31, 2020, the NEO equity ownership holdings were as noted below:

2020 EQUITY OWNERSHIP HOLDING GUIDELINES

NEO	Holding Requirement as a multiple of base salary*	Actual Holdings as a multiple of base salary*
P. K. Collawn	5X	35.1X
C. N. Eldred	3X	12.3X
J. D. Tarry	3X	2.0X
P. V. Apodaca	3X	10.0X
R. N. Darnell	3X	5.1X
C. M. Olson	3X	2.3X
* Based on 12/31/2020 closing price on the NYSE of $48.53.

As of December 31, 2020, four of the NEOs exceeded the applicable holding requirements.  Given Mr. Olson and Mr. Tarry’s short tenures as SVPs, and the equity retention requirements for LTIP award shares, the Compensation and HR Committee believes Mr. Olson and Mr. Tarry are making reasonable progress towards achieving the holding guidelines. The current holdings of each NEO are shown on page 20.

Impact of Tax and Accounting Requirements

The Compensation and HR Committee evaluates costs and cash flow implications of compensation to maximize financial efficiencies.  Furthermore, prior to the enactment of the TCJA, the Compensation and HR Committee considered the objective of having the incentive-based compensation components qualify for the performance-based compensation exception to the limits on the deductibility of compensation imposed by Section 162(m). Since the TCJA repeal of the performance-based exception to the deduction limit, deductibility is no longer a significant factor in determining executive compensation. In 2020, we paid compensation for our NEOs of approximately $12.5 million that may not be deductible for tax purposes.
Adjustments for Certain Items

Consistent with past practice and based on criteria determined at the beginning of the performance period, the Compensation and HR Committee may, subject to compliance with an applicable plan or award agreement(s) as well as applicable law or regulations, adjust the performance measures underlying certain incentive compensation awards to eliminate the effects of certain items.  The adjustments are intended to ensure that award payments are based on the underlying performance of the Company’s core business and are not artificially inflated or deflated due to such effects in the award year.  The adjustments made for 2020 award calculations for Incentive EPS, Earnings Growth and the FFO/Debt Ratio are reflected in the definitions as set forth in the Glossary.  These defined terms are used solely for measuring performance for compensation purposes and should not be considered earnings guidance by the Company.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Compensation and HR Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on such review and discussion, recommended to the Board its inclusion into the 2021 proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

The Compensation and HR Committee is pleased to submit this report to the Company’s shareholders.

Members of the Compensation and HR Committee:

E. Renae Conley, Chair
Norman P. Becker
Maureen T. Mullarkey
Bruce W. Wilkinson

2020 NEO COMPENSATION INFORMATION

SUMMARY OF EXECUTIVE COMPENSATION

The table following summarizes the total compensation paid to or earned by the NEOs for the years ending December 31, 2020, 2019 and 2018.

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
		(1)	(2)	(3)		(4)	(5)	(7)
Patricia K. Collawn, Chairman, President and CEO	2020	951,923	1,060,875	2,255,592	—	1,676,183	—	3,042,538	8,987,111
	2019	890,631	—	2,094,217	—	1,169,550	—	876,795	5,031,193
	2018	854,108	—	1,765,078	—	1,332,408	—	802,942	4,754,536
Charles N. Eldred, EVP, Corp Dev & Finance(6)	2020	530,550	613,080	649,557	—	605,416	—	270,879	2,669,482
	2019	506,893	—	637,302	—	432,988	—	955,034	2,532,217
	2018	489,660	—	502,680	—	520,820	—	700,670	2,213,830
Joseph D. Tarry, SVP and CFO	2020	390,194	—	234,378	—	321,398	19,807	130,191	1,095,968
Patrick V. Apodaca, SVP, General Counsel and Secretary	2020	379,358	201,946	282,045	—	319,075	—	198,043	1,380,467
	2019	358,075	—	279,142	—	223,724	—	114,941	975,882
	2018	351,054	—	260,053	—	271,746	—	105,238	988,091
Ronald N. Darnell, SVP, Public Policy	2020	311,615	—	229,970	—	262,748	—	296,158	1,100,491
	2019	291,248	—	217,495	—	182,441	—	161,372	852,556
	2018	282,013	—	198,329	—	219,450	—	150,315	850,107
Chris M. Olson, SVP, Utility Operations	2020	339,231	—	246,755	—	287,422	—	139,106	1,012,514
	2019	310,962	—	237,277	—	195,773	—	95,916	839,928
	2018	290,577	—	166,865	—	220,500	—	78,438	756,380

(1)    2020 salary amounts include cash compensation earned by each NEO during 2020. This also includes any amounts earned in 2020 but contributed into the RSP and the ESP II. For amounts deferred pursuant to the ESP II, see the 2020 Non-Qualified Deferred Compensation table.

(2)    Mr. Eldred earned and was paid a discretionary award of $229,905 in December 2020. Additionally, the amounts include lump sum cash payments made in December 2020 to Ms. Collawn, Mr. Eldred and Mr. Apodaca of $1,060,875, $383,175 and $201,946, respectively, in lieu of their participation in the 2021 AIP.

(3)    Represents the grant date fair value of all stock awards calculated in accordance with FASB ASC Topic 718. For 2020, the amount indicated is the aggregate grant date fair value of all grants of (A) time-vested restricted stock rights granted on March 3, 2020 (shown as RSA in the GPBA Table) and (B) performance share awards (shown as PS in the GPBA Table), based on the target level of performance, which the Company considered the probable outcome on the grant date. The assumptions used in determining the grant date fair value of stock awards are set forth in Note 12 of the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.  The actual cash value that the NEO may realize on the vesting of the RSAs or PSs will depend on the number of shares that ultimately vest, the market price of our common stock at the date of vesting, and ultimately, the value received by the employee on the sale of the stock.  RSAs vest over a three-year period beginning on March 7th following the first anniversary of the grant date.  The following table shows the grant date fair value of all 2020 stock awards assuming maximum performance of the 2020 LTIP PSs (shown as PS in the GPBA Table) and the actual RSA awards shown in the GPBA Table. As discussed above, the amount reflected in column (e) of the SCT assumes target performance of PS awards. Both column (e) of the SCT and the following table also include the grant date fair value of the actual RSA awards.

Grant Date Fair Value Assuming Maximum

Name	Grant Date Fair Value of Actual RSA, Maximum PS Awards ($)
P. K. Collawn	3,935,184
C. N. Eldred	1,142,719
J. D. Tarry	415,986
P. V. Apodaca	478,948
R. N. Darnell	390,552
C. M. Olson	419,069

(4)    Column (g) of the SCT for 2020 reflects the actual amount of annual incentive cash awards earned in 2020 under the 2020 AIP (shown as AIP awards in the GPBA Table). The amounts also include cash payments based on preliminary performance under the 2020 AIP of $1,592,373 to Ms. Collawn, $575,145 to Mr. Eldred, $303,691 to Mr. Tarry, $303,121 to Mr. Apodaca, $249,610 to Mr. Darnell and $273,051 to Mr. Olson. The remaining amounts were paid in March 2021.

(5)    There are no above-market or preferential rate earnings to report for the ESP II. Reflects the $4,562 change in present value of the accumulated benefits under the ERP and the $15,245 change in present value of the post-retirement medical benefits. Only Mr. Tarry participates in the ERP and is eligible for post-retirement medical benefits.

(6)    Effective as of January 21, 2020, Mr. Eldred was appointed EVP, Corporate Development and Finance and no longer serves as CFO. Mr. Tarry has served as SVP and CFO since January 21, 2020.
(7)    The following table reflects the types and dollar amounts of perquisites, additional compensation and other personal benefits provided to the NEOs during 2020.  For purposes of computing the dollar amounts of the items listed below, we used the actual out-of-pocket costs to the Company of providing the perquisite or other personal benefit to the NEOs. The NEOs paid any taxes associated with these benefits without reimbursement from the Company.

All Other Compensation Table

Name	Payment of Officer & Management Life Premium ($)	Payment of Long- Term Disability Premium ($)	ECP and Financial Planning Amounts ($)	RSP Company Contri- butions ($)	ESP II Company Contri- butions ($)	Executive Physicals ($)	Security ($)	All Other Compensation (Total) ($)
			(a)		(b)	(c)
P. K. Collawn	8,915	1,445	36,559	39,900	2,951,835	2,488	1,396	3,042,538
C. N. Eldred	960	1,445	31,476	37,500	199,498	—	—	270,879
J. D. Tarry	960	1,445	30,494	30,221	67,071	—	—	130,191
P. V. Apodaca	960	1,445	31,274	37,500	123,182	3,682	—	198,043
R. N. Darnell	7,442	1,445	18,000	37,500	231,771	—	—	296,158
C. M. Olson	960	1,445	32,538	40,165	63,998	—	—	139,106
(a) Reflects the amounts received by the NEOs under the ECP (described in the Glossary) and the value of the Officer financial planning benefit.

(b) Amounts are reflected in column (c) of the 2020 Non-Qualified Deferred Compensation table on page 63.

(c) The Company paid for executive physicals as part of the Annual Executive Physical Program.

Annual Incentive Awards

The objective of the 2020 AIP was to motivate the NEOs to achieve certain performance goals tied to the Company’s financial and operational results. In order to ensure that awards were funded by the Company’s earnings, no awards were to be made under the 2020 AIP unless the Company achieved Incentive EPS of at least $2.16.  Maximum awards were to be made at Incentive EPS levels of $2.26 or higher.  In 2020, the Company’s Incentive EPS for the NEOs was $2.28 resulting in achievement of maximum performance level. The Company achieved below threshold performance level for the reliability goal. Customer Satisfaction is comprised of two measurements, the Research and Polling Survey, achieved at the maximum performance level, and TNMP REP Satisfaction, achieved at the near maximum performance level. See the performance results noted on the corporate scorecard below.

The 2020 AIP plan goals were established for all NEOs in order to achieve alignment with the corporate strategy of the Company.  A more detailed description of each listed NEO’s award opportunities and performance goals under the 2020 AIP, as well as the preliminary awards approved in December 2020 and the final awards approved in March 2021, are set forth below.

NEO Incentive Goals and Results

CORPORATE SCORECARD

Goal	Weight	Threshold 50%	Target 100%	Maximum 200%	2020 Results	Weighted Results
PNMR Incentive EPS	60% of Scorecard	≥$2.16/share	≥$2.20/share	≥$2.26/share	$2.28/share (200% of target award level) [1]	120%
Customer Satisfaction (measured by Research and Polling Survey) (weighted average score)	15% of Scorecard	7.6	7.7	7.9	8.0 (200% of target award level)	30%
Customer Satisfaction (measured by TNMP REP Satisfaction) (weighted average score)	5% of Scorecard	3.8	4.0	4.2	4.1 (150% of target award level)	8%
Reliability (measured by PNM & TNMP SAIDI) (weighted respectively, 60% - 40%)	20% of Scorecard	107	102.6	94.8	107.3 (0% of target award level)	0%
Aggregate Performance Results						158%
1 $2.28/share performance results in a 200% multiplier for the Incentive EPS goal. When the 60% weighting is applied, this results in a 120% weighted score.
The Compensation and HR Committee and the Board preliminarily approved results in December 2020 and approved final incentive plan performance results and incentive awards in March 2021.

Under the 2020 AIP, Ms. Collawn was eligible to receive a target level award of 115% of her base salary as of December 31, 2020.  Based on Ms. Collawn’s aggregate performance results, she received an award equal to 182% of her base salary, with $1,592,373 paid in December 2020 and $83,809 paid in March 2021.

Under the 2020 AIP, Mr. Eldred was eligible to receive a target level award of 75% of his base salary as of December 31, 2020.  Based on Mr. Eldred’s aggregate performance results, he received an award equal to 119% of his base salary, with $575,145 paid in December 2020 and $30,271 paid in March 2021.

Under the 2020 AIP, Mr. Tarry was eligible to receive a target level award of 55% of his base salary as of December 31, 2020.  Based on Mr. Tarry’s aggregate performance results, he received an award equal to 85% of his base salary, with $303,691 paid in December 2020 and $17,706 paid in March 2021.

Under the 2020 AIP, Mr. Apodaca, Mr. Darnell, and Mr. Olson were eligible to receive a target level award of 55% of each of their base salaries as of December 31, 2020.  Based on the aggregate performance results, each received an award equal to 87% of his base salary, with $825,785 paid in December 2020 and aggregate payments of $43,462 paid in March 2021.

Long-Term Incentive Awards

2020 LTIP Goals for the Performance Period 2020-2022

Consistent with our pay for performance philosophy, 70% of the NEO’s total 2020 long-term incentive compensation opportunities are dependent upon the Company’s achievement of three performance goals (Earnings Growth, relative TSR and FFO/Debt Ratio) over the 2020-2022 performance period. No performance shares (shown as PS in the GPBA Table) will be earned by or paid to our NEOs if actual performance over the 2020-2022 performance period is below the threshold levels set forth in the following table.  The remaining 30% of the total 2020 long-term incentive compensation for NEOs is comprised of time-vested restricted stock rights (shown as RSA in the GPBA Table) that will be awarded by the Compensation and HR Committee at the end of the performance period, subject to the Officer’s continuing employment on the date the time-vested restricted stock rights are awarded. The RSAs will vest over a three-year period thereafter. Generally, a PS award will not be paid to an Officer who separates from service in the first half of the performance period for any reason other than a qualifying change in control termination. Consistent with the Merger Agreement, the 2020 LTIP was amended to provide for full vesting of all outstanding, unvested performance shares upon a qualifying change in control termination. In December 2020, the Board approved an amendment to the performance shares granted under the 2020 LTIP to provide for immediate performance share award payments to Ms. Collawn, Mr. Eldred and Mr. Apodaca upon their termination of employment with PNMR following the successful closing of the merger and to eliminate any pro-rata or full payment upon retirement to these three NEOs. After the first half of the performance period, a prorated PS award will be paid to an Officer who separates from service due to death, disability, impaction or retirement (except for Ms. Collawn, Mr. Eldred, and Mr. Apodaca), which will be calculated based on actual performance and the number of full months of service completed by the Officer during the performance period. In addition, Mr. Eldred will be entitled to a full performance share award based on actual performance at the end of the 2020-2022 performance period if he dies, becomes disabled or is impacted.

2020 LTIP PS AWARDS PERFORMANCE GOAL TABLE

Corporate Goal	Weight	Threshold	Target	Maximum
Earnings Growth	50%	≥ 2.0%	≥ 4.0%	≥ 6.0%
Relative TSR	25%	≥ 35th percentile	> 50th percentile	> 90th percentile
FFO/Debt Ratio	25%	≥13%	≥14%	≥16%

LTIP Awards Earned for the Performance Period 2018-2020

In 2018, the Compensation and HR Committee approved the 2018 LTIP for the three-year performance period of 2018-2020. Information regarding the threshold, target and maximum performance targets for the 2018-2020 performance period under the 2020 LTIP for Earnings Growth , relative TSR (relative to the S&P 400 MidCap Utilities Index) and FFO/Debt Ratio and the actual 2018-2020 performance are set forth in the table following.

EARNINGS GROWTH, TSR, AND FFO/DEBT RATIO ACHIEVEMENT
AS OF DECEMBER 31, 2020 FOR PERFORMANCE PERIOD 2018-2020

Corporate Goal	Weight	Threshold	Target	Maximum	2018-2020 Actual Results	Weighted Results
Earnings Growth	50%	≥ 2.0%	≥ 3.0%	≥ 5.0%	5.0%	100%
Relative TSR	25%	> 35th percentile	> 50th percentile	> 95th percentile	92nd percentile	49%
FFO/Debt Ratio	25%	≥14.0%	≥16.0%	≥18.0%	14.8%	18%
Aggregate Performance Results						166%
The amount of performance share awards payable at threshold, target and maximum performance was set forth in the GPBA Table in the 2019 proxy statement.  In March 2021, the performance share awards for the 2018-2020 performance period were determined to be earned at 166% of target, based on the above actual aggregate performance results for the 2018-2020 performance period. Actual result and weighted result include adjustments to exclude acquisition activities from the FFO/Debt ratio discussed on page 45.

2018 NEO LONG-TERM INCENTIVE AWARD OPPORTUNITIES

Position	Threshold Opportunity*	Target Opportunity*	Maximum Opportunity*
CEO	162.5%	250%	425%
EVP	81.25%	125%	212.5%
SVP	55.25%	85%	144.5%
* As a percentage of base salary. Amounts include the following RSA opportunities for each NEO (also expressed as a percentage of base salary): CEO, 75%; EVP, 37.5%; SVP, 25.5%. Such award opportunities were determined based on the NEOs' respective positions and base salaries.

Actual performance shares received by the NEOs under the 2018 LTIP are shown on the Outstanding Equity Awards table on page 58 and actual RSAs granted are shown under the 2018 LTIP on the GPBA Table on page 57. Actual result and weighted result include adjustments to exclude acquisition activities from the FFO/Debt ratio discussed on page 45.

Grants of Plan Based Awards in 2020

The following table discloses the 2020 grants of awards to our NEOs, all of which were made under the PEP: (1) annual incentive plan award levels under the 2020 AIP (shown below as AIP) and (2) the following equity awards made under the LTIP: (a) RSAs awarded under the 2017 LTIP at the end of the three-year performance period, (b) performance share award opportunity (PS) based on Earnings Growth, relative TSR and FFO/Debt Ratio performance measures over the 2020-2022 performance period of the 2020 LTIP, as well as the grant date fair value of all such equity awards.  RSAs, granted on March 3, 2020, vest in three equal annual installments beginning on March 7, 2021. A uniform vesting date of March 7th was adopted for RSAs granted on and after 2016.

GRANTS OF PLAN BASED AWARDS IN 2020

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Thresh- old ($)	Target ($)	Maxi- mum ($)	Thresh- old (#)	Target (#)	Maxi- mum (#)
											(1)
P. K. Collawn	AIP 3/1/2020	530,438	1,060,875	2,121,750	—	—	—	—	—	—	—
	PS 3/3/2020	—	—	—	18,612	37,224	74,449	—	—	—	1,679,547
	RSA 3/3/2020	—	—	—	—	—	—	12,652	—	—	576,046
C. N. Eldred	AIP 3/1/2020	191,587	383,175	766,350	—	—	—	—	—	—	—
	PS 3/3/2020	—	—	—	5,465	10,930	21,860	—	—	—	493,162
	RSA 3/3/2020	—	—	—	—	—	—	3,435	—	—	156,396
J. D. Tarry	AIP 3/1/2020	102,125	204,250	408,500	—	—	—	—	—	—	—
	PS 3/3/2020	—	—	—	2,011	4,023	8,048	—	—	—	181,518
	RSA 3/3/2020	—	—	—	—	—	—	1,161	—	—	52,860
P. V. Apodaca	AIP 3/1/2020	100,973	201,946	403,892	—	—	—	—	—	—	—
	PS 3/3/2020	—	—	—	2,182	4,364	8,728	—	—	—	196,904
	RSA 3/3/2020	—	—	—	—	—	—	1,870	—	—	85,141
R. N. Darnell	AIP 3/1/2020	83,148	166,296	332,592	—	—	—	—	—	—	—
	PS 3/3/2020	—	—	—	1,779	3,558	7,117	—	—	—	160,537
	RSA 3/3/2020	—	—	—	—	—	—	1,525	—	—	69,433
C. M. Olson	AIP 3/1/2020	90,956	181,913	363,825	—	—	—	—	—	—	—
	PS 3/3/2020	—	—	—	1,909	3,818	7,637	—	—	—	172,268
	RSA 3/3/2020	—	—	—	—	—	—	1,636	—	—	74,487
(1) Represents the grant date fair value of the equity awards, based on target performance for PS awards and actual amount of RSA awards, determined in accordance with FASB ASC Topic 718. The assumptions used in determining the grant date fair value of stock awards are set forth in Note 12 of the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. For information about the grant date fair value assuming maximum performance of PS awards, see footnote 3 to the SCT.

Outstanding Equity Awards

The following table includes certain information about the following outstanding equity awards (as of December 31, 2020) made under the PEP to the NEOs: (1) time-vested restricted stock right awards that vest equally over three years from the grant date, (2) performance share awards granted on March 2, 2018 under the 2018 LTIP reflecting the amount of actual above target performance achieved for the 2018-2020 performance period, (3) performance share award opportunities granted on March 4, 2019 under the 2019 LTIP, assuming maximum performance is achieved for the 2019-2021 performance period and (4) performance share award opportunities granted on March 3, 2020 under the 2020 LTIP (shown as PS in the GPBA Table above), assuming target performance is achieved for the 2020-2022 performance period.

OUTSTANDING EQUITY AWARDS AT 2020 YEAR-END

(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexer-cised Options (#) Unexer-cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
		(1)		(2)			(3)	(4)	(5)	(4)
P. K. Collawn	3/2/2018	—	—	—	—	—	66,770	3,240,348	—	—
	3/2/2018	—	—	—	—	—	5,171	250,949	—	—
	3/4/2019	—	—	—	—	—	8,698	422,114	74,419	3,611,554
	3/3/2020	—	—	—	—	—	12,652	614,002	74,449	3,613,010
C. N. Eldred	3/2/2018	—	—	—	—	—	19,138	928,767	—	—
	3/2/2018	—	—	—	—	—	1,449	70,320	—	—
	3/4/2019	—	—	—	—	—	2,437	118,268	23,271	1,129,342
	3/3/2020	—	—	—	—	—	3,435	166,701	21,860	1,060,866
J. D. Tarry	3/2/2018	—	—	—	—	—	5,843	283,561	—	—
	3/2/2018	—	—	—	—	—	372	18,053	—	—
	3/4/2019	—	—	—	—	—	642	31,156	7,237	351,212
	3/3/2020	—	—	—	—	—	1,161	56,343	8,048	390,569
P. V. Apodaca	3/2/2018	—	—	—	—	—	9,531	462,539	—	—
	3/2/2018	—	—	—	—	—	820	39,795	—	—
	3/4/2019	—	—	—	—	—	1,340	65,030	9,382	455,308
	3/3/2020	—	—	—	—	—	1,870	90,751	8,728	423,570
R. N. Darnell	3/2/2018	—	—	—	—	—	7,544	366,110	—	—
	3/2/2018	—	—	—	—	—	573	27,808	—	—
	3/4/2019	—	—	—	—	—	954	46,298	7,577	367,712
	3/3/2020	—	—	—	—	—	1,525	74,008	7,117	345,388
C. M. Olson	3/2/2018	—	—	—	—	—	7,131	346,067	—	—
	3/2/2018	—	—	—	—	—	332	16,112	—	—
	3/4/2019	—	—	—	—	—	1,139	55,276	7,975	387,027
	3/3/2020	—	—	—	—	—	1,636	79,395	7,637	370,624
(1)    No stock options have been granted under the PEP since 2010.

(2)    As of December 31, 2020, no equity incentive options have been granted under the PEP.

(3)    This column reflects the earned NEO performance shares granted on 3/2/2018 under the 2018 LTIP, and the outstanding NEO restricted stock rights. One share of our common stock underlies each restricted stock right and performance share. Time-vested restricted stock right awards vest over a three-year period beginning on the March 7 following the year of the grant. The restricted stock right shown with a grant date of March 2, 2018 vested on March 7, 2021. One-half of the restricted stock right shown with a grant date of March 4, 2019 vested on March 7, 2021 and the remaining one-half will vest on March 7, 2022. One-third of the restricted stock right shown with a grant date of March 3, 2020 vested on March 7, 2021 and the remaining two-thirds will vest in equal amounts on March 7, 2022 and March 7, 2023.

(4)    Based on the closing price of $48.53 for our common stock, as quoted on the NYSE on December 31, 2020, the last trading day of fiscal year 2020.

(5)    Unvested and contingent performance share awards listed in column (i) for the 2019-2021 performance period granted on March 4, 2019 are reflected at the maximum performance level because, as of December 31, 2020, actual performance to date is above target and below maximum and for the 2020-2022 performance period granted on March 3, 2020 are reflected at the maximum performance level because, as of December 31, 2020, actual performance to date is above target and below maximum.

Option Exercises and Stock Vested Table

The following table includes certain information with respect to the NEOs’ exercise of vested stock options during 2020, as well as the vesting during 2020 of performance shares and restricted stock rights held by the NEOs.  Options and restricted stock rights were awarded under the PEP.

OPTION EXERCISES AND STOCK VESTED DURING 2020

(a)	(b)	(c)	(d)	(e)
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
				(1)
P. K. Collawn	—	—	116,653	5,764,236
C. N. Eldred	—	—	22,316	1,106,426
J. D. Tarry	—	—	6,271	310,674
P. V. Apodaca	—	—	12,663	627,770
R. N. Darnell	—	—	9,493	470,267
C. M. Olson	—	—	8,074	399,654
(1) Amounts indicated are the aggregate dollar value realized upon the vesting of performance shares and restricted stock right awards based on the number of shares acquired on vesting multiplied by the closing price of our common stock on the delivery date, as quoted on the NYSE.

CEO Pay Ratio

Our CEO pay ratio is a reasonable estimate of the CEO’s pay as a multiple of the amount of pay received by the median employee. It is calculated in a manner consistent with SEC rules based on our payroll records and methodologies described below. The SEC rules for identifying median compensation allow companies to use a variety of methodologies. As a result, the pay ratio reported by others may not be comparable to our reported pay ratio.

As previously disclosed, the Officer’s compensation is based on several factors, including an annual competitive assessment of compensation that includes benchmarking; beginning on page 41 is a more detailed description. Our Officers’ compensation is also more variable, and includes more “at-risk” elements of compensation, as compared to the compensation of our median employee, because our Officers’ compensation depends more heavily on the actual performance of the Company. There is a more significant level of variability and compensation at risk for our Officers, which includes our NEOs, as it is based on actual Company performance. PNMR pays a competitive wage designed to attract and retain qualified employees. As the CEO has the most variability and at risk compensation, the CEO pay ratio may vary over time, as a significant percent of the CEO’s compensation is performance based as compared to the median employee’s compensation.

We determined our CEO pay ratio for 2020 using the following steps:

1. The Company defined the relevant employee population, which included all employees of PNM Resources, Inc. and its affiliates as of December 31, 2020.

2. The Company identified its median employee for purposes of calculating the CEO pay ratio using a consistently applied compensation measure of actual total cash compensation, inclusive of overtime and differentials, paid in 2020 to each member of the employee population.

3. The CEO pay ratio was determined by comparing the total CEO 2020 compensation reported in the SCT on page 52 to the total compensation paid to the median employee of $118,452 (which consisted of, as applicable, base salary, overtime and differentials, bonuses, cash incentive awards, equity grants, benefits from applicable defined benefit plan and post-retirement medical plans, qualified and non-qualified retirement benefit contributions, executive physicals, life insurance premiums, long term disability premiums, ECP amounts, payments for personal security and other compensation payments.) For further detail regarding the elements of the total CEO 2020 compensation, see the SCT on page 52.

As a result of the process described above and the resulting calculations, the CEO pay ratio was 76:1 in 2020, meaning that the CEO’s total compensation for the year ending December 31, 2020 was approximately 76 times the total compensation paid to the Company’s median employee in 2020.

Retirement Benefits

Tax-Qualified Retirement Plans Available to all Eligible Employees

The retirement benefits under the tax-qualified plans for NEOs are the same as those available for other eligible employees of the Company.  The RSP is a 401(k) plan that allows before-tax and after-tax contributions by employees and Company-matching and age-based contributions.  The age-based contributions provide for varying contribution rates, from 3% to 10%, depending on the employee’s age, with the highest contribution rate applying to those employees who are 55 or greater. Employees direct their own investments in the RSP. The RSP includes a Roth 401(k) feature, which allows an employee to make post-tax contributions that do not reduce the employee’s current taxable income. Withdrawals and other distributions from the Roth 401(k) feature are generally tax free.

Age-based contributions are made regardless of whether the employee defers compensation into the RSP. All of the Company’s contributions to the RSP are in cash, not shares of common stock.  Employees may invest in shares of PNM Resources common stock by allocating up to 20% of their respective RSP account balances into a Company stock fund, which is one of 23 investment options under the RSP.  All contributions made under the RSP vest immediately.

The RSP results in individual participant balances that reflect a combination of: (1) the employee deferring a portion of cash compensation; (2) annual matching contributions made on behalf of the employee; (3) the age-based contributions made on behalf of the employee in an amount ranging from 3% to 10% of eligible compensation; (4) the annual contributions and deferred amounts being invested at the direction of the employee (the same investment choices are available to all employees); and (5) as in (4), the continuing reinvestment of the investment returns until the accounts are paid out.  This means that similarly situated employees, including the NEOs, may have materially different account balances because of a combination of factors including: the number of years they have participated in the RSP, the amount of money contributed, or compensation deferred, at the election of the employee from year to year and the investments chosen by the employee. The RSP does not guarantee minimum returns or above-market returns and an employee’s returns are dependent upon actual investment results.

The ERP is a non-contributory defined benefit pension plan. The ERP provides retirement income based on the employee’s highest three-year average pay as of 1997, social security covered compensation and the length of service upon separation. Compensation consists of base salary and includes any amount voluntarily deferred under the RSP.

Generally, compensation for these purposes does not include bonuses, payments for accrued vacation, or overtime pay. The ERP was closed to new employees hired on or after January 1, 1998. Prior to January 1, 1998, employees who had at least one year of service and who had attained the age of 21 were eligible to become participants. The ERP was amended as of January 1, 1998, to limit an employee’s credited service to the credited service earned as of December 31, 1997, plus a limited amount of future service. The amount of credited service after December 31, 1997 is based on the employee’s age and years of credited service as of December 31, 1997, but all credited service accruals ceased as of January 1, 2008. Participants in the ERP continue to accrue “total service,” which is the service measure used for purposes of determining an employee’s vesting and eligibility for early and other retirement benefits. An employee’s earnings used for ERP benefit calculations were frozen as of December 31, 1997.

The maximum number of years generally taken into account for purposes of calculating benefits is 32.5. Under limited circumstances, an employee working beyond age 62 could earn an additional 3% retirement benefit. Service begins accumulating from the date of hire and vesting occurs after five years of total service.

Pension Benefits Table

The table below shows the actuarial present value of accumulated benefits payable to the NEO who is a participant under the ERP using interest rate and mortality rate assumptions consistent with those used in our financial statements. See Note 11 of the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, regarding certain assumptions underlying ERP benefits.

PENSION BENEFITS 2020
Name	Plan Name	Number of Years of Credited Service *	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
		(#)	($)	($)
J.D. Tarry	ERP	2	27,460	—
*Credited service was frozen as of December 31, 1997. Total service is 24 years.

Non-Qualified Deferred Compensation

Non-Tax Qualified Retirement Plans

The Tax Code imposes a limitation on the amount of compensation that can be considered when determining the amount of the matching contributions and age-based contributions to the RSP.  The Tax Code also limits the maximum amount that can be contributed by any participant as well as employer contributions and other amounts that can be allocated to any participant’s account.

Our current non-qualified deferred compensation plan, the ESP II, addresses these Tax Code limitations by providing Officers the opportunity to supplement their retirement savings and to receive the full employer contributions that would be available in the absence of the limitations imposed by the Tax Code.  The ESP II runs side-by-side with the RSP.

For plan years beginning on and after January 1, 2014, matching credits under the ESP II are limited only to a participant that has “excess compensation,” which is compensation in excess of the limit imposed by Section 401(a)(17) of the Tax Code ($285,000 in 2020) for the relevant plan year. The matching credit is in an amount equal to 75% of the participant’s supplemental deferrals, provided that the matching credit shall not exceed an amount equal to 75% of the first 6% of excess compensation. A participant shall be eligible to receive a matching credit under the ESP II only if such participant has met the service requirements necessary to receive RSP matching contributions for that plan year. Additionally, when a participant reaches the annual compensation limit under the Tax Code in the RSP, our age-based contribution continues to the ESP II.

Certain participants (including Ms. Collawn and Mr. Darnell) also receive a supplemental target contribution in the ESP II.  In general, these contributions have historically been set to achieve competitive retirement pay replacement ratios of between 40% and 50% of pre-retirement income depending on years of service and age at retirement.  In 2019, the Committee determined to increase the supplemental target contribution rate for Ms. Collawn to a level that targets a retirement pay replacement ratio of approximately 55% beginning with the December 1, 2020 supplemental target contribution. These contributions are individually scheduled, actuarially-calculated contributions designed to reach target replacement ratios at a retirement age of 65. For participants, like Mr. Olson and Mr. Tarry, who became eligible to receive a supplemental target contribution on or after January 1, 2016, the supplemental target contribution is based on market conditions as of the date that the eligible officer was hired or first became eligible for a supplemental target contribution. Based on current market conditions, neither Mr. Olson nor Mr. Tarry is eligible to receive a supplemental target contribution under the ESP II.  Additionally, the Compensation and HR Committee may elect to make discretionary credits or discretionary contributions to the ESP II for a participant during a plan year in any amount, and on such terms and conditions, as the Compensation and HR Committee deems appropriate.

Upon enrollment in the ESP II, participants make an election regarding the form of their distribution.  They may elect to receive a lump sum payment or installment payments.   For distribution elections made after December 31, 2014, the ESP II Plan distribution options no longer include annuities and installment payments are limited to five or ten years.

Participants become entitled to a distribution under the ESP II upon their separation from service, death, disability or upon a specified date elected by the participant, subject to the requirements of Section 409A of the Tax Code. Effective for amounts credited to participant accounts for plan years beginning on or after January 1, 2015, the specified date distribution option is not available. Participants also may elect to have the portion of their account that is hypothetically invested in a Company stock fund distributed in shares of our common stock in lieu of cash. ESP II amounts are subject to the same vesting and investment provisions as under the RSP, with the exception of the supplemental credit account under the ESP II, which has a two-year vesting requirement that may be accelerated.  Participants’ accounts in the ESP II are unfunded obligations, including the increases and decreases based on “investment” of the balances reflected as hypothetical returns equal to the actual returns of investments designated by a participant or the Company.  Unless the participant elected to receive amounts credited prior to January 1, 2015 on a specified date, benefits payable under the ESP II will be paid, as a general rule, within 90 days of the participant’s separation from service, death or disability, subject to the requirements of Section 409A of the Tax Code. Participants hypothetically invest their deferrals and employer contributions in the ESP II in the same investment options as are available under the RSP.  Participants may change their investment selections on a daily basis.  The following table shows the funds available under the RSP and their annual rate of return for the calendar year ended December 31, 2020, as reported by the administrator of the RSP.

Fund Name	Rate of Return - 2020%
Acadian All Country World exUS Equity CIT F *	6.4%
Vanguard Cash Reserves Federal Money Market Fund Admiral	0.57%
Vanguard Institutional Index Fund	18.39%
Vanguard Institutional Target Retirement 2015 Fund	10.42%
Vanguard Institutional Target Retirement 2020 Fund	12.09%
Vanguard Institutional Target Retirement 2025 Fund	13.34%
Vanguard Institutional Target Retirement 2030 Fund	14.10%
Vanguard Institutional Target Retirement 2035 Fund	14.80%
Vanguard Institutional Target Retirement 2040 Fund	15.44%
Vanguard Institutional Target Retirement 2045 Fund	16.17%
Vanguard Institutional Target Retirement 2050 Fund	16.33%
Vanguard Institutional Target Retirement 2055 Fund	16.36%
Vanguard Institutional Target Retirement 2060 Fund	16.40%
Vanguard Institutional Target Retirement 2065 Fund	16.18%
Vanguard Institutional Target Retirement Income Fund	10.18%
JPMorgan Large Cap Growth R6 *	4.74%
Metropolitan West Total Return Bond Fund P Class	9.18%
PNM Resources, Inc. Common Stock Fund (PNM)	(1.81)%
Vanguard PRIMECAP Fund Admiral Shares **	11.50%
Pzena International Expanded Value ACWI (ex U.S.) Fund; I Class Tier I **	(1.97)%
Vanguard Retirement Savings Trust III	2.21%
Victory Integrity Small/Mid-Cap Value Fund; Class Y	4.93%
Vanguard Wellington Fund Admiral Shares	10.68%
Wells Fargo Discovery Fund - Institutional Class	62.53%
Vanguard Windsor II Fund Admiral Shares	14.53%
* Added as an available fund under the RSP effective December 1, 2020. ** Removed as an available fund under the RSP effective December 1, 2020.

As a general rule, supplemental contributions to the ESP II vest after two years or the first of the following to occur: (1) the Officer attaining age 55 with two years of service, (2) the Officer’s normal retirement date, (3) the Officer’s disability, or

(4) the Officer’s death. All NEOs are fully vested in their supplemental target contributions to the ESP II. Any unvested supplemental target contribution is also subject to accelerated vesting and payment upon certain termination events discussed below under Potential Payments Upon Termination or Change in Control.

2020 NON-QUALIFIED DEFERRED COMPENSATION

(a)		(b)	(c)	(d)	(e)	(f)
Name		Executive Contributions in Last Year (2020) ($)	Company Contributions in Last Year (2020) ($)	Aggregate Earnings (Loss) in Last Year (2020) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Year End (2020) ($)
		(1)	(2)
P. K. Collawn	ESP II	286,483	2,951,835	(588,548)	—	12,000,621
C. N. Eldred	ESP II	114,363	199,498	(228,603)	—	7,556,548
J. D. Tarry	ESP II	51,642	67,071	264	—	511,909
P. V. Apodaca	ESP II	166,223	123,182	238,021	—	2,619,591
R. N. Darnell	ESP II	44,620	231,771	(8,850)	—	893,107
C. M. Olson	ESP II	20,354	63,998	20,508	—	207,203

(1) The amounts in this column are included in the “Salary” column (c) of the SCT on page 52.

(2) The amounts in this column are included as a component of “All Other Compensation” in column (i) of the SCT and consist of the following 2020 Company contributions to the ESP II:

ESP II COMPANY CONTRIBUTIONS

Name	Matching ($)	Age-Based ($)	Supplemental ($)	Total ($)
P. K. Collawn	203,463	1,598,672	1,149,700	2,951,835
C. N. Eldred	35,812	163,686		199,498
J. D. Tarry	26,162	40,908		67,071
P. V. Apodaca	40,867	82,315		123,182
R. N. Darnell	20,640	127,931	83,200	231,771
C. M. Olson	11,250	52,747		63,998

Potential Payments Upon Termination or Change in Control
As discussed on page 46 under Potential Change in Control Benefits, we believe that our executive officers are important for our success and it is important to align their interests with our shareholders in the event of a change in control by providing reasonable change in control benefits. The table beginning on page 66 illustrates the amounts payable to each of the NEOs in the event of a termination of his or her employment, whether voluntary or involuntary. Also included are additional payments in connection with his or her retirement, death, disability or involuntary termination following a change in control (including, for example, upon the closing of the merger with Avangrid). The amounts shown: (1) assume a termination effective as of December 31, 2020, (2) are based on the closing price of our common stock on December 31, 2020, as reported on the NYSE ($48.53), and (3) are estimates of the amounts that would be paid to each NEO based upon the amounts earned through the end of 2020.  The precise amount actually due to any NEO upon his or her termination can only be determined at the time of the termination.

Payments Made Upon Termination
The table below does not include the following amounts earned through the assumed termination date of December 31, 2020: (1) base salary (disclosed in column (c) of the SCT), (2) accrued but unused paid time off, (3) amounts contributed by the NEO and vested amounts contributed by the Company under the RSP (our 401(k) plan available to all our employees) and ESP II (the year-end vested ESP II account balances are set forth above in the 2020 Non-Qualified Deferred Compensation table), and (4) outstanding vested stock options and restricted stock rights that were vested and delivered on or before December 31, 2020. If an NEO is terminated for “cause,” vested and unexercised stock options and any undelivered vested restricted stock rights or performance shares are forfeited. The 2020 Non-Qualified Deferred Compensation table shows that there were no unvested Company contributions to the NEOs ESP II accounts as of December 31, 2020 and so the table below does not address the termination events that would result in accelerated vesting or forfeiture of any such unvested ESP II amounts.

Additional Payments Made Upon Retirement

In addition to the amounts described above, upon an NEO’s termination of employment because of retirement (upon the occurrence of a certain age and/or service conditions as defined in the relevant plan), all of his or her outstanding time-vested restricted stock rights granted under the PEP will immediately vest. Further, the Officer will be eligible to receive a pro rata portion of his or her performance share awards, granted under the applicable LTIP, if the Officer separates from service in the second half of the performance period and the relevant performance goals are attained at the end of the performance period.  As described earlier, Ms. Collawn, Mr. Eldred and Mr. Apodaca are ineligible for the pro rata portion of his or her performance share awards upon retirement. As of December 31, 2020, all of our NEOs are retirement eligible under the PEP.

Additional Payments Made Upon Death or Disability

In addition to the amounts described above, if an NEO dies or becomes disabled, he or she will receive payments under our basic and supplemental life, accidental death and dismemberment and disability programs that are generally available to all employees. Additionally, if an NEO dies, his or her beneficiary will receive payments under the management life insurance and, if applicable, officer life insurance.

Severance Payments

In addition to the amounts described above, if we terminate the employment of an NEO because we eliminate his or her position, the table beginning on page 66 reflects the amounts payable under our Severance Plan.  This plan covers all non-union employees (including the NEOs) who satisfy the Severance Plan’s service requirement and whose positions are eliminated.  Members of the Officer group (which includes all NEOs) are eligible, upon signing a customary release agreement, for a lump sum severance payment equal to 14 months of base salary plus one additional week of base salary for each year of service. The severance benefit is capped so as to not exceed the lump sum severance payment at a level equal to what an Officer would receive under the Retention Plan. Members of the Officer group also are eligible to receive reimbursement for placement assistance expenses (up to 5% of base salary) and continuation of certain insurance benefits and health care benefits for up to 12 months.  If an individual receives benefits under a Retention Plan as discussed below in the Payments Made Upon a Change in Control section, severance benefits are not available under the Severance Plan.

Payments Made Upon a Change in Control

In addition to the amounts described above (other than the severance pay), if an NEO’s employment is terminated within 24 months in connection with a change in control (for example, upon the closing of the merger with Avangrid), either by us without cause or by the NEO due to a constructive termination, the NEO will receive additional payments and benefits (including special severance benefits) under the Retention Plan, which covers all of the Officers, including the NEOs.  Benefits are only payable if the Officer is not retained or immediately re-employed (“double trigger”) by the successor company following a change in control and if the termination is (1) by the Company for reasons other than cause, death or disability, or (2) by the Officer due to constructive termination.  The Officer must sign a customary release agreement to receive benefits. All Company Officers, including the NEOs, would receive the benefits provided under the Retention Plan as highlighted below.
The amounts shown are estimates of amounts that would be payable to the named executive officers based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement. Some of the assumptions are based on information not currently available and, as a result, the actual amounts received by a named executive officer may differ materially from the amounts shown in the following table.

The benefits include:

•A lump sum severance payment equal to two times current eligible compensation for the CEO, EVP and SVPs;
•Eligible compensation includes base salary, any cash award paid as a merit increase in lieu of base salary and the average of the AIP awards for the three calendar years immediately preceding;
•A pro rata award of the Officer’s annual incentive based on the target award available under the applicable plan for the relevant performance period, unless the Officer received or will receive an AIP payment for the calendar year in which the Participant’s employment is terminated;
•Medical, dental, vision, life and accidental death and dismemberment insurance benefits that are substantially similar to those received by the Officer immediately prior to termination of employment for a period of 24 months for the NEOs;
•NEOs must sign a restrictive covenant agreement not to compete in order to participate in the Retention Plan. If an Officer signs a restrictive covenant agreement, the Officer will be compensated for the period of time during which the restrictions are in effect. If the Officer does not sign the agreement in a timely manner, then the Officer(s) will not be entitled to any benefits under the Retention Plan. All eligible NEOs have signed the required restrictive covenant agreements. As such, the period of time covered for which an NEO will be compensated for the restrictive covenant, in the case of a change in control, is an amount equal to the Officer’s eligible compensation paid over a 12-month period;
•Reimbursement of reasonable legal fees and expenses incurred as a result of termination of employment; and
•The PEP contains double trigger vesting following a change in control. Upon a qualifying change in control termination (which requires a termination of employment by the Company for any reason other than cause, death, disability or a termination by an Officer due to constructive termination), all outstanding, unvested stock option awards, and all time-vested restricted stock right awards will vest. Pursuant to the merger agreement, the performance determination with respect to any performance shares under the LTIPs will be based on the higher of the target level of performance and the actual level of performance determined on a goal-by-goal basis as of the last day of the last month ending before the effective time of the merger. As of the effective time of the merger, the number of performance shares so determined will cease to relate to or represent a right to receive PNMR common stock and will be converted into a right to receive a cash-settled time-vesting Avangrid restricted stock right, which will, provided the applicable service-based vesting conditions are satisfied, vest at the same time as the service-based vesting conditions of the corresponding PNMR performance shares would have been satisfied, and subject to the same vesting acceleration and payment timing provisions and other terms and conditions as applied to the corresponding PNMR performance shares, as applicable, except as expressly adjusted by the merger agreement; and
•The Company does not provide a gross up for excise taxes and utilizes the “best net” approach.

The Company also sponsors certain other plans in which the NEOs participate that contain provisions that are triggered by a change in control.  These include, for example, the ESP II, which provides that the participant will receive a full supplemental credit if the participant’s employment is terminated before December 1 in the year in which a change in control occurs.  The 2019 and 2020 LTIPs provide that each NEO will receive a full performance share award subject to the attainment of the relevant performance goals. The 2021 LTIP also provides that each NEO will receive a pro rata award for the number of months of service during the performance period prior to the change in control event, subject, in the case of performance awards, to the attainment of the relevant performance goals.

A summary of the material provisions of the definition of “Change in Control” contained in the Retention Plan and related plans are as follows:

1.Subject to certain exceptions, any person becomes the beneficial owner of 20% or more of the Company’s common stock;
2.During any consecutive two-year period, the following individuals cease, for any reason, to constitute a majority of the Board: (i) directors who were directors at the beginning of the two-year period and (ii) any new directors whose election by the Board or nomination for election by our shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were elected at the beginning of the two-year period or whose election or nomination for election was previously so approved, but not including any such new directors designated by a person who entered into an agreement with the Company to effect a transaction described in parts 1, 3 or 4 of this definition summary;
3.Our shareholders approve a merger or consolidation with another company, corporation or subsidiary that is not affiliated with us immediately before the change in control, unless the merger or consolidation results in the

Company’s voting securities outstanding immediately before the merger or consolidation continuing to represent at least 60% of the Company’s combined voting power of such surviving entity outstanding immediately after such merger or consolidation; or
4.The adoption of a plan of complete liquidation of the Company or any agreement for the sale or disposition of all or substantially all of the Company’s assets.

No change in control will be deemed to have occurred until all required regulatory approvals are obtained and the transaction that would otherwise be considered to be a change in control closes.

The following table summarizes the value of the termination payments and benefits that the NEO would have received if he or she had terminated employment on December 31, 2020, under the circumstances shown, and based on the terms of the relevant plans as of December 31, 2020. The table excludes amounts which are generally available to all our employees, such as (1) amounts accrued through December 31, 2020, that would be paid in the normal course of continued employment, such as accrued but unpaid salary and (2) vested account balances under the RSP.

CHANGE IN CONTROL, TERMINATION, RETIREMENT, OR IMPACTION

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($)	Impaction ($)
						(1)	(2)
P. K. Collawn
AIP (3)	1,676,183	—	1,676,183	1,676,183	1,676,183	1,676,183	1,676,183
Restricted Stock Rights (4)	1,287,064	—	1,287,064	1,287,064	1,287,064	1,287,064	1,287,064
2018-2020 Performance Shares (5)	3,240,348	—	3,240,348	3,240,348	3,240,348	3,240,348	3,240,348
2019-2021 Performance Shares (6)	1,757,320	—	1,757,320	1,757,320	2,636,004	1,757,320	1,757,320
2020-2022 Performance Shares (7)	—	—	—	—	3,209,871	—	—
Health and Welfare Benefits	—	—	—	—	46,455	—	14,312
Life Insurance Proceeds (12)	—	—	—	1,400,000	—	—	—
Cash Severance (8) (9)	—	—	—	—	6,413,458	—	1,317,224
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	45,000
Total P. K. Collawn	7,960,915	—	7,960,915	9,360,915	18,529,383	7,960,915	9,337,451
C. N. Eldred
AIP (3)	605,416	—	605,416	605,416	605,416	605,416	605,416
Restricted Stock Rights (4)	355,288	—	355,288	355,288	355,288	355,288	355,288
2018-2020 Performance Shares (5)	928,767	—	928,767	928,767	928,767	928,767	928,767
2019-2021 Performance Shares (6)	824,234	—	824,234	824,234	824,234	824,234	824,234
2020-2022 Performance Shares (7)	—	—	942,501	942,501	942,501	942,501	942,501
Health and Welfare Benefits	—	—	—	—	28,868	—	13,474
Life Insurance Proceeds (12)	—	—	—	1,400,000	—	—	—
Cash Severance (8) (9)	—	—	—	—	2,903,870	—	743,425
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	25,545
Total C. N. Eldred	2,713,705	—	3,656,206	5,056,206	6,608,944	3,656,206	4,438,650

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($)	Impaction ($)
						(1)	(2)
J. D. Tarry
AIP (3)	321,398	—	321,398	321,398	321,398	321,398	321,398
Restricted Stock Rights (4)	105,553	—	105,553	105,553	105,553	105,553	105,553
2018-2020 Performance Shares (5)	283,561	—	283,561	283,561	283,561	283,561	283,561
2019-2021 Performance Shares (6)	170,874	—	170,874	170,874	256,287	170,874	170,874
2020-2022 Performance Shares (7)	—	—	—	—	346,892	—	—
Health and Welfare Benefits	—	—	—	—	36,663	—	17,371
Life Insurance Proceeds (12)	—	—	—	400,000	—	—	—
Cash Severance (8) (9)	—	—	—	—	1,088,208	—	622,981
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	—
Total J. D. Tarry	881,386	—	881,386	1,281,386	2,458,562	881,386	1,521,738
P. V Apodaca
AIP (3)	319,075	—	319,075	319,075	319,075	319,075	319,075
Restricted Stock Rights (4)	195,576	—	195,576	195,576	195,576	195,576	195,576
2018-2020 Performance Shares (5)	462,539	—	462,539	462,539	462,539	462,539	462,539
2019-2021 Performance Shares (6)	221,539	—	221,539	221,539	332,285	221,539	221,539
2020-2022 Performance Shares (7)	—	—	—	—	376,302	—	—
Health and Welfare Benefits	—	—	—	—	36,684	—	17,382
Life Insurance Proceeds (12)	—	—	—	1,400,000	—	—	—
Cash Severance (8) (9)	—	—	—	—	2,926,554	—	506,042
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	17,999
Total P. V. Apodaca	1,198,729	—	1,198,729	2,598,729	4,669,015	1,198,729	1,740,152
R. N. Darnell
AIP (3)	262,748	—	262,748	262,748	262,748	262,748	262,748
Restricted Stock Rights (4)	148,114	—	148,114	148,114	148,114	148,114	148,114
2018-2020 Performance Shares (5)	366,110	—	366,110	366,110	366,110	366,110	366,110
2019-2021 Performance Shares (6)	178,882	—	178,882	178,882	268,322	178,882	178,882
2020-2022 Performance Shares (7)	—	—	—	—	306,807	—	—
Health and Welfare Benefits	—	—	—	—	49,298	—	17,207
Life Insurance Proceeds (12)	—	—	—	900,000	—	—	—
Cash Severance (8) (9)	—	—	—	—	1,452,851	—	426,885
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	14,678
Total R. N. Darnell	955,854	—	955,854	1,855,854	2,874,250	955,854	1,414,624

Benefits and Payments	Voluntary Termination by Executive ($)	Termination for Cause ($)	Disability ($)	Death ($)	Constructive or without Cause Termination due to Change in Control ($)	Retirement ($)	Impaction ($)
						(1)	(2)
C. M. Olson
AIP (3)	287,422	—	287,422	287,422	287,422	287,422	287,422
Restricted Stock Rights (4)	150,783	—	150,783	150,783	150,783	150,783	150,783
2018-2020 Performance Shares (5)	346,067	—	346,067	346,067	346,067	346,067	346,067
2019-2021 Performance Shares (6)	188,296	—	188,296	188,296	282,445	188,296	188,296
2020-2022 Performance Shares (7)	—	—	—	—	329,228	—	—
Health and Welfare Benefits	—	—	—	—	35,956	—	17,018
Life Insurance Proceeds (12)	—	—	—	400,000	—	—	—
Cash Severance (8) (9)	—	—	—	—	1,288,573	—	437,820
Legal Fees (10) and Outplacement Services (11)	—	—	—	—	20,000	—	15,750
Total C. M. Olson	972,568	—	972,568	1,372,568	2,740,474	972,568	1,443,156
(1)Under the PEP, “Retirement” is defined as termination of employment and attainment of (a) age 45 and 20 years of service, (b) age 55 and 10 years of service, (c) age 59.5 or (d) any age and 30 years of service. As of December 31, 2020, all of the NEOs are eligible for retirement under the PEP.

(2)“Impaction” is defined under our Severance Plan, in relevant part, as the termination of employment as a result of the Company’s elimination of an executive’s position.

(3)The amount represented is the amount payable under the 2020 AIP, as set forth in column (g) of the SCT on page 52.

(4)The amount represented is the value of all restricted stock rights that would vest under the PEP on an accelerated basis under certain termination events based on the closing market price of our common stock on December 31, 2020 ($48.53).

(5)The amounts shown are the amounts payable to our NEOs under the 2018 LTIP for the actual above target aggregate performance results earned for 2018-2020 based on the applicable Earnings Growth, relative TSR and FFO/Debt Ratio performance measures. For performance shares, the number indicated assumes that the market price upon delivery in 2021 of such performance shares, was the same as the closing price on December 31, 2020 ($48.53).

(6)The amounts shown are a pro rata portion (and for Mr. Eldred a non-prorated portion) of the amounts payable upon the officer’s death, disability, retirement or impaction, if at all, under the 2019 LTIP assuming the current forecasted level of performance and that the market price upon delivery will be the same as the closing price on December 31, 2020 ($48.53). The amounts shown reflect a full portion of the amounts payable upon the officer’s constructive or without cause termination due to a Change in Control, if at all, under the 2019 LTIP assuming the current forecasted level of performance and that the market price upon delivery will be the same as the closing price on December 31, 2020 ($48.53).

(7)The amounts shown are a full portion of the amounts payable, if at all, under the 2020 LTIP, upon a constructive or without cause termination due to a change in control, assuming the current forecasted level of performance and that the market price upon delivery will be the same as the closing price on December 31, 2020 ($48.53).

(8)For constructive or without cause termination due to a change in control, represents (i) a lump sum severance payment equal to two times current eligible compensation for the NEOs, including the CEO and (ii) payment for a restrictive covenant agreement equal to one times eligible compensation paid over a 12-month period for the NEOs.

(9)For impaction, represents a lump sum severance payment equal to 14 months of base salary plus one additional week of base salary for each year of service.

(10) The NEOs are eligible for reimbursement of reasonable legal expenses upon termination for change in control as of December 31, 2020. The amount shown in the table is a reasonable estimate of the amount that may be reimbursable.

(11) The Company will reimburse a participant for placement assistance expenses, up to a maximum of five percent (5%) of the participant’s base salary. Reimbursements pursuant to Impaction will only be for expenses incurred within nine (9) months following the participant’s separation from service.

(12) The amounts shown for life insurance proceeds consist of Officer Life and Management Life.

EQUITY COMPENSATION PLAN INFORMATION
The following table shows the total number of outstanding options and shares available for future issuances of options and all other equity awards under all of our equity compensation plans as of December 31, 2020.

EQUITY COMPENSATION PLAN INFORMATION As of December 31, 2020
	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)
Equity compensation plans approved by security holders	602,731 (1)	39.66 (1)	5,629,197 (2)
Equity compensation plans not approved by security holders (ESP II) (3)	91,653	8.56 (3)	45,930
Total	694,384	8.56 (1)(3)	5,675,127

(1) Amount includes 168,061 unvested restricted stock right awards and 434,670 contingent performance shares granted under the 2014 Performance Equity Plan, which replaced the 2009 PEP on May 15, 2014.

(2) The 2014 Performance Equity Plan has a fungible design that charges the authorized pool five (5) shares for each full value award. Thus, although 5,629,197 shares of the 13,500,000 authorized shares remained available for future issuance under the current PEP, as of December 31, 2020, only 1,125,839 full value awards may be issued in the future.

(3) Under the ESP II (as referenced under the Non-Tax Qualified Retirement Plans section on page 61), a participant may choose to invest his or her accounts in one or more of several hypothetical investment funds, including the PNM Resources, Inc. Common Stock Fund, which provides for returns based on a hypothetical investment in shares of common stock of PNM Resources. A participant who chooses to invest in the PNM Resources, Inc. Common Stock Fund may elect to settle that portion of his or her account in either common stock or cash. As reflected above in column (a), as of December 31, 2020, a total of 91,653 phantom shares of PNM Resources’ common stock were allocated to participants in the ESP II. Phantom shares are not included in the weighted average exercise price calculations of column (b). A total of 257,500 shares of common stock have been reserved and registered to date by PNM Resources for issuance and settlement of phantom shares under the ESP II. Column (c) above reflects that, as of December 31, 2020, 45,930 reserved and registered shares remained available for future issuance and settlement of phantom shares under the ESP II.

SHAREHOLDER PROPOSAL
We have been notified that a shareholder or its representative intend to present the following proposal for consideration at the 2021 Annual Meeting. We are presenting the proposal and supporting statement as it was submitted to us by the proponent. We do not necessarily agree with all of the statements contained in the proposal and the supporting statement, but we have limited our responses to the most important points and have not attempted to address all the statements with which we disagree. To make sure readers can easily distinguish between materials provided by the proponent, we have put a box around materials provided by the proponent. After careful consideration, the Board recommends that you vote “AGAINST” this shareholder proposal (Proposal 4) for the reasons set forth in the opposing statement following the shareholder proposal.

PUBLISH A REPORT ON COSTS AND BENEFITS OF VOLUNTARY CLIMATE- RELATED ACTIVITIES

(PROPOSAL 4 on your Proxy Card)

Shareholder Proposal and Supporting Statement
Steve Milloy, 12309 Briarbush Ln, Potomac, MD 20854, beneficial owner of 79 shares of PNM Resource’ common stock, has advised us that he intends to submit the following proposal at the Annual Meeting.

Greenwashing Audit

Resolved:

Shareholders request that, beginning in 2021, PNM Resources (PNM) annually publish a report of actually incurred corporate costs and associated actual and significant benefits accruing to shareholders and the climate from PNM’s global climate-related activities that are voluntary and exceed government regulatory requirements. The report should be prepared at reasonable cost and omit proprietary information.

Supporting Statement:

PNM’s purpose is to generate profits from generating affordable and reliable electricity while obeying applicable laws and regulations. Maintaining coal plants is the least expensive option for generating electricity per the U.S. Department of Energy’s National Coal Council 2018 report, “Power Reset”. Yet PNM management intends to shutter its remaining coal plants, presumably in hopes of somehow altering global climate change.

This resolution is intended to help shareholders monitor whether PNM’s voluntary activities and expenditures touted as protecting the climate are actually producing meaningful benefits to shareholders and the global climate.

Corporate managements sometimes engage in “greenwashing” ⎯ i.e., spending shareholder money on schemes ostensibly environment-related, but really undertaken merely for the purpose of improving the public image of management. Such insincere “green” posturing and associated touting of alleged, but actually imaginary benefits to public health and the environment may harm shareholders by distracting management, wasting corporate assets, ripping off ratepayers and deceiving shareholders and the public.

For example, PNM intends eliminate carbon dioxide emissions to “net zero” by 2040. This action is not required by any federal or state, law or regulation.

In 2019, PNM-owned power plants emitted about 5.5 MILLION tons of CO2. But global manmade emissions of CO2 and equivalents amount to more than 55 BILLION tons. So PNM produces about 0.01% of global CO2 emissions – a trivial amount that, even if eliminated by 2040, will have no discernible impact on climate.

So, what are the actual benefits to ratepayers, shareholders and the climate of PNM meeting its announced emissions goal? By how much, in what way, when and at what cost will any of these activities reduce or alter climate change in any discernible manner?

The information requested by this proposal is not already contained in any PNM report.

PNM should report to shareholders what are the specific actual benefits produced by its voluntary, highly touted and costly global climate-related activities. Are the touted benefits real and worthwhile? Or are they just greenwashing for the benefit of management? Shareholders want to know.

The Company’s Opposing Statement to Shareholder Proposal (Proposal 4 on your proxy card)
The Board recommends that shareholders vote AGAINST Proposal 4 for the following reasons.
PNM’s plans to exit all coal-fired generation by 2024 will dramatically reduce our carbon dioxide emissions, achieve significant customer savings, and better position PNM for future renewable mandates. We have demonstrated and publicly disclosed the significant customer savings resulting from replacing electricity generated by the San Juan Generating Station coal plant (“SJGS”) with renewable energy in the SJGS abandonment filing approved by the New Mexico Public Regulation Commission (“NMPRC”) in 2020. PNM has also demonstrated the significant anticipated savings from exiting from the Four Corners coal plant (“FCPP”) in 2024 in the abandonment filing pending before the NMPRC. Shareholders and customers benefit from PNM’s plans to transform its generation portfolio while ensuring a reliable, resilient and secure transmission grid to enhance the efficient use of carbon-free generation. PNM’s goal to achieve carbon-free generation by 2040 aligns with existing statutory mandates and facilitates meeting future environmental regulations.

The Proponent’s underlying assumptions regarding the need for a report are flawed.

The proposal implies that our carbon reduction initiatives are “voluntary”. However, the New Mexico Energy Transition Act and Renewable Energy Act require PNM to have a generation portfolio with a minimum of 80% renewable resources by 2040, 100% carbon-free emissions resources by 2045, and a demonstration of reasonable and consistent progress in meeting these requirements. PNM’s goal of achieving 100% carbon free energy by 2040 is consistent with the 2040 requirement of 80% renewables because the remaining 20% of generation to serve customers will come from PNM’s ownership interest in the carbon-free Palo Verde nuclear plant. The Energy Transition Act further establishes strict carbon dioxide emissions intensity limitations, beginning in 2023 and 2032, on a utility’s retail generation portfolio, and PNM cannot meet these limitations unless it exits from its coal plant interests.

While PNM’s goal of becoming 100% carbon free by 2040 is five years sooner than is required under the Energy Transition Act, the proposal overlooks our understanding that the majority of our customers want clean energy. Our management believes that it is an appropriate business decision to provide customers more of the resources they prefer. Further, many of our investors view exposure to carbon resources as a business risk that needs to be effectively managed. In addition to New Mexico law, recent Federal executive orders and pending Federal regulatory and legislative proposals to achieve a 100% clean energy economy by 2050 (with earlier carbon-free targets for electric utilities) rely on studies demonstrating the growing competitiveness of clean energy and that the clean energy transition will spur economic growth. We believe PNM’s goal of becoming 100% carbon free by 2040 is a prudent target which effectively balances our need to comply with existing statutory mandates, satisfy customer demand and manage risk from present and future climate change regulation.

The proponent relies on a 2018 “Power Reset” report to state that “Maintaining coal plants is the least expensive option for generating power.” The proponent’s reliance on this statement is flawed as applied to PNM, because this report used a national average of the cost of existing coal generation compared to other options that do not account for regional differences. When planning for our system and presenting resource plans and certificate applications to the NMPRC, PNM must use actual and expected costs of power plants located on our system and in New Mexico and the southwest region, whether coal, natural gas, or renewable. The strong wind and high solar generation capacity of our service territory lowers the cost of these renewable resources. We are able to invest in more renewable generation and lower our emissions while keeping customer bills affordable and providing an investment opportunity for our shareholders.

Regulatory oversight of the transformation of PNM’s generation portfolio is accomplished through a statutorily-mandated planning process known as the Integrated Resource Plan (“IRP”), and a specific demonstration that replacing coal assets with clean energy is cost effective. The IRP is a comprehensive analytical document that covers a 20-year planning period and is updated every three years. The IRP is filed with the NMPRC and PNM’s most recently completed IRP, filed on January 29, 2021, is available at www.pnm.com/irp. The IRP examines many scenarios with the purpose of defining an optimal portfolio for generating and transmitting electricity from the perspectives of reliability, customer cost and environmental impact. The most cost-effective portfolio identified in the 2017 IRP supported removing the coal-fired SJGS from PNM’s generation portfolio in mid-2022. PNM obtained regulatory approval to do so because the NMPRC found, in relevant part, that replacing coal-fired generation with renewable resources would result in significant customer savings given the higher operation and maintenance expenses required to continue operating SJGS. In PNM’s 2016 Rate Case, PNM was required to evaluate early exits from the coal-fired FCPP in its 2020 IRP, and to address the prudence of the FCPP investments in PNM’s next rate case. Based on economic and environmental reasons, as supported by an updated cost-benefit analysis, PNM has asked the NMPRC for approval to remove its interest in the coal-fired FCPP from its portfolio by the end of 2024 (in lieu of by 2031).

Producing a specific, additional report would be contrary to investor interests, redundant and inefficient.

Our public reports and regulatory filings already describe the proactive and responsible steps we are taking to reduce our carbon dioxide emissions while continuing to provide reliable and affordable power, support our customers and communities during the COVID-19 pandemic, and meet our strategic goal of delivering at or above industry-average earnings and dividend growth for our shareholders. Our extensive public disclosures on this matter, including our resource planning and investment strategy, are contained in numerous public disclosures, including our periodic reports filed with the SEC (see, e.g. pages A-33-39, A-55-60 of our 2020 Annual Report on Form 10-K available at www.pnmresources.com/investors/financial-information/sec-filings.aspx, as well as in the Environment Section of our Sustainability Report available at pnmresources.com/esg-commitment/esg-reporting-and-disclosures/esg-reporting-library.aspx).

In addition, we regularly engage with our customers, regulators, investors and other stakeholders on a variety of issues, including climate change and other sustainability topics. Most of our stakeholders believe it is important for PNM to play a role in reducing carbon emissions. It is in our investors’ best interests for us to remain aligned with our stakeholders.

We have a long history of environmental stewardship, balanced with cost conscientiousness. PNM intends to continue to use the IRP planning process to evaluate multiple pathways to reach its statutorily mandated goal of 100% emissions-free energy. As wind and solar generation costs have significantly decreased and newer energy storage and other advanced technologies continue to progress, PNM intends to phase out its natural gas emissions and complete the transition to 100% carbon-free generation by 2040, in alignment with the state requirement for a minimum of 80% renewable resources at that time.

The Board does not believe it is in the best interests of shareholders for the Company to prepare the requested separate report on our global climate-related activities. As discussed above, we are a domestic company that is subject to achieving carbon dioxide reduction goals that align with existing state law and policies. We already provide timely disclosure of the actions, as well as the expected costs and benefits, associated with our resource planning and investment strategy, in numerous publicly available investor releases, SEC reports, regulatory filings, and in our Sustainability Report. Developing a separate report as requested in the proposal would be contrary to investor interests and an inefficient use of shareholder resources.

Accordingly, the Board of Directors unanimously recommends a vote AGAINST the shareholder proposal to publish a report on the costs and benefits of the Company’s voluntary climate-related activities.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

1.    Why did I receive these proxy materials?

You are receiving these materials because you owned shares of our common stock as of March 22, 2021, and are therefore eligible to vote at the Annual Meeting. This proxy statement summarizes the information you need to know to vote at the Annual Meeting.

After reading the proxy statement, please promptly vote by telephone or internet or by signing and returning the proxy card so that we can be assured of having a quorum present at the meeting and your shares may be voted in accordance with your wishes. You do not need to attend the Annual Meeting to vote your shares.

2.    What is included in these proxy materials?

These proxy materials include:
•Notice of Annual Meeting;
•Our proxy statement for the Annual Meeting;
•Our 2020 Annual Report on Form 10-K, which includes our consolidated financial statements;
•A shareholder letter from Patricia K. Collawn, our Chairman, President and CEO, and a stock performance graph.

If you requested printed versions of these materials by mail, these materials also include the proxy card for the Annual Meeting. Proxy materials are available at: www.proxyvote.com and www.pnmresources.com/asm/annual-proxy.cfm.

3.    Why did I receive a one-page notice in the mail regarding internet availability of proxy materials instead of printed proxy materials?

Most shareholders received a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a full set of printed proxy materials. The Notice provides access to proxy materials in a fast and efficient manner via the internet. This reduces the amount of paper necessary to produce these materials, as well as costs associated with mailing these materials to shareholders.

On March 30, 2021, (1) we began mailing to our shareholders either (a) the Notice (which indicates how to access our proxy materials on the internet), or (b) a printed copy of our proxy materials, and (2) posted our proxy materials on the website referenced in the Notice.

All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. The Notice includes instructions on how to access the proxy materials over the internet or how to request proxy materials in printed form by mail or electronically by email for this meeting and on an ongoing basis. Pursuant to applicable law, beneficial owners of shares held in the RSP (our 401(k) plan for employees) will automatically receive paper copies of the proxy materials by mail instead of the Notice. In addition, shareholders who previously requested printed proxy materials or electronic materials on an ongoing basis will receive the materials in the format requested.

4.    How may I obtain copies of the Annual Report on Form 10-K?

As stated above and reflected in the Notice, our Annual Report on Form 10-K for the year ended December 31, 2020 (filed with the SEC on March 1, 2021), together with other proxy materials, were made available to shareholders beginning on March 30, 2021. Copies of the Annual Report on Form 10‑K are available without charge upon written request to Lisa Goodman, Director, Investor Relations and Shareholder Services, Corporate Headquarters, Mail Stop 0905, Albuquerque, NM 87158, or electronically at www.pnmresources.com/investors.aspx. You may also obtain our SEC filings through the internet at www.pnmresources.com/investors.aspx or www.sec.gov.

5.    When and where is the Annual Meeting?

The Annual Meeting will be held on May 11, 2021, at 9:00 a.m. Mountain Daylight Time, solely through a remote communication in a virtual meeting format.

6.    Will the Annual Meeting be held virtually due to concerns about the COVID-19 pandemic?

Yes. Due to the public health impact of the ongoing coronavirus (COVID-19) pandemic and in accordance with Executive Order 2021-008 issued by the Governor of the State of New Mexico and to support the health and well-being of our shareholders, the Annual Meeting will be held only through a remote communication in a virtual meeting format and will not be held at a physical location. Therefore, you will not be able to attend the Annual Meeting in-person. To be admitted electronically to the Annual Meeting, you must go to the meeting website at www.virtualshareholdermeeting.com/PNM2021AM, and enter the 16-digit control number found on your proxy card or your voting instruction form. Attendance at the Annual Meeting is limited to shareholders of record or their legal proxy holder and beneficial owners as of March 22, 2021, and invited guests of PNMR. We encourage you to access the Annual Meeting prior to its start time.

7.    Who may vote at the Annual Meeting?

You may vote all of the shares of our common stock that you own at the close of business on the record date of March 22, 2021. On the record date, PNM Resources had 85,834,874 shares of common stock outstanding that are entitled to be voted at the Annual Meeting. You may cast one vote for each share of common stock held by you on all matters presented at the Annual Meeting.

8.    What proposals will be voted on at the Annual Meeting?

The following four proposals will be considered and voted on at the Annual Meeting:

	Description of Proposal	Proposal discussed on following pages:	Board Recommendation
PROPOSAL 1	Elect as directors the nine director nominees named in the proxy statement	21-31	FOR
PROPOSAL 2	Ratify appointment of KPMG LLP as our independent registered public accounting firm for 2021	32	FOR
PROPOSAL 3	Approve, on an advisory basis, the compensation of our NEOs	35	FOR
PROPOSAL 4	Shareholder proposal to publish a report on costs and benefits of our voluntary climate-related activities	71-74	AGAINST

9.     Will any other business be conducted at the Annual Meeting or will other matters be voted on?

As of the date of this proxy statement, we are unaware of any matter (other than the above four proposals) that may be properly presented at the Annual Meeting. If any other matter is properly presented for consideration at the meeting, including consideration of a motion to adjourn the meeting to another time or place, the proxy committee will vote on the matter in accordance with its judgment. Shareholders attending the meeting will directly vote on any such matters. If for any unseen reason any of our nominees is not available as a candidate for director, the proxy committee will vote your proxy for such other candidate or candidates as may be recommended by the Nominating Committee and nominated by the Board. No action will be taken at the Annual Meeting with respect to, and no proxy is being solicited by this Proxy Statement in connection with, the Merger, the Merger Agreement or any matters related thereto.

10.    How do I vote my shares?

For your convenience, we have established four easy methods for voting shares held in your name:

By Internet:
Access www.proxyvote.com and follow the instructions. (You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)
Shareholders voting through the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that must be paid by the shareholder.

By Telephone:	For automated telephone voting, call 1-800-690-6903 (toll free) from any touch-tone telephone and follow the instructions. (You will need the control number on your Notice or on the requested paper proxy card to vote your shares.)
By Mail:	Request delivery of the proxy statement and proxy card by mail and then simply return your executed proxy card in the enclosed postage-paid envelope.
During the Meeting:
If you are a registered shareholder, you will have the opportunity to vote your shares during the Annual Meeting by following the instructions available on the meeting website during the meeting. If you are a beneficial owner and your shares are held in “street name”, and you wish to participate electronically in the Annual Meeting, and vote via the internet, you must follow the instructions provided by your bank, broker or other nominee

Your shares will be voted in the manner you indicate. The telephone and internet voting systems are available 24 hours a day. They will close at 11:59 p.m. Eastern Daylight Time on May 10, 2021. Please note that the voting deadline is earlier for voting shares held in our RSP, as described below under Question 17 on page 78 (and that you may not vote shares held in our RSP during the Annual Meeting.)
11.    What is a proxy?

A proxy is your legal designation of another person (the “proxy”) to vote on your behalf. By voting by telephone or the internet, or by completing and mailing a printed proxy card, you are giving the proxy committee appointed by the Board

(consisting of A. J. Fohrer, S. M. Gutierrez, J. A. Hughes) the authority to vote your shares in the manner you indicate. If you are a shareholder of record and sign and return your proxy card without indicating how you want your shares to be voted, or if you vote by telephone or internet in accordance with the Board of Directors’ voting recommendations, the proxy committee will vote your shares as follows:

•FOR the election of the nine director nominees named in the proxy statement;
•FOR ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2021;
•FOR the resolution approving the compensation of our NEOs, on an advisory basis, as disclosed in this proxy statement; and
•AGAINST the shareholder proposal to publish a report on costs and benefits of voluntary climate-related activities,

If you hold your shares in “street name” and do not provide specific voting instructions to your broker, a “broker non-vote” will result with respect to Proposals 1, 3 and 4. More information about the implications of holding your shares in street name and broker non-votes is set forth in answers to Questions 14-15, and 18-20 below.

12.    Can I change my vote or revoke my proxy?

Yes. Any subsequent vote by any means will change your prior vote. The last vote actually received before the Annual Meeting will be the one counted. You may also revoke your proxy by voting electronically during the Annual Meeting as indicated above in Question 10.

13.    What constitutes a quorum and why is a quorum required?

A quorum of shareholders is necessary to conduct business at the Annual Meeting. If at least a majority of all of the PNM Resources common stock outstanding on the record date is represented at the Annual Meeting, in person or by proxy (by voting by telephone or on the internet or by properly submitting a proxy card or voting instruction form by mail), a quorum will exist. Abstentions, withheld votes, and broker non-votes will be counted as present for quorum purposes.

14.    What vote is required to approve each proposal?

The existence of a quorum and the following votes are required for approval of each proposal at the Annual Meeting:

Proposal	Affirmative Vote Requirement	Effect of Abstentions and Broker Non-Votes (See Questions 18-20 below)
PROPOSAL 1 Elect nine director nominees named in the proxy statement	Majority of shares present, in person or by proxy, and entitled to vote on the matter	Votes may be cast for or against each director nominee. Abstentions have the effect of a vote against the nominee, while broker non-votes will not be counted in calculating voting results.
PROPOSAL 2 Ratify appointment of KPMG as our independent registered public accounting firm for 2021	Majority of shares present, in person or by proxy, and entitled to vote on the matter	Abstentions have the effect of a vote against the matter. Brokers may vote your “street name” shares on this routine matter without your instructions.
PROPOSAL 3 Approve, on an advisory basis, the compensation of our NEOs	Majority of shares present, in person or by proxy, and entitled to vote on the matter	Abstentions have the effect of a vote against the matter, while broker non-votes will not be counted in calculating voting results.
PROPOSAL 4 Shareholder Proposal	Majority of shares present, in person or by proxy, and entitled to vote on the matter	Abstentions have the effect of a vote against the matter, while broker non-votes will not be counted in calculating voting results.

15.    What is the difference between a “shareholder of record” and a “street name” holder?

These terms describe how your shares are held. If your shares are registered directly in your name with Computershare, the Company’s transfer agent, you are a “shareholder of record” with respect to those shares and the Notice was sent directly to you by PNM Resources.

If your shares are held in the name of a broker, bank, trust or other nominee as a custodian, you are a “street name” holder and the Notice would have been forwarded to you by that organization. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account. If you wish to attend the Annual Meeting and vote in person, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy.

16.    Why did I receive more than one proxy card or notice?

You will receive multiple proxy cards or Notices if you hold your shares in different ways (e.g., joint tenancy, trusts, custodial accounts) or in multiple accounts. Each Notice and proxy card that you receive will contain a specific “control number” with the relevant information to vote the specific shares at issue. Note that the proxy card or Notice for shares registered in your name will include any shares you may hold in the PNMR Direct Plan, a dividend reinvestment and stock purchase plan. If your shares are held by a broker (i.e., in “street name”), you will receive a Notice on how to obtain your proxy materials and vote from your broker. You should vote according to the instructions on each Notice you receive and vote on, sign and return each proxy card you receive.

17.    How do I vote my RSP shares?

If you participate in the RSP, our 401(k) plan for our employees, and shares have been allocated to your account under the PNMR Stock Fund investment option, you will receive the following materials by mail:

•the proxy materials; and
•a separate vote authorization form and voting instructions for these RSP shares from the PNMR Corporate Investment Committee.

Please use the RSP vote authorization form to vote your RSP shares by telephone, internet or mail. To allow sufficient time for the record holder of the RSP shares, The Vanguard Fiduciary Trust Company, to vote these shares, your voting instructions must be received by 9:00 a.m. Eastern Daylight Time on Monday, May 10, 2021. Shares held in the RSP cannot be voted electronically during the Annual Meeting.

18.    What happens if I don’t give my broker voting instructions for my “street name” shares?

You will receive proxy materials directly from your broker if your shares are not registered in your name, but are held by your broker as your “street name” shares. If you do not give your broker voting instructions, your brokerage firm may only vote your “street name” shares on certain “routine” matters. When a brokerage firm votes its customers’ unvoted shares on routine matters, these shares are counted to determine if a quorum exists to conduct business at the meeting. Ratification of the appointment of KPMG as independent registered public accountants for 2021 is considered the only routine matter for which brokerage firms may vote your shares without your voting instructions.

19.    What is a broker non-vote?

A broker non-vote occurs when a broker is not permitted under NYSE rules to vote on a “non-routine” matter without instructions from the beneficial owner of the shares and no instruction is given. “Non-routine” matters include the election of directors, actions relating to equity compensation plans, and actions relating to executive compensation (including Say-on-Pay shareholder advisory votes). Thus, your “street name” shares cannot be voted on Proposals 1, 3 and 4 without receipt of your voting instructions.

We encourage you to provide voting instructions to your broker. This ensures that your shares will be voted in accordance with your wishes on all matters at the Annual Meeting.

20.    How are votes withheld, abstentions and broker non-votes treated?

As discussed in Questions 13 and 14, votes withheld and abstentions are deemed as present at the Annual Meeting, are counted for quorum purposes and will have the same effect as a vote against matters requiring a majority of shares present and entitled to vote on the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be present with respect to any matter for which a broker does not have authority to vote and so do not have any effect on proposals which require a majority of shares present and entitled to vote on the matter.

21.Will shareholders be given the opportunity to ask questions at the 2021 Annual Meeting?

Yes. The Chairman will answer questions asked by shareholders during a designated portion of the meeting. You will be provided an opportunity to ask questions of the Chairman by following the instructions available on the meeting website during the Annual Meeting. Shareholders must direct questions and comments to the Chairman and limit their remarks to matters that relate directly to the business of the meeting. For other rules of conduct, please refer to materials that will be provided to you during the meeting.

22.    What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble accessing the virtual meeting?

If we experience technical difficulties during the virtual Annual Meeting (e.g., a temporary or prolonged power outage), we will determine whether the virtual Annual Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the virtual Annual Meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any such situation, we will promptly notify shareholders of the decision via www.virtualshareholdermeeting.com/PNM2021AM.

Broadridge will have technicians ready to assist you with any individual technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time for the Annual Meeting, please call the technical support number that will be posted on the virtual meeting website log-in page at www.virtualshareholdermeeting.com/PNM2021AM.

23.    Who pays the cost of this proxy solicitation?

The enclosed proxy is being solicited on behalf of PNM Resources’ Board of Directors. This solicitation is being made by mail, but also may be made in person, by telephone or via the internet. We have hired Georgeson, Inc. (“Georgeson”) to assist in the solicitation for an estimated fee of $11,000 plus any out-of-pocket expenses. PNM Resources will pay all costs related to solicitation. Broadridge Investor Communication Solutions, Inc. is tabulating the vote and providing the webcast hosting services for listening to the Annual Meeting.

24.    Is this proxy statement the only way that proxies are being solicited?

No. As stated above, we have retained Georgeson to aid in the solicitation of proxies. In addition to mailing these proxy materials, certain directors, officers, or employees of the Company may solicit proxies by telephone, facsimile, e-mail, or personal contact. They will not be specifically compensated for doing so.

25.    Where can I find voting results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspectors of election and published in the Company’s Current Report on Form 8-K filed with the SEC within four business days after the date of the Annual Meeting. Such results will also be published on our website at www.pnmresources.com.

26.    May shareholders propose actions or nominees for consideration at next year’s Annual Meeting of shareholders?

In light of the Merger, we do not expect to hold a 2022 annual meeting. In the event that the Merger is not completed for any reason, we will remain an independent public company and the holders of our common stock will continue to own their shares of common stock and may submit proposals for consideration at our 2022 annual meeting. Accordingly, you may submit proposals or director nominations for consideration at future shareholder meetings as follows:

•Proposals Included in the 2022 Proxy Statement. For a shareholder proposal (other than a director nomination) to be included in the Company’s proxy statement for next year’s annual meeting, the written proposal must be received by the Corporate Secretary no later than the close of business (5:00 p.m. Mountain Standard Time) on November 30, 2021. These proposals must be in writing and sent to: Corporate Secretary, PNM Resources, Inc., 414 Silver Avenue SW, MS-1275, Albuquerque, NM 87102-3289. These proposals must also comply with SEC regulations regarding the inclusion of shareholder proposals in our proxy materials.

•To Be Raised from the Floor. For a shareholder proposal or director nomination to be raised from the floor during next year’s annual meeting, the shareholder’s written notice must be received by the Corporate Secretary no later than the close of business (5:00 p.m. Mountain Standard Time) on November 30, 2021, and must contain certain information as required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, www.pnmresources.com/esg-commitment/governance.aspx.

•Director Nominations to be Included in the 2022 Proxy Statement (Proxy Access). For a shareholder nominee for director to be included in the Company’s proxy statement for the next year’s annual meeting, the written notice must be received by the Corporate Secretary no earlier than on October 31, 2021, and no later than November 30, 2021, and must contain certain information required under our bylaws. The requirements for such notice are set forth in our bylaws, a copy of which can be found on our website, www.pnmresources.com (under Corporate Governance). Please refer to our bylaws for the complete proxy access requirements.

•For information on recommending individuals for consideration as director nominees by our Nominating Committee, see page 16 of this proxy statement.

27.    Whom should I call with other questions?

If you have any further questions about voting your shares or attending the Annual Meeting, please call Shareholder Services at 505-241-2868.

APPENDIX A

2020 BENCHMARK DATA

The 2020 Benchmark Data were weighted-average market rates of two comparator groups: (1) PNMR Peer Group listed on page 48 of the 2020 proxy statement, weighted at 75%, and (2) general industry companies of the Willis Towers Watson 2019 Executive CDB (Compensation Data Bank) General Industry Survey Report - U.S., of general industry companies with data regressed to companies similarly sized to PNMR, weighted at 25%.

List of Companies Comprising the Willis Towers Watson 2019 Executive CDB General Industry Survey Report - U.S.
2nd.MD / 3M / A.O. Smith / ACI Worldwide / AMETEK / AT&T / AbbVie / Accenture / Acronis / Adecco / Adient / Adtalem Global Education / Advanced Drainage Systems / Aera Energy / Aerojet Rocketdyne / Agilent Technologies / Aimia / Air Liquide / Air Products and Chemicals / Airbus Group (EADS) / Albertsons / Alcoa / Allegheny Technologies / Allegion / Allergan / Allied Electronics / Alorica / Altice USA / Altria Group / Altus Group / Amadeus North America / Amazon.com / AmeriHealth Caritas / American Airlines / American Crystal Sugar / American Greetings / American Sugar Refining / American Tire Distributors / Americas Styrenics / AmerisourceBergen / Amgen / Amtrak / Amway / Andersen / Andersons / Anheuser-Busch / Anixter / Apple / Applied Research Associates / Aramark / Archer Daniels Midland / Arconic / Arkema / Armstrong Flooring / Armstrong World Industries / Arrow Electronics / Arup Group / Asahi Kasei International / Asbury Automotive Group / Ashland / Assertio Therapeutics / Autoliv / Automatic Data Processing / AvalonBay Communities / Avery Dennison / Avis Budget Group / Axalta Coating Systems / BAE Systems / BBA Aviation / BJ's Restaurants / BJ's Wholesale Club / BMC Software / BWX Technologies / Bain & Company / Ball / Baxter / Bechtel Nuclear, Security & Environmental / Becton Dickinson / Belk / Berry Global / Best Buy / Big Lots / Biogen / Biotronik / Bloomin Brands / Blount International / Blue Diamond Growers / Boddie-Noell Enterprises / Boeing / Bombardier Transportation / Booz Allen Hamilton / BorgWarner / Bose / Boston Scientific / Bradley / Brembo / Bright Horizons / Brink's / Broadridge Financial Solutions / Bunge / Burlington Northern Santa Fe / Bush Brothers & Company / Buzzi Unicem USA / CDK Global / CDM Smith / CF Industries / CGI Technologies and Solutions / CHS / CIRCOR International / CSC ServiceWorks / CSX / CTB Inc / CVR Energy / CVS Health / Cabot / Campbell Soup / Canadian National Railway / Canadian Pacific Railway / Cardinal Health / Career Education / Cargill / Carmeuse North America Group / Carnival / Catalent Pharma Solutions / Caterpillar / Cegedim / Celanese / Celestica / CenturyLink / Ceridian HCM / Chamberlain Group / Charter Communications / Chemours Company / Cherokee Nation Businesses / Chevron Phillips Chemical / Chewy.com / Chickasaw Nation / Choice Hotels International / Chumash / Casino Resort / Church & Dwight / Cisco Systems / Clean Harbors / Clearwater Paper Corporation / Cleveland-Cliffs / Clorox / Coca-Cola / Coesia / Colgate-Palmolive / Colonial Pipeline Company / Colsa/ Columbia Sportswear / Columbus McKinnon / Comcast / CommScope / CommonSpirit Health / Community Coffee / Compass / Computacenter Fusionstorm Inc. / Computershare Trust / ConAgra Brands / Concentrix / Continental Automotive Systems / Continental Carbon / Cooper Standard Automotive / CoorsTek / Corning / Corteva Agriscience / Covestro / Crown Castle / Cubic / Curtiss-Wright / Cushman & Wakefield / DCP Midstream / DENSO International / DHL Supply Chain / DJO Global / DaVita Healthcare Partners / Daimler Trucks North America / Dairy Farmers of America / Darden Restaurants / Dassault Systèmes / Day & Zimmermann / Dean Foods / Delphi Technologies / Deluxe / Dentsply Sirona / Diageo North America / Diebold Nixdorf / Dole Food Company / Domino's Pizza / Domtar / Donaldson / Doncasters Group / Donnelley Financial Solutions / Dot Foods / Dow Chemical / DuPont / E.A. Sween Company / E.W. Scripps / EAB Global / EBSCO Industries / EMCOR Group / EQT Corporation / ESCO Group / ESCO Technologies / Eastman Chemical / Eaton /Edgewell Personal Care / Edwards Lifesciences / Electrolux / Element Fleet Management / Eli Lilly / Emerson Electric /Enable Midstream Partners / Encompass Health Corporation / Endo / Environmental Chemical Corp / Epson America / Equifax / Ernst & Young / Essendant / Estée Lauder / Everis / Evoqua Water Technologies / Experian Americas / Exterran / FIS / FLEXcon Co / FOCUS Brands / Farmer Brothers / FedEx Express / Ferguson Enterprises / Ferrara Candy Company / FirstGroup America / Fiserv / Flowers Foods / Flowserve / Fluor / Fluor Federal Petroleum Operations / Ford / Fortive Corporation / Fortune Brands Home & Security / Four Seasons Hotels / Freeport-McMoRan / Frontier Communications / Fugro / GAF Materials / GCP Applied Technologies / GDM Seeds / GE Aviation / GLOBALFOUNDRIES / GMO GlobalSign / GOJO Industries / goTRG / General Atomics / General Dynamics / General Dynamics Information Technology / General Mills / General Motors / Genesis Energy / Genus / Gibraltar / Gildan Activewear / Gilead Sciences / Glanbia Group Services / Global Payments / Globalscape / Glory Global Solutions / Graco / GrafTech International / Grande Cheese / Graphic Packaging / Greif / Grupo Cementos de Chihuahua / Gypsum Management & Supply / H&R Block / H.B. Fuller / HCA Healthcare / HDR / HNI / HNTB / HP Inc. / Hallmark Cards / Harland Clarke / Harley-Davidson / Harman International Industries / Harris / Harsco / Harvey Industries / Hasbro / Haworth / Helen of Troy / Hendrickson / Henry Schein / Herc Rentals / Herman Miller / Hershey / Hertz / Hexcel / Hi-Crush Proppants / Hillenbrand / Hilti Inc / Hilton Grand Vacations / Hilton Worldwide / Hitachi Solutions America / Hitachi Vantara / Honeywell / Hormel Foods / Host Hotels & Resorts / Houghton Mifflin Harcourt Publishing / Hunton Andrews Kurth / IBM / ICF International / IDEX Corporation / IDEXX Laboratories / iHeartMedia / ION Geophysical / IQVIA / ITG Brands / ITT Inc. / Illinois Tool Works / Ingersoll Rand / Ingevity / Ingram Industries / Innophos / Insperity / Inspire Brands / Integer Holdings / Integra Lifesciences / Intercontinental Hotels Group / International Coffee & Tea / International Data Group / International Game Technology / International Paper / Interstate Batteries Systems / Intertape Polymer Corp / Irvine / J. Crew / J.D. Power / J.M. Smucker / JELD-WEN / Jack in the Box / Jacobs Engineering / Jacobs Technology / Jefferson Science Associates / Jensen Precast / JetBlue Airways / John Wiley & Sons / Johns Manville / Johnson Controls / K. Hovnanian Companies / KBR / KI, Inc / Kantar Group / Kellogg / Kelly Services / Kelsey-Seybold Clinic / Kennametal / Kent Corporation / Keurig Dr Pepper / Kimberly-Clark / Kimley-Horn and Associates / Kindred Healthcare / Kinross Gold / Koch Industries / Kohler / Komax / Kongsberg Automotive / Koss Corporation / Kraft Heinz / Kroger / Kronos Worldwide / Kyocera International / L'Oréal / LIXIL Group / LSC Communications / Land O'Lakes/ Lear / Learning Care Group / Ledcor Group of Companies / Leggett and Platt / Lehigh Hanson / Leidos / Lend Lease / Lenovo / Leprino Foods / Leupold & Stevens / Levi Strauss / Lexmark / Liberty Global / Liberty Latin America / Life Time Fitness, Inc. / Limbach / Lincoln Electric / Littelfuse / Logicalis / Lubrizol / Luck Companies / Lutron Electronics / Lydall / LyondellBasell / M. A. Mortenson Company / MGM Resorts International / MRC Global Inc / MTD Products / MTS Systems / Magellan Health Services / Magellan Midstream Partners / Makino / Mambu / Marathon Oil / Marriott International / Marriott Vacations Worldwide / Mars Incorporated / Martin Marietta Materials / Mary Kay / Masco / Matrix Service / Mattel / Matthews International / Mauser Packaging Solutions / McCain Foods / McClatchy / McCormick / McDonald's / MedVet / Media Planning Group / Medline Industries / Medtronic / Meritor / Messer Group / Microsoft / Milacron / Mine Safety Appliances / Mission Produce / Mitsubishi International / Molex / Molina Healthcare / Molson Coors Brewing / Momentive Performance Materials / Mondelez / Mosaic / Motorola Solutions / Mylan / NCR / NNV Ventures / NOVA Chemicals /
A-1

List of Companies Comprising the Willis Towers Watson 2019 Executive CDB General Industry Survey Report - U.S.
Nature's Bounty Co. / Nature's Sunshine Products / Navistar International / Nestle USA / New York Times / Newegg.com / Newell Brands / Newmont Mining / News Corporation / Newsday / Nike / Nissan Motor / Norfolk Southern / Northrop Grumman / Northwest Permanente PC / Novartis / Novelis / Nu Skin Enterprises / Nutrien / OLX / ONEOK / Occidental Petroleum / Ocean Spray Cranberries / Options Clearing Corporation / Oshkosh / Osmotica Pharmaceutical / Outfront Media / Owens Corning / Owens-Illinois / Oxford Instruments / PAREXEL / PKC Group / PODS Enterprises / Panasonic of North America / Panda Restaurant Group / Parker Hannifin / Parsons Corporation / Paychex / Peabody Energy / PepsiCo / Performance Food Group / Perspecta / Petco / Pharmavite / Philips Healthcare / Pilot Flying J / Pitney Bowes / Plexus / Polaris Industries / PolyOne / Praxair / Preformed Line Products / PrimeSource Building Products / Project Management Advisors Inc / Promat / PulteGroup / Purdue Pharma / QTI Human Resources / Quad/Graphics / Quest Diagnostics / R.D. Offutt Company / R.R. Donnelley / RSM US LLP / Rackspace / Radisson Hotels / Raising Cane's Chicken Fingers / Rank Group / Rayonier / Rayonier Advanced Materials / Recology / Redbox Automated Retail / Regeneron Pharmaceuticals / Reiter Affiliated Companies / Resideo / Rev Group / Revantage Corporate Services / Revlon / Rexnord Corporation / Reynolds American / Rich Products / Ricoh Americas / Rite Aid / Rite-Hite / Robert Bosch / Robroy Industries / Roche Holding / Rockwell Automation / Royal Caribbean Cruises / Royal Philips / Ryder System / Ryerson / S&C Electric / S&P Global / S.C. Johnson & Son / SAS Institute / SGS - Société Générale de Surveillance / SMSC Gaming Enterprise / SNC-Lavalin / SPX Corporation / SWIFT / Sabre Corporation / Saint-Gobain / Samsung / Samuel, Son & Co. Limited / Sargento Foods / Savannah River Remediation / Sazerac Company / Schmolz + Bickenbach / Scholastic / Schreiber Foods / Scientific Research Corporation / Scotts Miracle-Gro / Sealed Air / Sensient Technologies / Serco Group / Sercomm / Service Corporation International / ServiceMaster Company / Shaw Industries / Sherwin-Williams / Sitel / Smithfield Foods / Snap-on / Sodexo / Sonepar USA / Sonic Corp / Sonoco Products / Sonora Quest Laboratories / Sony / Sony Electronics / Southeastern Freight Lines / Southern Glazer's Wine and Spirits / Southwest Airlines / Southwire Company / Spirit AeroSystems / Spirit Airlines / Splunk / Sprint / Stampin' Up! / Standex International / Stanley Black & Decker / Stantec / Star Tribune / Steelcase / Stericycle / Stolt-Nielsen / Stryker / Sunbelt Rentals / Swift Transportation / Sysco Corporation / T-Mobile USA / TDIndustries / TDS Telecom / TEGNA / TJX Companies / TTEC / Target / Taubman Centers / TaylorMade Golf / TeamHealth / Tellurian / Tennant Company / Teradata / Terex / Terracon Consultants / Textron / The Wing / Thermo Fisher Scientific / Thyssenkrupp / Tiffany & Co. / Timken / TimkenSteel / TomTom / Toro / Total System Service (TSYS) / TransUnion / Transocean / Treasure Island Resort & Casino / Tribune Media / Tribune Publishing / Trijicon Inc / Trimble / Trinity Industries / TripAdvisor / Triumph Group / True Value Company / Tupperware Brands / Turner Broadcasting / Tyson Foods / U.S. Xpress Enterprises / UPS / URS CH2M Oak Ridge (UCOR) / US Acute Care Solutions / Under Armour / Unilever United States / Unisys / United Continental Holdings / United Properties / United Rentals / United States Cellular / United States Steel / United Technologies Corporation (UTC) / Univar / Universal Health Services / Universal Parks & Resorts / VF Corporation / Valero Energy / Valvoline / Vectrus / Ventura Foods / VeriSign / Verisk Analytics / Veritiv / Verizon / Versum Materials / Vertex Pharmaceuticals / Viacom / Viad / Vista Outdoor / Visteon / Vulcan / Vulcan Materials / W.R. Grace / W.W. Grainger / Walgreens Alliance Boots / Walt Disney / Warner Music Group / WarnerMedia Group / Waste Management / Waters / Watts Water Technologies / Wawa / Wayne Farms / Wellcare Health Plans / Wells Enterprises / Wendy's Group / West Pharmaceutical Services / WestRock / Western Digital / Westlake Chemical / Weyerhaeuser / Whirlpool / White & Case / Winnebago Industries / Worthington Industries / XPO Logistics / Xtek Inc / Yanfeng Global Automotive Interior Systems / Yazaki Corporation / Yum! Brands / ZF TRW Automotive / Zebra Technologies / Zimmer Biomet

A-2

PNM Resources®

PNM RESOURCES, INC.
CATHY MARTINEZ-SHAREHOLDER SERVICES
CORPORATE HEADQUARTERS
ALBUQUERQUE, NM 87158-0905

Your **Vote** Counts!

PNM RESOURCES, INC.

2021 Annual Meeting

Vote by May 10, 2021

11:59 PM ET

You invested in PNM RESOURCES, INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 11, 2021.**

Get informed before you vote

View the Notice & Proxy Statement, Annual Report on Form10-K, Shareholder Letter/Stock Performance Graph online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 27, 2021. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 11, 2021
9:00 AM MDT

VSM
www.virtualshareholdermeeting.com/PNM2021AM

*Please check the meeting materials for any special requirements for meeting attendance.

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Elect as Directors the nine nominees named in the proxy statement. **Nominees:**	
1A	Vicky A. Bailey	For
1B	Norman P. Becker	For
1C	Patricia K. Collawn	For
1D	E. Renae Conley	For
1E	Alan J. Fohrer	For
1F	Sidney M. Gutierrez	For
1G	James A. Hughes	For
1H	Maureen T. Mullarkey	For
1I	Donald K. Schwanz	For
2.	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2021.	For
3.	Approve, on an advisory basis, the compensation of our named executive officers as disclosed in the 2021 proxy statement.	For
4.	Publish a report on costs and benefits of voluntary climate-related activities.	Against

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

PNM Resources®

PNM RESOURCES, INC.
CATHY MARTINEZ-SHAREHOLDER SERVICES
CORPORATE HEADQUARTERS
ALBUQUERQUE, NM 87158-0905

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/10/2021 for shares held directly and by 11:59 P.M. ET on 05/10/2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/10/2021 for shares held directly and by 11:59 P.M. ET on 05/10/2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

Nominees	For	Against	Abstain
1A Vicky A. Bailey	☐	☐	☐
1B Norman P. Becker	☐	☐	☐
1C Patricia K. Collawn	☐	☐	☐
1D E. Renae Conley	☐	☐	☐
1E Alan J. Fohrer	☐	☐	☐
1F Sidney M. Gutierrez	☐	☐	☐
1G James A. Hughes	☐	☐	☐
1H Maureen T. Mullarkey	☐	☐	☐
1I Donald K. Schwanz	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2021.	☐	☐	☐
3. Approve, on an advisory basis, the compensation of our named executive officers as disclosed in the 2021 proxy statement.	☐	☐	☐
The Board of Directors recommends you vote AGAINST the following proposal:	For	Against	Abstain
4. Publish a report on costs and benefits of voluntary climate-related activities.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000500025_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form10-K, Shareholder Letter/Stock Performance Graph is/are available at www.proxyvote.com .

PNM RESOURCES, INC

Annual Meeting of Shareholders

May 11, 2021 9:00 AM MDT

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having recived the Notice of Annual Meeting and Proxy Statement, hereby appoints A. J. Fohrer, S. M. Gutierrez, and J. A. Hughes as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all shares of Common Stock of PNM Resources, Inc. held of record by the under signed on March 22, 2021 at the Annual Meeting of Shareholders to be held on May 11, 2021, and at any continuation of the meeting, if adjourned.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors recommendations to vote "FOR" each of the nine nominees named in Proposal 1, "FOR" Proposals 2 and 3, "AGAINST" for Proposal 4, and in accordance with the judgement of the proxies with respect to any other business that may properly come before the Annual Meeting.

To listen to the meeting via internet, please visit: www.virtualshareholdermeeting.com/PNM2021AM and enter your control number on this proxy card for admission to the meeting

0000500025_2 R1.0.0.177

Continued and to be signed on reverse side

PNM RESOURCES, INC.
CATHY MARTINEZ-SHAREHOLDER SERVICES
CORPORATE HEADQUARTERS
ALBUQUERQUE, NM 87158-0905

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/10/2021 for shares held directly and by 11:59 P.M. ET on 05/10/2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/10/2021 for shares held directly and by 11:59 P.M. ET on 05/10/2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

Nominees	For	Against	Abstain
1A Vicky A. Bailey	☐	☐	☐
1B Norman P. Becker	☐	☐	☐
1C Patricia K. Collawn	☐	☐	☐
1D E. Renae Conley	☐	☐	☐
1E Alan J. Fohrer	☐	☐	☐
1F Sidney M. Gutierrez	☐	☐	☐
1G James A. Hughes	☐	☐	☐
1H Maureen T. Mullarkey	☐	☐	☐
1I Donald K. Schwanz	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2021.	☐	☐	☐
3. Approve, on an advisory basis, the compensation of our named executive officers as disclosed in the 2021 proxy statement.	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:	For	Against	Abstain
4. Publish a report on costs and benefits of voluntary climate-related activities.	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000500026_1 R1.0.0.177

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report on Form10-K, Shareholder Letter/Stock Performance Graph is/are available at www.proxyvote.com .

PNM RESOURCES, INC

Annual Meeting of Shareholders

May 11, 2021 9:00 AM MDT

Voting Shares Allocated to Your Retirement Savings Plan (RSP) Account

Vote your RSP shares by internet, phone or mail before the earlier **RSP voting deadline of May 10, 2021, at 9:00 A.M. Eastern Daylight Time.** If you do not vote, the PNM Resources' Corporate Investment Committee has instructed the RSP Trustee (record holder) to vote your RSP shares as follows ("implied directions"):

Broadridge will tally your confidential vote and only communicate the cumulative RSP participant express timely voting results to the Trustee and the Committee so that the remaining shares may be voted in accordance with the above implied directions. The Committee will vote all RSP shares on any other matter properly raised at the Annual Meeting in accordance with its judgment. **This form is only for voting your RSP shares.**

To listen to the meeting via internet, please visit: www.virtualshareholdermeeting.com/PNM2021AM and enter your control number on this proxy card for admission to the meeting

0000500026_2 R1.0.0.177

Continued and to be signed on reverse side

Your Vote Counts!
PNM RESOURCES, INC.
2021 Annual Meeting
May 11, 2021
Vote Now!

As an investor in this security, you have the right to vote on important issues.
Make your voice heard now!

Vote Common Shares by:
May 10, 2021
Vote Plan Shares by:
May 10, 2021

Control Number:
0123456789012345

Ways to Vote

Go to ProxyVote.com

Call 1-800-690-6903

This email represents the following share(s):

PNM RESOURCES INC	123,456,789,012.00000
PNM RESOURCES, INC. 401K	123,456,789,012.00000
PNM RESOURCES, INC.-SOLIUM	123,456,789,012.00000
PNM RESOURCES, INC.	123,456,789,012.00000
PNM RESOURCES, INC.	123,456,789,012.00000
PNM RESOURCES, INC.	123,456,789,012.00000
PNM RESOURCES, INC.	123,456,789,012.00000
PNM RESOURCES, INC.	123,456,789,012.00000

Important Materials: Proxy Statement Annual Report on Form 10-K Shareholder Letter

For holders as of March 22, 2021

Why Should I Vote?

Make your voice heard on critical issues like board elections and executive compensation. The outcome of the vote can affect the value of your shares.

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P.O. Box 1310, Brentwood, NY 11717
ProxyVote and Broadridge are trademarks of Broadridge Financial Solutions Inc. CUSIP is a registered trademark of the American Bankers Association. All other registered marks belong to their respective owners.

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